UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


                                 Amendment No. 2


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                           TRAVIS BOATS & MOTORS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.*

|X|   Fee paid previously with preliminary materials.
      (1)   Title of each class of securities to which transaction applies:
            Common Stock of Travis Boats & Motors, Inc.
      (2)   Aggregate number of securities to which transaction applies:
            4,299,727 shares of Common Stock.
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.40 per share of Common Stock
      (4)   Proposed maximum aggregate value of transaction: $1,719,890.80
      (5)   Total fee paid: $217.91

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid: N/A
      (2)   Form, Schedule or Registration Statement No.: N/A
      (3)   Filing Party: N/A
      (4)   Date Filed: N/A

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

*As of November, 2004, there were outstanding 4,299,727 shares of Common Stock. The filing fee was determined by multiplying (i) 4,299,727 shares of Common Stock proposed to be acquired in the merger and (ii) the merger consideration of $0.40 in cash per share of Common Stock. The payment of the filing fee, calculated in accordance with Fee Rate Advisory #7 for Fiscal Year 2004 (Updated), equals $126.70 per million of the aggregate merger consideration calculated pursuant to the preceding sentence.

                           TRAVIS BOATS & MOTORS, INC.
                          12116 JEKEL CIRCLE, SUITE 102
                            AUSTIN, TEXAS 78727-6111


Dear Travis Boats Shareholder:   ____________, 2005

      You are cordially invited to attend a special meeting of the shareholders of Travis Boats & Motors, Inc., a Texas corporation ("Travis Boats"), to be held on _____________, 2005, at ____:00 a.m. local time at _________.

      At the special meeting, you will be asked to consider and vote upon a merger agreement dated as of November 10, 2004, by and between Travis Boats and its controlling shareholder, TMRC, L.L.P., a Missouri limited liability partnership ("Tracker"), pursuant to which Tracker will be merged with and into Travis Boats, with Travis Boats as the surviving corporation in the merger. Upon completion of the merger, (1) each issued and outstanding share of Travis Boats common stock will be converted into the right to receive $0.40 in cash, and (2) each issued and outstanding share of Travis Boats 6% Series A Cumulative Convertible Preferred Stock, all of which are held by Tracker, will be cancelled in exchange for the issuance of 1/100th of a share of the surviving Travis Boats common stock to Tracker Marine, LLC ("Tracker Marine"), the 99% partner of Tracker. A copy of the merger agreement is included as Appendix A to these materials.


      Following completion of the merger, Travis Boats will continue its operations but will be a privately-held company, wholly owned by Tracker Marine. If the merger is completed, the common stock of Travis Boats will no longer be publicly traded. Further, after the merger, you will no longer have an equity interest in Travis Boats and will not participate in any potential future earnings and growth of Travis Boats.


      In July 2004, our Board of Directors formed a Special Committee consisting of two of our independent directors, Messrs. Richard S. Birnbaum and James P. Karides, to review, evaluate and make recommendations to the Board of Directors on behalf of our shareholders (other than Tracker and its affiliates) with respect to a number of possible transactions intended to maximize shareholder value. After carefully considering all the alternatives, the Special Committee determined that the merger agreement upon which we are asking you to vote and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Travis Boats and its shareholders, including the shareholders that are not affiliates of Tracker. OUR SPECIAL COMMITTEE RECOMMENDS TO THE HOLDERS OF OUR COMMON STOCK THAT THEY VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

      Our Board of Directors believes the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Travis Boats and its shareholders, including the shareholders that are not affiliates of Tracker. BASED IN PART ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS HAS ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY (WITH THE TWO DIRECTORS AFFILIATED OR ASSOCIATED WITH TRACKER ABSTAINING TO AVOID ANY CONFLICT OF INTEREST) RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

      In arriving at their respective recommendations of the merger agreement and the merger, each of our Board of Directors and the Special Committee carefully considered a number of factors that are described in the accompanying proxy statement. You should read the discussion of these factors, as well as all of the other information contained in the attached document, in their entirety.


      YOUR VOTE IS VERY IMPORTANT. PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, THE MERGER CANNOT BE COMPLETED UNLESS IT IS APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY HOLDERS OF THE OUTSTANDING SHARES OF TRAVIS BOATS COMMON STOCK WHO ARE NOT TRACKER OR ANY OF ITS AFFILIATES (OTHER THAN THEIR RESPECTIVE NON-EXECUTIVE EMPLOYEES).

      IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE USE THE ENCLOSED PROXY CARD TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING, SIGN AND DATE THE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO THE SECRETARY OF TRAVIS BOATS TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. If your shares are held in "street name," you should instruct your broker as to how to vote in accordance with your voting instruction form.

      The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting. I urge you to read these materials carefully.

                                       Sincerely,


                                       Richard S. Birnbaum
                                       Chairman of the Board
                                       Austin, Texas
                                       _______________, 2005


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The accompanying proxy statement is dated _________, 2005 and is first being mailed to shareholders of Travis Boats on or about __________, 2005.

                           TRAVIS BOATS & MOTORS, INC.
                          12116 JEKEL CIRCLE, SUITE 102
                            AUSTIN, TEXAS 78727-6111


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON __________, 2005


TO THE SHAREHOLDERS OF TRAVIS BOATS & MOTORS, INC.:


      Notice is hereby given that a special meeting of the shareholders of Travis Boats & Motors, Inc., a Texas corporation ("Travis Boats"), will be held on ________, 2005 at _____:00 a.m. local time at ________ for the following purposes:


            1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 10, 2004, by and between Travis Boats and TMRC, L.L.P., a Missouri limited liability partnership ("Tracker"), pursuant to which Tracker will be merged with and into Travis Boats, with Travis Boats as the surviving corporation. Upon completion of the merger, (1) each issued and outstanding share of Travis Boats common stock will be converted into the right to receive $0.40 in cash, and (2) each issued and outstanding share of Travis Boats 6% Series A Cumulative Convertible Preferred Stock, all of which are held by Tracker, will be cancelled in exchange for the issuance of 1/100th of a share of the surviving Travis Boats common stock to Tracker Marine, LLC, the 99% partner of Tracker.

            2. To consider and vote on any motion submitted to a vote of the shareholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

            3. To consider and vote upon any other matters that properly come before the special meeting or any adjournments or postponements of the special meeting.


      Only holders of record of Travis Boats common and preferred stock at the close of business on ______, 2005, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. The affirmative vote by the holders of
(1) a majority of the shares of Travis Boats common stock (including the shares of the Travis Boats preferred stock voting on an as-if converted basis) entitled to vote at the special meeting, and (2) a majority of the shares of Travis Boats 6% Series A Preferred Stock entitled to vote at the special meeting, are required to adopt the merger agreement and approve the merger. In addition, the merger is conditioned upon the affirmative vote by the holders of a majority of the shares of Travis Boats common stock entitled to vote at the special meeting that are not held by Tracker or any of its affiliates (other than their respective non-executive employees). A complete list of shareholders entitled to vote at the Travis Boats special meeting will be available for examination at our headquarters, 12116 Jekel Circle, Suite 102, Austin, Texas 78727-6111 after ___________, 2005 and at the special meeting.


                                       By order of the Board of Directors,


                                       Richard S. Birnbaum
                                       Chairman of the Board
                                       Austin, Texas
                                       ___________, 2005


                             YOUR VOTE IS IMPORTANT

EVEN IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE USE THE ENCLOSED PROXY CARD TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING, SIGN AND DATE THE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO THE SECRETARY OF TRAVIS BOATS TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                 PROXY STATEMENT
                                TABLE OF CONTENTS


                                                                                                                PAGE
  Summary Term Sheet                                                                                              1
  Certain Questions and Answers About the Merger                                                                  9
  Cautionary Statement Concerning Forward-Looking Information                                                    10
  Participants                                                                                                   10
  The Special Meeting                                                                                            13
     General                                                                                                     13
     Record Date and Voting Information                                                                          13
     Proxies; Revocation                                                                                         14
     Expenses of Proxy Solicitation                                                                              14
     Adjournments                                                                                                14
     Other Matters                                                                                               14
  Special Factors                                                                                                15
     Background to the Merger                                                                                    15
     Purpose and Reasons for the Merger                                                                          20
     Benefits and Detriments of the Merger                                                                       20
        Benefits and Detriments to the Unaffiliated Travis Boats Shareholders, Travis Boats
             and the Tracker Affiliates                                                                          20
        Benefits and Detriments to the Affiliates of Travis Boats Other than the Tracker Affiliates              21
     Certain Effects of the Merger                                                                               21
        Conversion of the Outstanding Travis Boats Stock and Stock Options                                       21
        Effect on Ownership Structure of Travis Boats                                                            22
        Effects on Interests in Travis Boats' Net Book Value and Net Earnings                                    22
        Effects on Listing, Registration and Status of Travis Boats Common Stock                                 23
        Operations of Travis Boats Following the Merger                                                          23
     Reasons for the Special Committee's Recommendation; Factors Considered                                      23
     Reasons for the Board's Recommendation; Factors Considered                                                  27
     Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger                 30
        The Special Committee                                                                                    30
        Our Board of Directors                                                                                   30
     Opinion of Davenport                                                                                        31
     Purpose of and Reasons of the Tracker Affiliates for the Merger                                             38
     Position of the Tracker Affiliates as to the Fairness of the Merger                                         40
     Risks that the Merger will not be Completed                                                                 42
     Other Risks Related to the Merger                                                                           43
  Interests of Certain Persons in the Merger                                                                     43
     Interests of Travis Boats' Executive Officers in the Merger                                                 43
     Interests of Travis Boats' Executive Officers                                                               43
        Effects of Merger on Existing Employment and Benefits Arrangements                                       43
        Unsecured Loan by Mark T. Walton to Company                                                              44
        Equity Based Awards                                                                                      44
  Interests of Travis Boats' Directors                                                                           44
     Interests of Directors Affiliated or Associated with Tracker and Tracker Marine                             44
     Consulting Engagement with Richard S. Birnbaum                                                              44
     Indemnification of Directors and Officers                                                                   45
  Costs of the Merger                                                                                            45
     Estimated Fees and Expenses of the Merger                                                                   45
     Financing                                                                                                   46
  Regulatory Matters                                                                                             46
  Material U.S. Federal Income Tax Consequences                                                                  46
     Travis Boats Shareholders                                                                                   47
     Travis Boats and the Tracker Affiliates                                                                     47
     Travis Boats Option Holders                                                                                 48

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE
     Information Reporting and Backup Withholding                                                                48
  Anticipated Accounting Treatment                                                                               48
  Appraisal Rights                                                                                               48
  The Merger Agreement                                                                                           50
     General; The Merger                                                                                         50
     Articles of Incorporation; Bylaws; Directors and Officers                                                   50
     Treatment of Travis Boats Stock in the Merger                                                               51
     Treatment of Tracker Partnership Interests in the Merger                                                    51
     Treatment of Travis Boats Stock Options                                                                     51
     Representations and Warranties.                                                                             51
     Covenants of Travis Boats                                                                                   53
     Covenants of All Parties                                                                                    55
     Conditions to the Completion of the Merger                                                                  56
     Termination                                                                                                 58
     Expense Reimbursement                                                                                       59
     Fees and Expenses: General                                                                                  59
     Amendments and Waivers                                                                                      59
  Past Contacts, Transactions, Negotiations and Agreements                                                       59
     Agreements with Tracker Involving Securities of Travis Boats, Business Arrangements and
         the Provision of Short-Term Financing                                                                   59
     Travis Boats Preferred Stock and Supply Agreement                                                           59
     Agreements Related to January 2003 Financing                                                                60
     Additional Short-Term Financing Provided by Tracker                                                         60
     Voting Support Agreement                                                                                    60
  Transactions In Travis Boats Common Stock                                                                      61
     Tracker Affiliates                                                                                          61
     Travis Boats                                                                                                61
     Travis Boats' Directors and Executive Officers                                                              61
     Selected Historical Financial and Operating Data                                                            61
  Markets and Market Price                                                                                       62
  Security Ownership of Certain Beneficial Owners and Management                                                 63
  Future Shareholder Proposals                                                                                   64
  Where Shareholders Can Find More Information                                                                   64

Appendix A         Agreement and Plan of Merger, dated as of November 10, 2004, by and between Travis Boats & Motors, Inc. and TMRC, L.L.P.
Appendix B         Opinion of Davenport & Company LLC
Appendix C         Article 5.12 of the Texas Business Corporation Act
Appendix D         Form of Proxy
Appendix E         Audited Financial Reports and Related Information
Appendix F         Financial Projections Reviewed by Davenport

                           TRAVIS BOATS & MOTORS, INC.

                                 PROXY STATEMENT

                               SUMMARY TERM SHEET


      This Summary Term Sheet highlights the most important material terms and information contained in this proxy statement. You are urged to read this entire proxy statement carefully, including the appendices. In this proxy statement, the terms "we," "us," "our," "Travis Boats" and the "Company" refer to Travis Boats & Motors, Inc. and its subsidiaries. We refer to TMRC, L.L.P. as "Tracker," to Tracker Marine, L.L.C. as "Tracker Marine" and to Three Johns Company as "Three Johns." We refer to the shareholders of Travis Boats, other than Tracker and its affiliates (other than their respective non-executive employees) as the "unaffiliated Travis Boats shareholders."

PURPOSE OF SHAREHOLDER VOTE

      Our Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting of our shareholders. The special meeting will be held at ___:00 a.m. local time on ________, 2005, at _________. At the meeting, you will be asked to vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 10, 2004, by and between Travis Boats and Tracker, which we refer to in this proxy statement as the "merger agreement." Pursuant to the merger agreement, Tracker will be merged with and into Travis Boats, and Travis Boats will be the surviving corporation. After the merger, Travis Boats will continue to operate but will be a privately held, wholly owned subsidiary of Tracker Marine, the 99% partner of Tracker. See "The Special Meeting" beginning on page
___.

PARTIES INVOLVED IN THE PROPOSED TRANSACTION

      TRAVIS BOATS & MOTORS, INC.
      12116 Jekel Circle, Suite 102
      Austin, Texas 78727-6111

      Travis Boats, a Texas corporation, is a multi-state superstore retailer of recreational boats, motors, trailers and related marine accessories in the southern United States.

      TMRC, L.L.P.
      TRACKER MARINE, L.L.C.
      THREE JOHNS COMPANY
      THE JOHN L. MORRIS REVOCABLE LIVING TRUST
      JOHN L. MORRIS
      KENNETH N. BURROUGHS
      2500 East Kearney Street
      Springfield, Missouri 65803

      Tracker is a Missouri limited liability partnership that was formed by Tracker Marine and Three Johns for the purpose of making an investment in Travis Boats. Tracker currently owns 80,000 shares of Travis Boats 6% Cumulative Convertible Series A Preferred Stock, which we refer to in this proxy statement as "Travis Boats preferred stock."

      Tracker Marine is a Missouri limited liability company. As the 99% partner of Tracker, Tracker Marine functions as the controlling partner of Tracker. Tracker Marine is in the business of manufacturing and selling recreational boating equipment. Travis Boats entered into a multi-year agreement with Tracker Marine in fiscal year 2002 to purchase certain types of boats. Travis Boats purchased approximately $30.9 million, $10.9 million, and $6.1 million in boats, motors and trailers from Tracker Marine during the fiscal years ended September 30, 2004, 2003 and 2002, respectively.

      Three Johns is a Missouri corporation and is the 1% partner of Tracker and the sole member of Tracker Marine. Three Johns is in the business of managing the business undertaken by Tracker Marine.

      The John L. Morris Revocable Living Trust, which we refer to as the "JLM Trust," holds certain of the personal assets of John L. Morris and is the sole shareholder of Three Johns. By virtue of its ownership of Three Johns, the JLM Trust controls Three Johns.

      Kenneth N. Burroughs is the president of Tracker and Tracker Marine and his primary occupation during the past five years has been to serve as president of Tracker Marine.

      John L. Morris is the settlor and sole trustee of the JLM Trust and the sole director of Three Johns. His primary occupation for the past five years has been the operation of Tracker and an outdoor sporting goods retail chain.

      Under a possible interpretation of the rules governing "going private" transactions, Tracker, Tracker Marine, Three Johns, the JLM Trust, John L. Morris and Kenneth N. Burroughs, each affiliates of Tracker, may be deemed to be our affiliates in respect of the merger. Therefore, each of these persons has been included as a filing person on the Schedule 13E-3 filed in connection with the merger and we refer to these persons collectively in this proxy statement as the "Tracker affiliates." Schedule 13E-3 requires that the filing persons supplement the information that would otherwise be required under the federal laws governing proxy solicitations, including information regarding such parties' views as to the fairness of the merger to the unaffiliated Travis Boats shareholders.

      See "Participants" beginning on page ___.

EFFECT OF THE MERGER ON OUR OUTSTANDING CAPITAL STOCK AND OUTSTANDING OPTIONS

      Under the terms of the merger agreement, if the merger is completed:

      o each issued and outstanding share of Travis Boats common stock will be converted into the right to receive $0.40 in cash;

      o each issued and outstanding share of Travis Boats preferred stock, which are all held by Tracker, will be cancelled in exchange for the issuance of 1/100th of a share of the surviving Travis Boats common stock to Tracker Marine; and

      o each unexpired option to purchase shares of Travis Boats common stock that is outstanding will become fully vested and exercisable, and Travis Boats will cause each unexercised and unexpired option to be exercised prior to the effective time of the merger or to be cancelled in exchange for a cash payment equal to the number of shares of Travis Boats common stock underlying the option, multiplied by the greater of $0.05 or the amount by which $0.40 exceeds the exercise price of the option, less any income tax or employment tax withholding required under the Internal Revenue Code of 1986, as amended, which we refer to as the "Code" in this proxy statement.

      See "Special Factors - Certain Effects of the Merger" beginning on page ____ and "The Merger Agreement - Treatment of Travis Boats Stock Options" beginning on page ____.


THE SPECIAL COMMITTEE


      In July 2004, Travis Boats' Board of Directors formed the Special Committee of disinterested directors to consider strategic alternatives, including transactions involving the recapitalization of Travis Boats. The Special Committee consists of two members of our Board of Directors who are not employed by, or otherwise affiliated with, Tracker. The members of the Special Committee are Richard S. Birnbaum and James P. Karides. With respect to the merger, the Board of Directors used the Special Committee to avoid any potential conflict of interest in evaluating the fairness to Travis Boats' common shareholders of the proposed merger, and to consider and negotiate the terms and conditions of the proposed merger and to make recommendations to the Board of Directors on behalf of the shareholders of Travis Boats (other than Tracker), with respect to the merger. Based in part upon the opinion of Davenport & Company, LLC, which we refer to in this proxy statement as "Davenport," the Special Committee has determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Travis Boats and the unaffiliated Travis Boats shareholders.

      See "Special Factors - Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger" beginning on page ___.

OPINION OF DAVENPORT & COMPANY, LLC

      The Special Committee and the Board of Directors of Travis Boats received an opinion from its financial advisor, Davenport, that, subject to the assumptions, qualifications and limitations set forth in the opinion, as of November 9, 2004, the $0.40 per share cash merger consideration is fair, from a financial point of view, to Travis Boats and the unaffiliated Travis Boats shareholders. The opinion of Davenport expressed herein was prepared at the request of the Board of Directors of Travis Boats and the Special Committee in connection with and for the purposes of their evaluation of the merger, and does not constitute a recommendation to any shareholder as to how to vote on the adoption of the merger agreement. A copy of Davenport's opinion is attached to this proxy statement as Appendix B.

OUR BOARD'S POSITION AS TO THE FAIRNESS OF THE MERGER

      Based in part upon the recommendation of the Special Committee described below, our Board of Directors (other than Messrs. Burroughs and Ring, the two Tracker director designees who abstained in order to avoid any conflict of interest) has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Travis Boats and the unaffiliated Travis Boats shareholders. See "Special Factors - Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger" beginning on page ___.

SPECIAL COMMITTEE AND BOARD RECOMMENDATIONS

      The Special Committee has recommended that (1) our Board of Directors approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and (2) the holders of Travis Boats common stock adopt the merger agreement.

      On the basis of the Special Committee's recommendation, and after considering other factors, our Board of Directors has unanimously (with Messrs. Kenneth N. Burroughs and Robert L. Ring, our two directors designated by Tracker, choosing to abstain in order to avoid a conflict of interest) recommended that our shareholders adopt the merger agreement. See "Special Factors - Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger" beginning on page ___.

THE POSITION OF THE TRACKER AFFILIATES AS TO THE FAIRNESS OF THE MERGER

      Each of the Tracker affiliates believes the merger is fair to the unaffiliated Travis Boats shareholders. In particular, they believe that without Tracker's continued financial support in anticipation of the merger, Travis Boats would be significantly undercapitalized with expired credit lines and without any firm sources of financing, would be at risk of GE Commercial Finance Corporation, the senior inventory finance lender of Travis Boats ("GE"), declaring an event of default, without an ability to cure such default, and may not be able to continue as a going-concern, all of which would likely cause the stock price of Travis Boats to drop substantially below the per share merger consideration being offered as part of the merger of $0.40. In addition, their belief is based upon the other factors discussed in the section entitled "Special Factors--Position of the Tracker affiliates as to the Fairness of the Merger" beginning on page ___ and the findings of the Special Committee and of our Board of Directors discussed in the section entitled "Special Factors--Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger" beginning on page ___. However, none of the Tracker affiliates has performed or engaged a financial advisor to perform any valuation or other analysis for the purposes of assessing the fairness of the merger to the unaffiliated Travis Boats shareholders.

PURPOSE AND REASONS FOR THE MERGER

      In approving the merger agreement and related agreements, and recommending that Travis Boats shareholders vote for the adoption of the merger agreement, the Special Committee and the Board of Directors considered a number of factors. In particular, the Special Committee and the Board of Directors believes that Travis Boats would have significant difficulty continuing as a going-concern without partnering with Tracker and that the merger maximizes shareholder value while providing to the shareholders a means of liquidating their interest in Travis Boats.

      The Special Committee and the Board of Directors recommended the merger instead of a liquidation because the merger represents a more certain and higher value to the shareholders of Travis Boats. At the time of the recommendation, the book value of Travis Boats' inventory and other assets was $1.68; however, the tangible net book value attributable to common shareholders at June 30, 2004 was $1.09 per share after including the effect of Tracker's preferred stock, which has a liquidation preference prior to the common shareholders. The Special Committee and the Board expected results for the quarters ended September 30, 2004 and ending December 31, 2004 to be generally consistent with the same periods for the prior fiscal year. The expected net losses would materially decrease the book value of Travis Boats' assets. In fact, the tangible net book value attributable to common shareholders at September 30, 2004 was $0.18 per share (see chart on page __). Further, management's determination of the ranges of estimated realizable values in liquidation were substantially lower than the then current book value of Travis Boats because the inventory and other assets were pledged as collateral on substantial indebtedness and would not be sold as a going concern. Based on these ranges, and after reviewing an analysis prepared by Davenport, the Special Committee concluded that a liquidation of Travis Boats would likely not result in any proceeds to the shareholders and that the merger represented the best chance to the shareholders of Travis Boats to receive cash consideration that was fair and predictable.


      See "Special Factors - Purpose and Reasons for the Merger" beginning on page ____.

RISKS RELATED TO THE MERGER

      There are a number of risks associated with the merger, including, but not limited to, the following:

      o If the merger agreement is terminated in favor of a superior offer, Travis Boats will have to pay an expense coverage fee to Tracker for Tracker's reasonable fees up to $500,000; and

      o Following the merger, Travis Boats' current shareholders will no longer be able to participate in the future earnings or appreciation of value of Travis Boats.

      See "Special Factors - Risks that the Merger will not be Completed" beginning on page ___, and "Special Factors - Other Risks Related to the Merger" beginning on page ____.

INTERESTS OF TRACKER

      In connection with an $8 million investment by Tracker in Travis Boats in 2002, Tracker acquired all of the issued and outstanding shares of Travis Boats preferred stock (80,000 shares). In order to induce Tracker and GE to provide up to $1.5 million of short-term, secured financing to the Company in 2003, Robert
C. Siddons, a former director of the Company, and Mark T. Walton, the President of the Company, deposited 292,866 shares and 334,200 shares, respectively, into a voting trust controlled by a trustee appointed by Tracker (the "Voting Trust"). In addition, Ronnie L. Spradling, a former Executive Vice-President and director of the Company, issued a proxy to Tracker granting Tracker the right to vote 202,643 shares of common stock owned by Mr. Spradling (the "Spradling Proxy"). As a result of these transactions, Tracker and its affiliates control approximately 53% of the voting power of the Travis Boats shareholders.


      Also subject to the Voting Trust are certain Convertible Subordinated Notes (the "Subordinated Notes") issued by the Company to Mr. Walton and other individuals, and convertible into 528,584 shares of Travis Boats common stock. Stock issued upon conversion of the Subordinated Notes will be deposited in the Voting Trust. Assuming conversion of the Subordinated Notes, Tracker and its affiliates would control approximately 56.4% of the voting power of the Travis Boats shareholders. However, pursuant to a written agreement, all Subordinated Noteholders are restricted from converting the Notes until December 2005.


      For the purposes of voting on the merger agreement, all of the shares owned by Tracker will be voted for the merger. However, because of the potential conflict in the interests of Messrs. Walton, Siddons and Spradling as unaffiliated Travis Boats shareholders, on the one hand, and the trustee and the Spradling Proxy holder as Tracker affiliates, on the other hand, the trustee and proxy holder have informally advised Messrs. Walton, Siddons and Spradling that such shares will not be voted except in accordance with written voting instructions from Messrs. Walton, Siddons and Spradling. The trustee and proxy holder have also informally advised Messrs. Walton, Siddons and Spradling that if voting instructions are not provided, the shares subject to the Voting Trust and the Spradling Proxy will not be voted at the meeting.

      Prior to the execution of the merger agreement, Tracker had provided approximately $1.5 million in secured loans to Travis Boats. After the execution of the merger agreement, Tracker agreed to provide Travis Boats with up to an additional $2.25 million in secured loans to fund additional short term working capital needs. As of the date of this proxy statement, $3.8 million has been loaned to Travis Boats by Tracker. The loans are secured by first liens on certain land and buildings owned by Travis Boats. See "Past Contacts, Transactions, Negotiations and Agreements" beginning on page ___.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

      Like all our other shareholders, members of management and our Board of Directors will be entitled to receive $0.40 per share in cash for each of their shares of Travis Boats common stock. In considering the recommendations of the Special Committee and our Board of Directors, you should be aware that some directors and executive officers of Travis Boats have interests in the merger that are in addition to, and different from, your interests as a shareholder and that may present actual or potential conflicts of interest. For instance, Mr. Burroughs is the president of Tracker and Tracker Marine and Mr. Ring, together with Mr. Burroughs, were designated to our board of directors by Tracker, and, as a result, may have certain special interests in the merger. Both the Special Committee and the Board of Directors considered these interests and took special precautions when making their respective decisions to approve the merger agreement.

      Additionally, as shareholders of Travis Boats, our directors and executive officers are the beneficial owners of, in the aggregate, approximately 0.9% of the outstanding shares of Travis Boats common stock. Although our directors and officers have not entered into any voting agreements regarding their stock, they have each indicated that they will vote their shares in favor of the merger agreement. After the merger, none of our current directors or executive officers will hold an ongoing equity interest in Travis Boats.

      All officers and directors of Travis Boats will resign as of the effective time of the merger. It is expected that the following individuals will be the officers of Travis Boats following the merger: John L. Morris, Chairman of the Board; Kenneth N. Burroughs, President; Steve Smith, Vice President of Finance; Jennie Corley, Vice President and Assistant Secretary; and Joe Greene, as secretary. Travis Boats does not have any plans to enter into employment agreements with any of these individuals. It is also expected that John L. Morris, the ultimate beneficial owner of Tracker, will be the sole director of Travis Boats following the merger.

      "Special Factors - Interests of Travis Boats' Directors and Executive Officers in the Merger" beginning on page ---.

VOTING INFORMATION

      WHO CAN VOTE on THE MERGER AGREEMENT

      All holders of Travis Boats common stock at the close of business on ____________, 2005, the record date for the special meeting, may vote in person or by proxy on the adoption of the merger agreement at the special meeting. In addition, Tracker, as the sole holder of the Travis Boats preferred stock, is entitled to vote with the common stock and as a separate class on the adoption of the merger agreement at the special meeting.

      QUORUM

      The holders of a majority of the outstanding shares of Travis Boats stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If you vote by proxy card, in person or at the special meeting, you will be considered present for the purpose of determining whether the quorum requirement has been satisfied.

      NUMBER OF VOTES HELD BY TRACKER AND THE TRACKER AFFILIATES


      When voting with the common stock, Tracker is entitled to approximately 40 votes for each share of preferred stock it holds, or approximately 3,137,255* votes in the aggregate. Tracker or one of the Tracker affiliates also has the right to vote 627,066 shares of common stock deposited in the Voting Trust and 202,643 shares of common stock subject to the Spradling Proxy. In order to enhance the structural fairness of the merger, however, Tracker has agreed to forego any voting control over these shares in the Voting Trust and subject to the Spradling Proxy and to allow the record holder of those shares to vote on the merger in their own discretion.

* Each share of preferred stock is entitled to vote, on an as-converted basis, assuming the common stock is priced at $2.55 per share (for a total of 3,137,255 common voting equivalent shares.) However, each share of preferred stock is actually convertible into shares of common stock at a price of $2.46 per share (or a total of 3,252,825 shares of common stock for all 80,000 shares of preferred stock).

      REQUIRED VOTE

      The merger agreement must be adopted by the affirmative vote of the holders of (1) a majority of the shares of Travis Boats common stock (including the shares of the Travis Boats preferred stock voting on an as-if converted basis) entitled to vote at the special meeting, and (2) a majority of the shares of Travis Boats preferred stock entitled to vote at the special meeting (all of which is held by Tracker, and as to which, Tracker has agreed to vote in favor of the adoption of the merger agreement). In addition, the merger is conditioned upon the affirmative vote by the holders of a majority of the shares of Travis Boats common stock entitled to vote at the special meeting that are held by the unaffiliated Travis Boats shareholders.

      HOW TO VOTE

      General

      Before you vote, you should read this proxy statement in its entirety, including its appendices, and carefully consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope promptly so that your shares can be voted at the special meeting. Proxies will be voted in accordance with the instructions thereon and, if no instructions are provided with respect to a matter to be acted upon, in favor of the merger agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting.

      Failure to Return Your Proxy Card or Vote Your Shares in Person

      The failure to return your proxy card or vote your shares in person at the meeting will have the same effect as voting against adoption of the merger agreement.

      Voting in Person

      You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must first obtain a proxy from the record holder.

      Changing or Revoking Your Vote

      You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:


      o First, you can send a written notice to the Secretary of Travis Boats stating that you would like to revoke your proxy;

      o     Second, you can complete and submit a new proxy in writing; or

      o Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

      If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.


      Shares Held in "Street Name"

      If your shares are held in "street name" by your broker, your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting against adoption of the merger agreement.

      For more information on how to vote your shares, please refer to "The Special Meeting - Record Date and Voting Information" beginning on page ___.

MERGER FINANCING; TRANSACTION FEES AND EXPENSES

      Travis Boats and Tracker estimate that the total amount of funds necessary to complete the merger and related transactions and to pay related fees and expenses will be approximately $2.3 million. These funds will come entirely from Tracker Marine's cash on hand. There is no financing contingency to the merger. See "Costs of the Merger" beginning on page ___.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The merger will be treated as a taxable transaction to holders of Travis Boats common stock for U.S. federal income tax purposes. Holders should consult their tax advisors as to the tax consequences of the merger to them in light of their particular circumstances. See "Material U.S. Federal Income Tax Consequences" beginning on page ___.

APPRAISAL RIGHTS

      Holders of shares of Travis Boats stock are entitled to appraisal rights under Texas law if they follow the requirements specified in Article 5.12 of the Texas Business Corporation Act, which we refer to as the "TBCA" in this proxy statement. We have attached a copy of Article 5.12 of the TBCA as Appendix C to this proxy statement. The obligation of Tracker to complete the merger is conditioned upon the aggregate number of shares of Travis Boats common stock, the holders of which have demanded and perfected their demands for appraisal of their shares in accordance with the provisions of Article 5.12 of the TBCA, not exceeding 10% of the total number of shares of Travis Boats common stock outstanding as of the closing date. See "Appraisal Rights" beginning on page
_____.

CONDITIONS TO CONSUMMATION OF THE MERGER

      Before completion of the transactions contemplated by the merger agreement, a number of closing conditions must be satisfied or waived. These conditions include, among others:

      o obtaining shareholder approval, including the separate approval of the unaffiliated Travis Boats shareholders;

      o the absence of any law or governmental order prohibiting or enjoining the merger;

      o     obtaining the necessary third-party consents;

      o the number of shares with respect to which Travis Boats shareholders have exercised rights of appraisal not exceeding 10% of the total number of shares of Travis Boats common stock outstanding on the closing date;

      o Travis Boats not being in default under any agreement or arrangement with GE; and

      o Travis Boats, Tracker and GE agreeing to floor-plan financing for Travis on a going-forward basis.

      If these conditions are not satisfied or waived, the merger will not be completed even if our shareholders vote to adopt the merger agreement. Although all of these conditions (other than shareholder approval by holders of a majority of the Travis Boats common stock) are waivable pursuant to the terms of the merger agreement, neither Travis Boats nor Tracker currently intends to waive any of these conditions if the conditions are not met. In the unlikely event that a material condition is waived, we would advise our shareholders of this development and consider re-soliciting proxies with a revised proxy statement.

      See the section entitled "The Merger Agreement - Conditions to the Completion of the Merger" beginning on page ___.

TERMINATION OF THE MERGER AGREEMENT

      Travis Boats and Tracker may agree by mutual written consent to terminate the merger agreement at any time before the effective time of the merger. In addition, Travis Boats or Tracker may terminate the merger agreement upon the occurrence of various events specified in the merger agreement, including, among other things:

      o     the failure to consummate the merger by March 4, 2005;

      o     the existence of a law or governmental order prohibiting the merger;

      o the failure of the Travis Boats shareholders to adopt the merger agreement;

      o the determination by either the Special Committee or our Board of Directors to enter into an agreement related to a superior proposal; or

      o either party's breach of its representations, warranties or obligations under the merger agreement such that certain conditions to closing cannot be satisfied and such breach cannot be cured within ten business days following written notice of the non-breaching party's intention to terminate on such basis.

      Further, Tracker may terminate the merger agreement if:

      o     the special meeting has not occurred by March 1, 2005;

      o the Special Committee or our Board of Directors withdraws its recommendation of the merger agreement; or

      o     a material adverse effect occurs with regard to Travis Boats.

      In the event the merger is not completed for any reason, Travis Boats believes there is a significant likelihood that GE would declare an event of default on its floor-plan financing arrangement and that Tracker would cease providing ongoing working capital to Travis Boats. As a result, there would be a substantial risk that Travis Boats would be unable to continue as a going-concern. In such event, Travis Boats would continue to seek strategic opportunities like the merger, and current management would attempt to continue to manage Travis Boats as an ongoing business.

      See "The Merger Agreement - Termination" beginning on page ___.

                 CERTAIN QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What happens if I sell my shares of Travis Boats common stock before the special meeting?

A: The record date for the special meeting is earlier than the expected date of the merger. If you transfer your shares of Travis Boats common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but will transfer the right to receive the $0.40 in cash per share to the person to whom you transfer your shares.

Q:    When do you expect the merger to be completed?

A: If the merger agreement is adopted and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting. We expect to conduct the special meeting in February 2005. Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined.

Q:    What does it mean if I receive more than one set of materials?

A: This means you own shares of Travis Boats common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker; or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.


Q: If the merger is completed, how will I receive the cash for my common shares?


A: If the merger is completed, you will be contacted by Computershare Investor Services, which will serve as the exchange agent and will provide instructions that will explain how to surrender stock certificates. You will receive cash for your shares from the exchange agent after you comply with these instructions. If your shares of common stock are held in "street name" by your broker, you will receive instructions from your broker as to how to effect the surrender of your "street name" shares and receive cash for those shares


Q:    Should I send in my stock certificates now?


A: No. After the merger is completed, you will receive written instructions for exchanging each issued and outstanding share of Travis Boats common stock for $0.40 in cash. See the section entitled "The Merger Agreement - Treatment of Travis Boats Stock in the Merger" beginning on page ____.

Q:    Who can help answer my questions?


A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact:

      Michael B. Perrine, Chief Financial Officer and Secretary, Travis Boats & Motors, Inc., at (512) 347-8787, extension #119.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION


      All statements, other than statements of historical facts, included in this proxy statement regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "believe" or "continue" or the negative of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. In addition to other factors discussed elsewhere in this proxy statement, important factors that could cause actual results to differ materially from our expectations include, among others: (i) our ability to consummate the proposed merger; (ii) our ability to comply with all covenants in our agreements with our senior inventory lenders; (iii) the availability of financing; (iv) the impact of general economic conditions and discretionary consumer spending; (v) the ability to originate and place financing, insurance and extended service contracts; (vi) the impact of seasonality and weather on operations and sales;
(vii) reliance on manufacturers and other key vendors; (viii) competition; (ix) product service and liability risks; and (x) the impact of environmental and other regulatory issues. Readers are urged to consider these factors carefully in evaluating forward-looking statements.

      The safe harbor from liability for forward-looking statements contained in
Section 21E of the Securities Exchange Act of 1934, as amended, does not apply to forward-looking statements made in connection with a going-private transaction.


      All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of this proxy statement, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

      All information contained in this proxy statement concerning Tracker, Tracker Marine and Three Johns has been supplied by the respective parties and has not been independently verified by Travis Boats.

                                  PARTICIPANTS

      Set forth below is information regarding the individuals and entities that may be deemed "participants" in the solicitation of proxies from Travis Boats shareholders in connection with the special meeting pursuant to the rules promulgated under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the "Exchange Act."

TRAVIS BOATS & MOTORS, INC.
12116 JEKEL CIRCLE, SUITE 102
AUSTIN, TEXAS 78727-6111
TELEPHONE: (512) 347-8787


      Travis Boats was incorporated as a Texas corporation in 1979. Travis Boats is a leading multi-state superstore retailer of recreational boats, motors, trailers and related marine accessories in the southern United States. Travis Boats currently operates 28 stores under the name Travis Boating Center in Texas
(8), Arkansas (2), Louisiana (4), Alabama (1), Tennessee (3), Mississippi (1), Florida (7), Georgia (1) and Oklahoma (1). Travis Boats was delisted from the NASDAQ Small Cap Market on November 11, 2004. Shares of Travis Boats common stock currently trade on the over-the-counter market and are quoted on the Pink Sheets Electronic Quotation Service. Tracker proposes to acquire Travis Boats pursuant to the merger agreement.


      In addition to Travis Boats, the executive officers and directors of Travis Boats may also be deemed to be participants in the solicitation of proxies from Travis Boats shareholders in connection with the special meeting.

      Travis Boats and, to its knowledge, each of its directors and executive officers, has not during the past five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor has it been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining Travis Boats or any such director or executive officer from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.


      Additional information about Travis Boats' business and its directors and executive officers is set forth in Travis Boats' Annual Report on Form 10-K/A for the fiscal year ended September 30, 2003, its Quarterly Reports on Form 10-Q and 10-Q/A for the quarters ended December 31, 2003, March 31, 2004 and June 30, 2004 and its Information Statement on Schedule 14C filed on September 9, 2004. See "Where Shareholders Can Find More Information" beginning on page ____.

TMRC, L.L.P.
TRACKER MARINE, L.L.C.
THREE JOHNS COMPANY
THE JOHN L. MORRIS REVOCABLE LIVING TRUST
JOHN L. MORRIS
KENNETH N. BURROUGHS
2500 EAST KEARNEY STREET
SPRINGFIELD, MO 65803
TELEPHONE: (417) 873-5900

      Tracker is a Missouri limited liability partnership that was formed on February 6, 2002 by Tracker Marine and Three Johns for the purpose of making an investment in Travis Boats. Tracker currently owns 80,000 shares of Travis Boats preferred stock, has the right to designate four of the seven members of the Board of Directors of Travis Boats and has the right to exercise voting power over the shares subject to the Voting Trust and the Spradling Proxy.

      Tracker Marine is a Missouri limited liability company that was organized on December 25, 1999. As the 99% partner of Tracker, Tracker Marine functions as the controlling partner of Tracker. Tracker Marine is in the business of manufacturing and selling recreational boating equipment and also is involved in the design and manufacture of pleasure boats such as Tracker, Mako, Nitro, ProCraft, Fisher and numerous other popular brands. Travis Boats entered into a multi-year agreement with Tracker Marine in fiscal year 2002 to purchase certain types of boats. Travis Boats purchased approximately $10.9 million and $6.1 million in boats, motors and trailers from Tracker Marine during the fiscal years ended September 30, 2003 and 2002, respectively. During the fiscal year ended September 30, 2004, the Company purchased approximately $30.9 million in boats, motors and trailers from Tracker Marine.


      Three Johns is a Missouri corporation that was incorporated on March 14, 1973 and is the 1% partner of Tracker and the sole member of Tracker Marine. Three Johns is in the business of managing the business undertaken by Tracker Marine.


      The JLM Trust holds certain of the personal assets of John L. Morris and is the sole shareholder of Three Johns. By virtue of its ownership of Three Johns, the JLM Trust controls Three Johns.


      Set forth below is the name of each individual who is an executive officer or a director of Tracker, Tracker Marine and Three Johns, the present principal occupation or employment of each such person and a brief description of his principal occupation during the past five years. Each person listed below is a citizen of the United States and has the same business address as Tracker.

      Kenneth N. Burroughs is the president of Tracker and Tracker Marine and his primary occupation during the past five years has been to serve as president of Tracker Marine. Mr. Burroughs was appointed by Tracker to be the trustee of the Voting Trust. As the trustee, Mr. Burroughs has the exclusive right to exercise all voting rights of the shareholders whose shares are subject to the Voting Trust. Currently, all 80,000 shares of preferred stock and 627,066 shares of common stock are subject to the Voting Trust. Mr. Burroughs also owns directly 1,000 shares of Travis Boats common stock.

      John L. Morris is the settlor and sole trustee of the JLM Trust and the sole director of Three Johns. His primary occupation for the past five years has been managing the operation of Tracker and an outdoor sporting goods retail chain.

      We refer to Tracker, Tracker Marine, Three Johns, the JLM Trust, Mr. Burroughs and Mr. Morris collectively as the "Tracker affiliates." The following organizational chart shows the relationships among the Tracker affiliates:


     --------------------------------------
     John L. Morris
     --------------------------------------
          |  Settlor
          |  Sole trustee
          |
     --------------------------------------
     The John L. Morris Revocable Living
     Trust ("JLM Trust")
     --------------------------------------
          |
          |  100%
          |  Shareholder
          |
     --------------------------------------
     Three John Company, a Missouri
     corporation ("Three Johns")
     --------------------------------------
          |                      |
          |                      | 100%
          |                      | Member
          |                      |
          |         -------------------------
     1%   |         Tracker Marine, LLC, a
  Partner |         Missouri Limited
          |         Liability Corporation
          |         ("Tracker Marine")
          |         -------------------------
          |               |
          |               | 99% partner
          |               |
     -------------------------------------
     TMRC, LLP, A Missouri Limited
     Liability Partnership ("Tracker");
     beneficial ownership of approximately
     53% of Travis Boats
     -------------------------------------
          |  Deposit of 80,000
          |  shares of Travis
          |  Boats Preferred Stock
     ---------------------------------
     Voting Trust; Kenneth N. Burroghs,
     Trustee; Voting Control over
     approximately 53% of Travis Boats
     ---------------------------------


      As a result of the relationships among the Tracker affiliates, and the beneficial ownership of certain of such persons in Travis Boats, all of the Tracker affiliates may be deemed to be affiliates of Travis Boats, having a controlling interest in Travis Boats.

      None of the Tracker affiliates have during the past five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or have been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining any of the Tracker affiliates from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

                               THE SPECIAL MEETING

GENERAL


      The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of our shareholders to be held on _____________, 2005, at ______ a.m. local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at ______________. Travis Boats will solicit proxies by mail and intends to distribute this proxy statement and the accompanying proxy card on or about _____________, 2005 to all shareholders entitled to vote at the special meeting.


      At the special meeting, our shareholders are being asked to consider and vote upon a proposal to adopt the merger agreement.

      Travis Boats does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their judgment.

RECORD DATE AND VOTING INFORMATION

      Adoption of the merger agreement requires the affirmative vote by the holders of (1) a majority of the shares of Travis Boats common stock (including the shares of the Travis Boats preferred stock voting on an as-if converted basis) entitled to vote at the special meeting and (2) a majority of the shares of Travis Boats preferred stock entitled to vote at the special meeting (all of which is held by Tracker). In addition, the merger is conditioned upon the affirmative vote by the holders of a majority of the shares of Travis Boats common stock entitled to vote at the special meeting held by unaffiliated Travis Boats shareholders.


      Only holders of Travis Boats common stock and preferred stock outstanding on the record date are entitled to notice of and to vote at the special meeting. At the close of business on __________, 2004, there were 4,299,727 shares of Travis Boats common stock outstanding, 4,298,727 shares of which were held by unaffiliated Travis Boats shareholders, and 80,000 shares of Travis Boats preferred stock outstanding, all of which were held by Tracker. A list of our shareholders will be available for review at Travis Boats' executive offices during regular business hours for a period of ten days before the special meeting, beginning on ___________, 2005, and at the special meeting.


      Each holder of record of Travis Boats common stock will have one vote for each share owned at the close of business on the record date. When voting with the common stock, Tracker shall have approximately 40 votes for each share of Travis Boats preferred stock outstanding as of the record date, or 3,137,255 total votes, which is equal to the initial liquidation value of the Travis Boats preferred stock, $100, divided by $2.55, the conversion price solely for voting purposes. The conversion price for every other purpose is currently approximately $2.46. In addition, Tracker is the holder of the Spradling Proxy and by virtue thereof, is entitled to vote an additional 202,643 shares of common stock, and Mr. Burroughs, as the trustee of the Voting Trust, is entitled to vote an additional 627,066 shares of common stock. Thus, Tracker and its affiliates are entitled to vote approximately 53% of the Travis Boats common stock entitled to vote at the special meeting. As noted above, however, in addition to the affirmative vote by the holders of a majority of the outstanding stock entitled to vote at the special meeting, approval of the merger is conditioned upon the separate approval by the unaffiliated Travis Boats shareholders. Further, Tracker and its affiliates have agreed that, for the purposes of voting on the merger agreement, all of the shares they hold will be voted for the merger and that shares held in the Voting Trust and subject to the Spradling Proxy will be voted at the special meeting only in accordance with the instructions of, with respect to the Spradling Proxy, the record owner of those shares and, with respect to the Voting Trust, the beneficial owners of those shares, and in both cases not subject to the preference or instructions of Tracker.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Travis Boats stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

      After carefully reading and considering the information contained in this proxy statement, each holder of Travis Boats stock should complete, date and sign its proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that those shares of Travis Boats stock can be voted at the special meeting, even if holders plan to attend the special meeting in person.

      Properly executed and dated proxies that are received by Travis Boats prior to the special meeting and not revoked or superseded will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in favor of the merger agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. You may also vote in person by ballot at the special meeting. If you abstain from voting, whether by marking "abstain" on your proxy card or by coming to the special meeting and abstaining from voting, your abstention will be treated as a vote against the merger agreement.

      Please do not send in stock certificates at this time. If the merger is completed, you will be sent instructions regarding the procedures for exchanging existing Travis Boats stock certificates for the appropriate per share cash payment.

PROXIES; REVOCATION

      Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. It may be revoked and changed by filing a written notice of revocation with the Secretary of Travis Boats at its executive offices located at 12116 Jekel Circle, Suite 102, Austin, Texas 78727- 6111, by submitting in writing a subsequently dated proxy or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have instructed a broker to vote your shares, you may revoke and change your proxy by following the directions received from your broker.

EXPENSES OF PROXY SOLICITATION

      Travis Boats will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders.

      Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Travis Boats common stock beneficially owned by others to forward to these beneficial owners. Travis Boats may reimburse persons representing beneficial owners of Travis Boats common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of Travis Boats. No additional compensation will be paid to directors, officers or other regular employees for their solicitation services.

ADJOURNMENTS

      Travis Boats' restated bylaws provide that if an annual or special meeting of shareholders is adjourned, notice need not be given of any adjourned meeting if the time, date and place are announced at the meeting at which the adjournment occurs, so long as the adjourned meeting is no more than 30 days after the initial meeting date and no new record date is fixed for the adjourned meeting.

OTHER MATTERS

      Travis Boats' Board of Directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement.

                                 SPECIAL FACTORS

BACKGROUND TO THE MERGER

      The weak economic conditions in the United States during the past several years resulted in reduced consumer demand for discretionary items, particularly relatively expensive "luxury" goods like recreational boats. Due in part to these conditions, Travis Boats experienced declining sales levels and recorded significant net losses during the 2001-2004 fiscal years. As a result, Travis Boats' cash needs consistently exceeded amounts otherwise available under its inventory borrowing agreements, requiring it to seek additional sources of financing.

      In March 2002, Travis Boats entered into an agreement whereby Tracker, in consideration of $8,000,000 cash, purchased 80,000 shares of newly created Travis Boats preferred stock, representing approximately 43%, or 3,252,825 shares, of Travis Boats' common stock on a fully-diluted, as-converted basis. In January 2003, to address further cash shortfalls, Travis Boats entered into a short-term financing agreement with Tracker and Travis Boats' senior inventory finance lenders, GE Commercial Distribution Finance Corporation ("GE") and Transamerica Commercial Finance Corporation ("TCFC"), to provide Travis Boats with up to an additional $1.5 million in financing. In connection with the execution of this short-term financing agreement, Travis Boats entered into a series of agreements pursuant to which Tracker assumed effective control of the Company. These agreements gave Tracker the right to designate four of the seven members of the Board of Directors of Travis Boats (although Tracker has designated only two directors, Messrs. Burroughs and Ring), and voting control of a majority of the outstanding securities of Travis Boats through the Voting Trust and the Spradling Proxy.

      During fiscal 2003, Travis Boats developed and implemented plans to reduce the operating losses experienced during the past several fiscal years and to generate additional cash reserves. The plan strategy included an aggressive sell-through of prior year and discontinued inventory and a significant product and brand transition, with the expected result being a short-term adverse effect on average retail prices and gross profits. A second major component of the strategy included a detailed review and assessment of labor requirements and operating policies and procedures. Based upon this review, Travis Boats implemented initiatives to significantly reduce operating expenses for corporate and store overhead. The strategy also contained initiatives in merchandising and several revenue enhancement opportunities.


      As expected, the additional working capital requirements needed to facilitate Travis Boats sell-through and brand transition, together with the seasonal decline in sales experienced during the quarter ended December 31, 2003, required an additional $500,000 loan that was provided by Tracker in February 2004. Further, Travis Boats experienced relatively disappointing sales during the 2004 boat show season, a period of traditionally high sales that usually begins in January and continues through the end of March. Net sales for the quarters ended March 31, 2004 and June 30, 2004 decreased relative to the same quarters in the previous year, in part due to the continued impact of the product and brand transition, including significant initial stocking requirements that resulted in limited product assortment and availability during the boat show season.


      In addition, effective with the submission of its results for the quarters ended March 31, 2004 and June 30, 2004, Travis Boats was out of compliance with several financial covenant terms and conditions of its borrowing agreements with GE and TCFC, which, together with cash from operations, are Travis Boats' primary source of cash for working capital to support operations, including inventory requirements, off-season liquidity and store infrastructure. Additionally, while Travis Boats had an aggregate loan balance below the aggregate credit limits of its borrowing agreements, Travis Boats' balance outstanding on the GE borrowing agreement exceeded a scheduled seasonal reduction in the available credit line occurring on July 31, 2004. This resulted in a default overline balance under the GE borrowing agreement, callable on demand.


      With the TCFC borrowing agreement expiring on October 15, 2004 and the borrowing agreement with GE expiring on October 31, 2004, Travis Boats approached GE regarding the provision of a new credit facility beyond the current scheduled maturity dates. However, GE was unwilling to agree to a new facility, citing concern regarding the Company's failure to comply with the financial covenant terms of the existing borrowing agreements, including the default overline balance, and the Company's weak financial position. GE indicated that they would consider a new credit facility only if the Company obtained an additional equity investment of between $5.0 million and $8.0 million.

      Due in part to Travis Boats' financial, liquidity and financing concerns, Travis Boats continued to explore opportunities to create value for its shareholders, including possible recapitalization transactions. In June 2004, Travis Boats engaged a financial advisor, Davenport, to assist its evaluation of a range of potential strategic alternatives, including business combinations, acquisitions, joint ventures and continued operation of its business, with and without additional capital from third party sources, including the public equity markets. On June 18, 2004, Davenport faxed a letter to GE explaining its intent to identify, generate and evaluate strategic alternatives, and to request that GE allow Travis Boats the time necessary to effectively pursue those alternatives. On June 30, 2004, Travis Boats publicly announced the retention of Davenport as its financial advisor and that it was evaluating strategic alternatives. This announcement was made in part to encourage interested third parties to contact Davenport or the Company concerning potential investment or strategic options.

      In July 2004, Travis Boats' Board of Directors formed the Special Committee of disinterested directors, consisting of Richard S. Birnbaum and James P. Karides, to work with Davenport to consider strategic alternatives. Davenport and the Company, including the Special Committee, began an extensive undertaking to identify and contact prospective strategic and financial partners in connection with a potential financing or acquisition transaction with the Company, focusing on potential partners in related industries or who might otherwise consider a transaction with Travis Boats to have synergistic potential. In addition, Davenport evaluated potential financing options based on available financial resources and experience with turnaround investments. In connection therewith, the Company and Davenport began preparation of a confidential descriptive memorandum for delivery to interested parties that was designed to highlight the Company's intrinsic value and competitive strengths. They also began building a list of parties to be contacted by Davenport or the Company, including industry participants in retail, marine products and recreational products and financial investors such as private equity groups, buy-out and turnaround funds. The list consisted of more than 80 entities.

      During August and September of 2004, Davenport, members of the Special Committee, and certain other members of management began contacting parties to determine their interest in the retail boating industry and a potential transaction with the Company. Davenport provided the descriptive memorandum to more than 30 firms, supplied additional information to firms upon request, and Travis Boats' management was available to discuss with interested firms the Company's business plan and financial projections.


      In response to Davenport's solicitation, six firms requested additional information. On August 25, 2004, Davenport received a written, nonbinding indication of interest from one of these firms proposing to invest approximately $5.0 million in exchange for 85% equity in Travis Boats. While the interested firm had considerable financial resources and turnaround experience, its indication of interest was subject to significant due diligence, raising concerns that a potential transaction could not be consummated in time to address the Company's weakening financial position. Further, the interested firm had little experience in the retail boat industry. Most importantly, the additional equity to be issued to the new investor, together with the antidilution terms applicable to the Travis Boats preferred stock held by Tracker, would leave the Travis Boats common shareholders with less than one percent equity in the Company.

      The members of the Special Committee and Davenport continued their solicitation efforts. On August 27, 2004, Davenport sent letters to 19 firms, including Tracker Marine, requesting that the firms provide a written indication of their level of interest in pursuing a transaction with Travis Boats. On August 30, 2004, Davenport participated in a conference call with one of these firms and provided additional information regarding Travis Boats.


      On September 8, 2004, Davenport received from Kenneth Burroughs, President and CEO of Tracker Marine, a letter which expressed Tracker Marine's high level of interest in pursuing a transaction whereby it would acquire all of the outstanding shares of Travis Boats common stock not already owned by Tracker. The letter indicated that Tracker Marine, based on current trading prices for Travis Boats common shares on the NASDAQ Small Cap Market, the current information then in possession of Tracker regarding Travis Boats and the risk that Travis Boats would be unable to continue as a going concern, valued Travis Boats on a preliminary basis and subject to a due diligence review and the obtaining of forbearance terms and certain other accommodations from GE, at $0.50 to $0.60 per share. The letter also stated that, upon a determination by the Special Committee that a transaction with Tracker Marine was fair and in the best interest of Travis Boats and its shareholders, Tracker Marine would instruct its counsel to commence preparation of a definitive agreement and appropriate disclosure documents. On September 9, 2004, Davenport contacted the firm seeking the $5.0 million investment in the Company to inform them that Travis Boats had received a more compelling offer.

      On September 14, 2004, following a telephone meeting between Robert F. Mizell and Matthew W. Grossman of Davenport and the Special Committee to discuss the letter from Tracker Marine, Jenkens & Gilchrist, P.C. ("Jenkens & Gilchrist"), outside legal counsel for Travis Boats, distributed a draft non-binding letter of intent to Tracker Marine and Johnson & Neuman, L.C. ("Gallop, Johnson & Neuman"), Tracker Marine's outside legal counsel, outlining the terms of a proposed transaction between Travis Boats and Tracker Marine (or one of its affiliates). The letter of intent was subsequently amended to incorporate comments from representatives of Tracker Marine and Travis Boats. The draft letter of intent initially provided for a termination date of October 31, 2004 if a definitive agreement was not reached before then and subjected Travis Boats to a "no-shop" provision during such term, subject to the fiduciary obligations of Travis Boats' directors and management to shareholders. After the terms of the letter of intent had been informally approved by both sides, the Special Committee scheduled a formal meeting to be held on September 17, 2004 for the purpose of reviewing and considering the execution of the letter of intent.


      On September 15, 2004, Davenport received from one of the firms that had previously sought additional information from Davenport a letter that expressed a preliminary proposal for the purchase of substantially all of the assets of Travis Boats. The offer was communicated to the Special Committee that day, and Davenport sent the members of the Special Committee an analysis comparing the terms of the asset purchase offer to the terms of the Tracker Marine offer, together with Davenport's preliminary conclusion that the Tracker Marine offer was more beneficial to Travis Boats shareholders because, following required distributions to GE and Tracker, the holders of Travis Boats common stock would likely receive no greater than $.09 per share.


      On September 17, 2004, the Special Committee met by telephone with Robert
F. Mizell and Matthew W. Grossman of Davenport and J. Rowland Cook of Jenkens & Gilchrist. During the meeting, Davenport described the terms of the new asset purchase offer and discussed a spreadsheet they had previously delivered to the members of the Special Committee that compared the Tracker Marine indication of interest and the asset purchase offer. Davenport noted, among other things, that a proposal from any party other than Tracker Marine had to include a buyout of Tracker Marine's significant preferred stock position in Travis. Accordingly, Davenport concluded that, unless Tracker agreed to a significant decrease in its $8 million preferred distribution right, the asset purchase offer would provide minimal, if any, return to Travis Boats common shareholders. The Special Committee noted that Tracker had previously indicated that it would not agree to any decrease in its preferred distribution right. Further, Davenport determined that, even at its maximum proposed offer range, the asset purchase was likely to produce a lower value to common shareholders than the Tracker Marine proposal. Davenport also noted that the probability of consummating a successful transaction was more likely with Tracker Marine and that, given its current financial condition, Travis Boats likely could not sustain a failed transaction. The Special Committee concluded that any serious effort to pursue the asset purchase offer would cost valuable time and put the viability of Travis Boats in jeopardy. This delay might also cause Tracker Marine not to pursue a potential transaction with Travis Boats. Further, completing a strategic transaction on an expedited basis was needed in order to effectively negotiate extensions of the Company's inventory borrowing agreements so that product orders for the 2005 boating season could be placed. At the conclusion of the meeting, the Special Committee formally resolved to execute the letter of intent with Tracker Marine. Following the meeting, the letter of intent was executed, with a stand-still period to run through October 22, 2004.

      That day, following Davenport's presentation comparing the asset purchase offer and the Tracker Marine indication of interest, Robert F. Mizell of Davenport contacted the firm proposing the asset purchase transaction to communicate the fact that Travis Boats had received an indication of interest it deemed superior and that Travis Boats would pursue this other potential transaction. Subsequently, Mr. Birnbaum called Mr. Burroughs to tell him that a proposal from another party had been received, but after careful consideration the Special Committee desired to go forward and execute a letter of intent with Tracker Marine.

      On September 20, 2004, Bruce VanWagoner, the Executive Vice President of GE, and Mr. Burroughs had a telephone conference to discuss preliminarily the interest of Tracker in acquiring Travis Boats and the terms upon which GE would consent to the acquisition.

      To address Travis Boats' need for additional working capital, on September 22, 2004, Travis Boats and Tracker amended and restated the terms of the loan documents relating to the $500,000 loan provided by Tracker to Travis Boats in February 2004 that had been repaid to permit a new $500,000 advance. This new advance was funded to Travis Boats on September 23, 2004. Tracker and Travis Boats also began negotiating a separate loan agreement to be secured by certain of Travis Boats' real estate, pursuant to which the new $500,000 loan funded on September 23, 2004 would be refinanced and an additional $500,000 would be provided to Travis Boats. This new loan agreement is referred to in this proxy statement as the new Tracker loan agreement.


      Also on September 22, 2004, Gallop, Johnson & Neuman delivered a draft of the merger agreement to Jenkens & Gilchrist for distribution to Travis Boats. The draft merger agreement did not include the amount of consideration to be received by Travis Boats common shareholders.


      On September 27, 2004, Travis Boats filed a Form 8-K with the Securities and Exchange Commission describing the new $500,000 loan from Tracker and related negotiations.


      On September 27, 2004 and September 29, 2004, Mr. VanWagoner and Mr. Burroughs had telephone conferences to discuss whether GE would consent to a merger between Tracker and Travis Boats, continue to forbear from taking any action based on Travis Boats' defaults under its loan agreements, extend additional credit to Travis Boats prior to the consummation of the merger and agree to provide floor-plan financing to Travis Boats after the merger on terms acceptable to Tracker Marine.

      September 27, 2004 through September 29, 2004, members of Tracker and its advisors conducted due diligence on Travis Boats. Tracker sought to verify whether its initial proposed price range of $0.50 to $0.60 per share was supported by the financial condition and business operations of Travis Boats and to quantify the amount of additional financing and capital Travis Boats would require to continue as a going-concern.

      On September 30, 2004, Mr. VanWagoner, Mr. Burroughs and Steve W. Smith, the Vice-President of Finance of Tracker Marine, had a telephone conference to discuss Tracker's level of interest in pursuing a merger transaction with Travis Boats following Tracker's due diligence review. Mr. VanWagoner, Mr. Burroughs and Mr. Smith also discussed GE's ongoing involvement with Travis Boats, desire to consent to the merger and willingness to provide accommodations to facilitate Travis Boats' fiscal recovery.


      On October 8, 2004, Travis Boats received a notice from GE stating that the Company continued to have obligations on the GE borrowing agreement in excess of its available credit line and that it also had an overline balance under the TCFC borrowing agreement. The notice stated that, subject to certain requirements being met, additional loans under the GE and TCFC credit lines would be issued in the amount of $1.00 for every $2.00 paid by Travis Boats to reduce the respective overlines. Further, GE and TCFC would forbear from requiring immediate payment of the overlines, and the termination date on the TCFC borrowing agreement would be extended from October 15, 2004 to October 31, 2004, if Travis Boats met a series of requirements, including providing weekly financial reports and a forecasted cash budget and business plan for fiscal year 2005, giving effect to the contemplated merger.


      On October 8, 2004, Jenkens & Gilchrist delivered to Gallop, Johnson & Neuman a revised draft of the merger agreement. The minor revisions addressed primarily (1) the indemnification of Travis Boats and its officers and directors by Tracker for damages arising from a breach of the merger agreement by Tracker;
(2) the amount of Tracker's expenses for which Travis Boats would be responsible in the event Travis Boats terminated the merger agreement pursuant; and (3) the restriction on Tracker's ability to vote shares held in the Voting Trust and pursuant to the Spradling Proxy.

      On October 13, 2004, Mr. Smith sent a letter to Chris Meals, the Chief Risk Officer of GE, to follow up on the telephone conferences between GE and Tracker Marine and to reiterate that Tracker's interest in the proposed merger was subject to obtaining certain accommodations from GE. In particular, Mr. Smith requested that after the merger, GE (1) permit Travis Boats to pay off its inventory of 2004 model year boats and older at a discount, and (2) reduce the interest rate applicable to, and expand, the current floor-plan financing arrangements with Travis Boats.

      On October 18, 2004, Mr. Meals sent a letter to Mr. Burroughs rejecting the requested discount, but offering to work with Tracker with regard to the reduction in interest rate and expansion of the floor-plan financing arrangements. Mr. Meals sent a second letter to Mr. Burroughs on October 20, 2004 providing additional detail with respect to the offered accommodations.

      On October 20, 2004, Gallop, Johnson & Neuman delivered to Jenkens & Gilchrist a draft of the merger agreement including nonmaterial changes to the version delivered by Jenkens & Gilchrist on October 8, 2004.

      Tracker completed its due diligence review on approximately October 22, 2004, and determined that the working capital shortfall for the remainder of 2004 would be considerably greater than what Tracker had assumed when it proposed its initial range of per share purchase prices. Also, the discussions and correspondence with GE led Tracker to believe that the accommodations GE would be willing to provide were less than what Tracker had initially assumed. Based on the changes in its previous assumptions, Tracker notified the Special Committee that it believed the per share merger consideration should be $0.37, rather than the initial range of proposed prices Tracker had set forth in its indication of interest. Davenport subsequently prepared and distributed an analysis of Tracker's modified proposal to the members of the Special Committee on October 25, 2004.

      On October 27, 2004, Davenport presented an information update to the Special Committee highlighting new financial information regarding the Company.

      On October 28, 2004, Mr. Birnbaum contacted Tracker to request on behalf of the Special Committee that Tracker increase the per share merger consideration to $0.45. The Special Committee based its request on what it perceived to be improving trends for Travis Boats and on its analysis that a control premium of approximately 20% would be appropriate.

      On October 29, 2004, certain representatives of GE, including Chris Meals, GE's Chief Risk Officer, and certain representatives of Tracker, including Mr. Burroughs, met by telephone to continue discussions regarding GE's views with regard to the proposed merger and its willingness to renegotiate its financing terms with Travis Boats. The parties agreed that GE would consent to the merger, enter into a forbearance agreement with Travis Boats, agree to extend additional credit to Travis Boats during the forbearance period, and provide inventory financing to Travis Boats after the merger on terms acceptable to Tracker only if Tracker entered into a definitive merger agreement and provided sufficient funds to help Travis Boats meet its working capital needs.


      On November 1, 2004, GE and Travis Boats entered into a short-term forbearance agreement pursuant to which GE agreed to forbear for a period of two days in anticipation of the execution of a merger agreement and finalization of a long-term forbearance agreement.


      On November 3, 2004, after considering the Special Committee's position, Tracker determined that in light of the significant amount of additional working capital funding that would be required to successfully maintain the business of Travis Boats and the level of accommodations GE was willing to provide, a control premium smaller than the one proposed by the Special Committee was justified. On that day, Tracker Marine proposed to the Special Committee a per share valuation of Travis Boats of $.40 a share. Later that day, the Special Committee met, together with Messrs. Mizell and Grossman of Davenport and Mr. Cook of Jenkens & Gilchrist, to discuss the terms of the merger with Tracker. At the Special Committee meeting, Davenport delivered its oral fairness opinion regarding Tracker Marine's offer, accompanied by a written summary of Davenport's analysis. In connection with Davenport's presentation, members of the Special Committee inquired as to Davenport's assumption regarding the potential per share price at which the Company could attract an equity investment. Davenport indicated that an investor would likely require a per share price below $0.40, resulting in additional dilution to common shareholders.

      Based in part on Davenport's opinion, the Special Committee determined that, despite the fact that the per share consideration was lower than the original price range proposed by Tracker in its initial indication of interest, a transaction with Tracker Marine was most beneficial to shareholders when all relevant factors were taken into account, including, among others, the terms of the merger agreement, the opportunities available to Travis Boats if they did not pursue the offer from Tracker Marine and the difficulty that Travis Boats would face in attempting to continue as a going concern, as well as the fairness opinion of Davenport (as described below). The Special Committee approved the terms of the merger agreement and resolved to recommend to the Board of Directors that they approve the merger. The disinterested members of the Board of Directors, Messrs. Birnbaum, Karides, and Walton, met on November 3, 2004, and based on the recommendation of the Special Committee, as well as Davenport's fairness opinion, approved the merger with Tracker and authorized the executive officers of Travis Boats to sign the merger agreement.

      Beginning on November 1, 2004, GE and Travis Boats negotiated the terms of a new forbearance agreement, which was finalized and executed on November 10, 2004. The new forbearance agreement provided that GE would forbear until January 15, 2005, assuming no defaults by Travis Boats during the forbearance period, and provide $1.00 of additional inventory financing for every $1.00 repaid by Travis Boats to GE, and Travis Boats would comply with certain financial covenants designed to reduce the working capital drain previously experienced by Travis Boats.


      On November 9, 2004, Davenport confirmed in writing the oral fairness opinion it delivered to the Special Committee on November 3, 2004


      Concurrent with the execution of the new forbearance agreement with GE, Tracker and Travis Boats finalized and executed the merger agreement, together with a Voting Support Agreement obligating Tracker to vote in favor of the merger. Tracker and GE also agreed on the salient terms of the inventory financing arrangement GE would provide to Tracker and Travis Boats subsequent to the closing of the merger. Tracker also agreed to provide up to $2.25 million of additional secured loans to Travis Boats pursuant to the new Tracker loan agreement to be used to help satisfy Travis Boats' short-term working capital needs.


      In response to indications from the Company that it would not be possible to effectuate the merger by January 15, 2005, on January 13, 2005, GE delivered to Travis Boats a draft first amendment to the forbearance agreement entered into on November 10, 2004. The draft amended forbearance agreement proposes to extend the forbearance date until March 15, 2005. The parties have agreed on all material terms in the amended forbearance agreement, and are in the process of coordinating its execution. If the parties for some reason are unable to execute an amended forbearance agreement, GE will likely declare a default under both the GE and TCFC facilities and accelerate over $32 million of indebtedness under those facilities. In such a situation, it is unlikely that Travis Boats will be able to continue operations as a going concern.


PURPOSE AND REASONS FOR THE MERGER

      The Company is seeking to consummate the merger for the following reasons:

      o A failure to effectuate a merger with Tracker would jeopardize the Company's access to one of its primary funding sources and would likely cause GE to declare a default under both the GE and TCFC credit facilities and accelerate over $32 million of indebtedness under those facilities. In such a situation, Travis Boats would not be able to continue operations as a going concern.

      o Due to the Company's existing relationship with Tracker, the merger can be completed on an expedited basis, an important factor given the Travis Boats' rapidly deteriorating financial position.

      o A liquidation of Travis Boats' assets would not result in any proceeds to the shareholders. Because Travis Boats has pledged its inventory and all of its other assets as collateral on substantial indebtedness and is unable to sell its assets as part of a going concern, the estimated range of the values of the Company in liquidation are substantially lower than the current book value. After reviewing an analysis prepared by Davenport based on the estimated ranges in value, the Special Committee determined that the merger represents the best opportunity for Travis Boats' shareholders to receive cash consideration.

BENEFITS AND DETRIMENTS OF THE MERGER

      BENEFITS AND DETRIMENTS TO THE UNAFFILIATED TRAVIS BOATS SHAREHOLDERS, TRAVIS BOATS AND THE TRACKER AFFILIATES

      The benefit of the merger to the unaffiliated Travis Boats shareholders is the payment of a premium, in cash, above the market value for their stock prior to the announcement of the transaction. This cash payment would:

      o eliminate the substantial risk that the value of the investment made by the unaffiliated Travis Boats shareholders is reduced to zero;

      o provide a source of liquidity that might not otherwise be available to the unaffiliated Travis Boats shareholders, especially in view of the illiquidity of the shares of Travis Boats' common stock;

      o eliminate the exposure of the unaffiliated Travis Boats shareholders to fluctuations, up or down, in the market value of Travis Boats' common stock;

      o allow all the unaffiliated Travis Boats shareholders to receive the same premium for their shares in the same liquidity event; and

      o allow the unaffiliated Travis Boats shareholders to pursue other investment alternatives with the cash proceeds from the merger.

      The detriment to the unaffiliated Travis Boats shareholders is their inability to participate as continuing shareholders in the possible future growth of Travis Boats. If the proposed merger is consummated, Tracker Marine will own all of the outstanding common stock of Travis Boats and as the sole equity owner of Travis Boats following the merger will benefit from any future earnings or growth and any increases in value of Travis Boats.

      The benefits of the merger to Travis Boats are:

      o being the wholly-owned subsidiary of Tracker Marine, which has been the indirect primary source of capital funding for Travis Boats since 2002 and is expected to have the financial wherewithal to provide the necessary future capital infusions in Travis Boats in order to permit Travis Boats to continue as a going-concern; and

      o the elimination of the substantial direct and indirect costs and expenses associated with being a publicly-held company.

      See "Special Factors - Purpose and Reasons for the Merger" for additional information regarding the benefits of the merger to Travis Boats.

      The benefits of the merger to the Tracker affiliates are the preservation of the substantial investments made by Tracker in Travis Boats and the receipt of 100% of the benefit from any future earnings or growth and any increases in value of Travis Boats. The detriment of the merger to the Tracker affiliates is the assumption of 100% of the burden and risk of providing the necessary capital to support the business of Travis Boats. See "Special Factors - Purpose of and Reasons of the Tracker Affiliates for the Merger" for additional information regarding the benefits and detriment of the merger to the Tracker affiliates.

      BENEFITS AND DETRIMENTS TO THE AFFILIATES OF TRAVIS BOATS OTHER THAN THE TRACKER AFFILIATES

      Any affiliate of Travis Boats (other than the Tracker affiliates) that is a shareholder of Travis Boats will share in the same benefit and detriment of the merger as the unaffiliated Travis Boats shareholders described above. All the officers and directors of Travis Boats shall resign when the merger is completed. In addition, as a result of the merger, Travis Boats will pay to Mark
T. Walton, the President and a director of Travis Boats, the $87,500 balance on an unsecured promissory note evidencing a loan Mr. Walton made to the Company in December 2002. For more information concerning the effects of the merger on the officers and directors of Travis Boats, please see "Interests of Certain Persons in the Merger" beginning on page ___.

CERTAIN EFFECTS OF THE MERGER

      CONVERSION OF OUTSTANDING TRAVIS BOATS STOCK AND STOCK OPTIONS

      Upon completion of the merger, each holder of shares of Travis Boats common stock will be entitled to receive $0.40 in cash for each such share held. Each share of Travis Boats preferred stock, all of which are held by Tracker, will be cancelled in exchange for the issuance of 1/100th of a share of the surviving Travis Boats common stock to Tracker Marine, the 99% partner of Tracker.

      Upon completion of the merger, each option to purchase shares of Travis Boats common stock that is outstanding prior to the effective time of the merger and is unvested and unexercisable will become fully vested and exercisable. Travis Boats is required to cause the cancellation of each unexercised and unexpired option, and the acceptance by each option holder of a cash payment equal to the number of shares of Travis Boats common stock underlying the option multiplied by the greater of $0.05 or the amount by which $0.40 exceeds the exercise price of the option, less any income tax or employment tax withholding required under the Code. See "The Merger Agreement - Treatment of Travis Boats Stock Options" beginning on page ________.

      EFFECT ON OWNERSHIP STRUCTURE OF TRAVIS BOATS

      If the merger is completed, 100% of the equity in Travis Boats (800 shares of the surviving Travis Boats common stock) will be owned by Tracker Marine. No current Travis Boats common shareholder will have any ownership interest in, or will be a shareholder of, Travis Boats. As a result, our common shareholders will no longer benefit from any increases in Travis Boats value, nor will they bear the risk of any decreases in Travis Boats' value. Following the merger, Tracker Marine will directly benefit from any increases in the value of Travis Boats and also will bear the risk of any decreases in the value of Travis Boats.

      EFFECTS ON INTERESTS IN TRAVIS BOATS' NET BOOK VALUE AND NET EARNINGS

      Tracker, by virtue of its ownership of shares of Travis Boats preferred stock, has, on an as-if converted basis, an interest of approximately 43% of Travis Boats' net book value and net earnings. The unaffiliated Travis Boats shareholders collectively have an interest of approximately 57% of Travis Boats' net book value and net earnings.

      If the merger is consummated, 100% of the equity of Travis Boats will be owned by Tracker Marine, the current 99% partner of Tracker, and the unaffiliated Travis Boats shareholders will cease to have any interest in Travis Boats' net book value and net earnings. Each of Three Johns, the JLM Trust, Mr. Burroughs and Mr. Morris will have an indirect interest in Travis Boats' net book value and net earnings by virtue of its direct or indirect, as the case may be, ownership interest in Tracker Marine.

      The table below sets forth the interest in Travis Boats' net book value as of September 30, 2004.

                      EFFECTS OF GOING PRIVATE TRANSACTION
               ON INTEREST IN TRAVIS BOATS TANGIBLE NET BOOK VALUE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  EQUITY AT           SHARES           PERCENT
                                                               SEPT 30, 2004(4)   OUTSTANDING(2)    OWNERSHIP (1)
                                                               --------------------------------------------------
Total stockholder's equity at Sept 30, 2004                         $9,118

Less Intangible asset                                                 (359)
                                                                    ------

Net tangible book value at Sept 30, 2004                            $8,759          7,552,000             100%

        Equity interest of preferred shares held by Tracker          8,000          3,252,825            91.3%

Tangible book value attributable to common shareholders (3)            759          4,299,727             8.7%


                                                                    ------
Tangible book value per preferred share                             $ 2.46                               91.3%
                                                                    ======

                                                                    ------
Tangible book value per common share                                $  .18                                8.7%
                                                                    ======

Equity Ownership of Travis Boats after Merger

Total stockholder's equity at Sept 30, 2004                          9,118
Less Intangible asset                                                 (359)
                                                                    ------

Equity Ownership of Travis Boats after Merger                       $8,759

        Equity of Tracker                                           $8,759                                100%

        Equity of common shareholders                               $    0                                100%

(1)   calculated as a percentage of tangible book value.

(2) assumes conversion of all shares of Travis Boats preferred stock into Travis Boats common stock in accordance with the terms of such stock.

(3) Value net of liquidation preference of preferred stock assuming Tracker does not convert its preferred shares to common shares.

(4) The Special Committee and the Board of Directors expect results from the period ended December 31, 2004 to be generally consistent with the same period of the prior fiscal year. This net loss would further materially decrease the book value of Travis Boats' assets. Travis Boats had a net loss of $4.1 million for the three months ended December 31, 2003.

      EFFECTS ON LISTING, REGISTRATION AND STATUS OF TRAVIS BOATS COMMON STOCK

      On December 29, 2004, in anticipation of the merger and because its common stock is held of record by less than 300 persons, the Company filed with the SEC a Form 15 notice of suspension of its duty to file reports and termination of the registration of its common stock under the Securities Exchange Act of 1934. Travis Boats expects the termination of registration to become effective within 90 days of the Form 15 filing. However, as a result of the Form 15 filing, the Company's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K, has been suspended.

      OPERATIONS OF TRAVIS BOATS FOLLOWING THE MERGER

      Upon completion of the merger, we expect the business and operations of Travis Boats will continue in substantially the same manner as currently conducted. However, we expect the following corporate events will occur:

      (a) All the current directors and officers of Travis Boats will resign and be replaced by Mr. Burroughs, Mr. Morris and other individuals affiliated with the Tracker affiliates.

      (b) The common stock of Travis Boats, which was recently delisted from the NASDAQ Small Cap Market and is now quoted on the Pink Sheets of the Electronic Quotation Service, will cease to be authorized for quotation on any inter-dealer quotation system.

      (c) The articles of incorporation and bylaws of Travis Boats will be automatically amended and restated to reflect the fact that Travis Boats will be the wholly-owned subsidiary of Tracker Marine. For instance, the board of directors of Travis Boats will consist of one director and the capitalization of the Company will be reduced to eight hundred (800) shares of common stock.

      (d) Travis Boats has filed to terminate its registration pursuant to
Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, which such filing shall become effective 90 days after the filing date.

      Except as otherwise indicated in this proxy statement, the Tracker affiliates do not have any present plans or proposals involving Travis Boats or its subsidiaries that relate to or would result in (1) an extraordinary corporate transaction such as a merger, reorganization or liquidation; (2) a purchase, sale or transfer of a material amount of assets; (3) a material change to the present dividend rate or policy, or indebtedness or capitalization of Travis Boats; or (4) any other material change in the corporate structure or business of Travis Boats.

      While Tracker and Tracker Marine do not currently have plans to materially change the business or operations of Travis Boats following the merger, Tracker and Tracker Marine reserve the right to change its plans at any time. Accordingly, Tracker Marine may elect to sell, transfer or otherwise dispose of all or any portion of the Travis Boats common stock or rights to acquire such stock owned by it after the merger or Tracker may decide to sell, transfer or otherwise dispose of all or any portion of Travis Boats' assets. In addition to the changes to present management and personnel of Travis Boats described in this proxy statement, Tracker Marine reserves the right to make additional changes at any time after the merger.


REASONS FOR THE SPECIAL COMMITTEE'S RECOMMENDATION; FACTORS CONSIDERED

      In recommending approval of the merger agreement and the merger to Travis Boats' Board of Directors on November 3, 2004 (as described above), the Special Committee considered numerous factors. The material factors, both positive and negative, are summarized below.

      The material positive factors are:


      (1) Tracker's existing relationship with the Company permits the merger transaction to move forward on an expedited basis. Unlike other potential candidates, Tracker did not require a lengthy due diligence period prior to executing the merger agreement. Failure to consummate the merger in the short term could leave Travis Boats without a ready source of financing and would likely prompt GE to declare events of default under the GE and TCFC credit facilities with Travis Boats and accelerate over $32 million of indebtedness owing under such facilities. The Special Committee determined that in such a scenario, Travis Boats would be unable to continue as a going concern. As a result, the stock price of a share of Travis Boats common stock would likely drop substantially below $0.40.

      (2) While the book value per share of the Company's common stock at the time the Special Committee recommended approval of the merger was $1.68, the tangible net book value attributable to common shareholders at June 30, 2004 was $1.09 per share after including the effect of Tracker's preferred stock, which has a liquidation preference prior to the common shareholders. It was also expected that results for the quarters ended September 30, 2004 and ending December 31, 2004 would be generally consistent with the same periods for the prior fiscal year. The expected net losses would materially decrease the book value of Travis Boats' assets. The tangible net book value attributable to common shareholders at September 30, 2004 was $0.18 per share (see chart on page ___). Further, management's determination of the ranges of estimated realizable values in liquidation were substantially lower than the then current book value of Travis Boats because the inventory and other assets were pledged as collateral on substantial indebtedness and would not be sold as a going concern.


      (3) As a result of the Special Committee's approval of Tracker's merger agreement, GE agreed to continue to forbear until January 15, 2005 and Tracker agreed to provide up to an additional $2.25 million of the working capital financing, both of which are significant reasons Travis Boats is able to continue as a going concern.

      (4) Travis Boats incurs substantial direct and indirect costs and expenses associated with being a publicly held company, including the accounting and legal fees associated with the obligation to file annual, quarterly and current reports with the SEC and the executive time expended to prepare and review such filings, and the Special Committee anticipates that these costs and expenses will continue to increase in the future due to the additional requirements of the Sarbanes-Oxley Act of 2002 and the related SEC regulations and NASD requirements. Currently, the Company estimates that the costs attributable to operating as a publicly held company include, on an annual basis, approximately $87,500 for additional insurance coverage for the Company's directors and officers, $32,000 for accounting and auditing expenses, $50,000 for legal fees associated with the reporting requirements of the SEC, $75,000 for fees, investor relations, annual reports and transfer agents, $95,000 for lost productivity in preparing and reviewing the filings, and $85,000 attributable to other miscellaneous requirements associated with the Sarbanes-Oxley Act.

      (5) During the course of its negotiations, Tracker informed the Special Committee that, if a competing offer was accepted, it would not accept a reduction of its Travis Boats preferred stock $8.0 million preferred distribution right. Without such a reduction, it was highly unlikely that a competing offer would be as advantageous to the Travis Boats common shareholders as the Tracker Marine offer.

      (6) Based upon, among other things, the detailed financial and valuation analysis presented to and discussed with the committee by Davenport, the $0.40 per share cash merger consideration provided by the merger agreement is superior to the other offers as expressed in their indications of interest, particularly in conjunction with the difficulty of bringing in another party due to the financial restraints on Travis Boats and the requirement that GE approve any proposed buyer.

      (7) The oral opinion of Davenport, subsequently confirmed in writing on November 9, 2004, concluding that, based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken, described in the written opinion, the $0.40 per share cash merger consideration provided by the merger agreement is fair, from a financial point of view, to the holders of Travis Boats common stock.

      (8) Davenport and Travis Boats evaluated a number of strategic alternatives, solicited potential buyers, received requests for information from six firms, responded to the inquiries, and received and evaluated indications of interest from three firms, including Tracker, prior to entering into the merger agreement, and the offer from Tracker Marine was deemed to result in the greatest return for the shareholders of Travis Boats.

      (9) Based upon ranges of estimated realizable values in liquidation provided by management, Davenport prepared an analysis that indicated the liquidation of Travis Boats would likely not result in any proceeds to the shareholders.

      (10) The merger agreement, after giving consideration to the requirements and conditions set forth therein, allows Travis Boats a reasonable opportunity to respond to certain third party acquisition proposals, and, if a superior proposal is made, to terminate the merger agreement and accept the superior proposal up until the time of the shareholder vote on the merger agreement, subject to certain limitations including the reimbursement of Tracker's out-of-pocket costs and expenses that are reasonably incurred in connection with the merger agreement, the merger and the transactions contemplated thereby.


      (11) Travis Boats' obligation to reimburse Tracker's out-of-pocket costs and expenses if Travis Boats terminates the merger agreement in favor of a superior offer is capped at $500,000, which, in the judgment of the Special Committee, is reasonable for a transaction of this size.


      (12) Holders of Travis Boats common stock that do not vote in favor of the merger or do not otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under Article 5.12 of the TBCA.

      (13) The probability of successfully consummating a transaction with Tracker is substantially higher than with other potential third parties for numerous reasons, including the following:

            o Tracker and Tracker Marine are already very familiar with Travis Boats and the boating industry due to Tracker's previous investments in Travis Boats and representation on Travis Boats' Board of Directors, and Tracker Marine's long term supplier relationship with Travis Boats and its own manufacturing and retail boating operations.

            o A third party may not have been as willing or able as Tracker to provide additional immediate short-term working capital financing prior to the closing of the merger agreement, which such financing is required in order to help Travis Boats continue as a going-concern.

            o GE may not have approved the merger or agreed to forbear from exercising its rights under its credit facilities or provide additional credit to Travis Boats if a third party other than Tracker Marine was the proposed acquiror.

            o Other third parties likely would require a significant time period to perform due diligence regarding a potential investment in Travis Boats.

            o Tracker has a current ability to fund the transaction with Travis Boats without obtaining third party financing.


      (14) Since the Travis Boats common shareholders will have no ongoing equity participation in Travis Boats following the merger, such shareholders will cease to bear the risk of any decreases in Travis Boats' value.


      The material negative factors are:

      (1) That the Travis Boats common shareholders will have no ongoing equity participation in Travis Boats following the merger; such shareholders will cease to participate in Travis Boats' future earnings or growth, if any, or to benefit from increases, if any, in the value of Travis Boats' stock owned by them and will not participate in any future sale of Travis Boats to a third party.

      (2) Although Davenport and Travis Boats' management solicited a number of potential buyers prior to entering into the merger agreement, Travis Boats only received a few proposals in response to those solicitations, and a robust auction process did not develop.


      (3) Tracker's obligation to consummate the merger is subject to certain conditions, which, however limited, do allow Tracker to refuse to consummate the transaction, providing a degree of uncertainty that the merger can be completed; in particular, certain conditions require the active participation of third parties such as the conditions relating to the requisite shareholder vote and the condition that Travis Boats, GE and Tracker must agree on inventory financing on a going-forward basis on terms mutually agreeable to all the parties.


      (4) If Travis Boats receives a competing third-party offer that allows our Board of Directors to terminate the merger agreement and that our Board of Directors considers superior to the merger, Travis Boats will be obligated to pay up to $500,000 of Tracker's fees and expenses.

      (5) That the cash consideration to be received by the holders of Travis Boats stock will be taxable to them.

      (6)   The closing of the merger must be approved by GE.


      In connection with its determination, the Special Committee adopted the conclusions and analyses set forth in the Davenport Opinion, including, but not limited to, the conclusions and analyses of Davenport relating to net book value, liquidation value, and going-concern value. As discussed above, the Special Committee did not consider the net book value at the time of its determination to be a significant factor due to its expectation that net losses during the quarters ended September 30, 2004 and ending December 31, 2004 would materially decrease the book value of Travis Boats' assets and correspondingly decrease the net tangible book value attributable to common shareholders. In fact, management's determination of the ranges of estimated realizable values in liquidation were substantially lower than the then current book value of Travis Boats because the inventory and other assets were pledged as collateral on substantial indebtedness and would not be sold as a going concern. Further, because it was unlikely that the Company would be able to continue as a going concern absent a sale or an additional equity capital raise, the Special Committee concluded that going concern value was not particularly relevant to its determination.


      The Special Committee did not consider the historical or current market value of the Company's common stock significant for the purpose of evaluating the merger, given the Company's weak financial position and liquidity shortfalls. The Special Committee expected that net losses for the quarters ended September 30, 2004 and ended December 31, 2004 would continue the downward trend of the market value of the Company's stock. Similarly, the Special Committee did not feel that the decision by the Company to purchase shares of its common stock for $0.70 per share in 2003 was relevant in assessing the consideration to be received by Travis Boats common shareholders in the merger, as the financial condition of the Company had further deteriorated, and the market price of the Company's common stock had declined, since the time of that purchase.


      The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. On balance, the Special Committee believed that the positive factors discussed above outweighed the negative factors discussed above.

      The Special Committee also believes the process it followed in recommending the approval of the merger agreement was fair because:

      (1) The Special Committee consists entirely of directors who are not Travis Boats officers or affiliated with Tracker and its affiliates.

      (2) The members of the Special Committee will not personally benefit from the consummation of the merger in a manner different from the unaffiliated Travis Boats shareholders.

      (3)   The Special Committee was advised by outside legal counsel.

      (4) The Special Committee retained and was advised by Davenport, an independent investment banker, which assisted the Special Committee in its evaluation of the fairness of the $0.40 per share cash merger consideration to the unaffiliated Travis Boats shareholders.


      (5) The merger agreement resulted from active and comprehensive negotiations.


      (6) The merger agreement requires that the merger be approved by a majority of the shares of Travis Boats common stock held by the unaffiliated Travis Boats shareholders.

      (7) Davenport and Travis Boats' management solicited a number of potential buyers, provided them information regarding Travis Boats and access to Travis Boats' management, but the consideration offered was less, and the Board of Directors determined that Travis Boats and its shareholders were better served pursuing the proposed transaction with Tracker.

      (8) The merger agreement, after giving consideration to the requirements and conditions set forth therein, allows Travis Boats a reasonable opportunity to respond to certain third party acquisition proposals, and, if a superior proposal is made, to terminate the merger agreement and accept the superior proposal up until the time of the shareholder vote on the merger agreement, subject to certain limitations including the reimbursement of Tracker's out-of-pocket costs and expenses related to the merger.

      (9) Travis Boats obligation to reimburse Tracker's out-of-pocket costs and expenses if Travis Boats terminates the merger agreement in favor of a superior offer is capped at $500,000, which, as a percentage of the transaction value, is reasonable for a transaction of this size.

      (10) The extended and numerous deliberations pursuant to which the Special Committee evaluated the proposed merger.

REASONS FOR THE BOARD'S RECOMMENDATION; FACTORS CONSIDERED

      In approving the merger agreement and related agreements, and recommending that the Travis Boats shareholders vote for the adoption of the merger agreement, the Board of Directors of Travis Boats considered a number of factors, including the following material factors:


      (1) The determination and recommendation of the Special Committee and the factors considered by the Special Committee, as described under the caption "Special Factors - Reasons for the Special Committee's Recommendation; Factors Considered" above.

      (2) Tracker has been, and, for the foreseeable future, may be, the only source of working capital financing available to Travis Boats in order to meet the cash needs of the Company.

      (3) Travis Boats currently has expired credit lines and is without any firm sources of future financing. The Company is at risk of GE, declaring an event of default based on the expiration of the credit lines and other factors. The Company believes that GE would be unlikely to further forbear or consent to a prolonged or conditional merger transaction with an acquiror other than Tracker. Without the ability to cure its defaults, Travis Boats may not be able to continue as a going-concern.

      (4) Efforts to restore operating profits in recent fiscal years and to generate sufficient additional cash reserves have been largely unsuccessful.

      (5) Given the uncertain financial condition of the Company, the Board does not believe that the price of our stock would trade materially above $0.40, and would likely trade substantially below $.40, in the reasonably foreseeable future without Tracker's financial involvement and influence with GE.

      (6) The fact that the merger consideration will be all cash, which provides certainty of value to the Travis Boats shareholders.

      (7) The financial presentation of Davenport, including the oral opinion of Davenport (confirmed by delivery of a written opinion dated November 9, 2004) to the effect that, as of the date of the opinion and based on and subject to the matters stated in the opinion, the consideration to be received by the holders of Travis Boats common stock is fair from a financial point of view to those holders. The opinion of Davenport is more fully described below under the caption "Opinion of Davenport."

      (8) The terms of the merger agreement, including the ability of Travis Boats to consider competing proposals. The Board of Directors considered that the merger agreement permits Travis Boats to furnish information to, and enter into discussions with, third parties in response to unsolicited written proposals regarding a competing transaction if the Board of Directors or the Special Committee determines in good faith, after consultation with outside legal counsel, that the proposed transaction may be reasonably capable of being completed (and financed), and may, if consummated, result in a transaction more favorable to the Travis Boats shareholders from a financial point of view than the merger. See "The Merger Agreement - Covenants of Travis Boats - No Solicitation of Other Offers" beginning on page ___ for additional information regarding the ability of Travis Boats to consider competing proposals.

      (9) The other terms of the merger agreement regarding competing proposals, including the ability of Travis Boats to terminate the merger agreement and accept a financially superior proposal under specified conditions, subject to the payment to Tracker of an expense reimbursement fee. See "The Merger Agreement - Covenants of Travis Boats - No Solicitation of Other Offers" beginning on page ___ for additional information regarding the ability of Travis Boats to consider competing proposals and "The Merger Agreement - Expense Reimbursement" beginning on page ___ for a description of the expenses for which Travis Boats is responsible.

      (10) The fact that Travis Boats and its advisors actively solicited indications of interest from other parties who might be interested in engaging in a transaction with Travis Boats prior to execution of the merger agreement and that any other offers received were determined by Davenport to be less beneficial to the Travis Boats common shareholders than the Tracker Marine offer.

      (11) The Board of Directors' concern that a transaction that might involve significant delays to consummation, or risk of non-consummation, would jeopardize the future of the Company.

      (12) The risk that Travis Boats pursuing other indications of interest might cause Tracker Marine to terminate its discussions with Travis Boats.

      (13) The terms of the merger agreement providing that, if the agreement is terminated in favor of a superior offer, Travis Boats will be responsible for payment to Tracker of an expense coverage fee of reasonable fees up to $500,000, is reasonable for a transaction of this size.

      (14) The fact that Tracker, by virtue of its ownership of the Travis Boats preferred stock, must approve certain actions proposed to be taken by Travis Boats, including any merger, consolidation or similar transaction involving Travis Boats (including the merger).

      (15) The fact that a transaction with a party other than Tracker will likely require the payment of a $8.0 million preferred distribution to Tracker by virtue of its ownership of the Travis Boats preferred stock, greatly reducing the benefit of such a third party offer to the holders of Travis Boats common stock.

      (16) The potential conflicts of interest between Travis Boats, on the one hand, and Tracker, on the other hand. See sections entitled "Special Factors - Background of the Merger" above and "Interests of Certain Persons in the Merger" beginning on page ___ for a description of these potential conflicts of interest.

      (17) The procedural safeguards that have been put in place to ensure the fairness of the transactions to the Travis Boats common shareholders, including the formation of the Special Committee and the requirement that the merger be approved by holders of a majority of the Travis Boats common stock held by unaffiliated Travis Boats shareholders.

      (18) The fact that holders of Travis Boats common stock that do not vote in favor of the merger or otherwise waive their rights of appraisal will have the opportunity to demand an appraisal of the fair value of their shares under Article 5.12 of the TBCA.

      (19) The probability of successfully consummating a transaction with Tracker Marine is substantially higher than with other potential third parties for numerous reasons, particularly Tracker Marine's existing investment in Travis Boats.

      (20) The fact that, following the merger, Travis Boats shareholders will cease to participate in any future growth of Travis Boats or benefit from any increase in its value.

      (21) The negative impact of any customer or supplier disappointment or confusion after announcement of the proposed merger.

      In connection with its determination, Travis Boat's Board of Directors adopted the conclusions and analyses set forth in the Davenport Opinion, including, but not limited to, the conclusions and analyses of Davenport relating to net book value, liquidation value, and going concern value. As discussed above, the Board did not consider the net book value at the time of its determination to be a significant factor due to its expectation that net losses during the quarters ended September 30, 2004 and ending December 31, 2004 would materially decrease the book value of Travis Boats' assets and correspondingly decrease the net tangible book value attributable to common shareholders. In fact, management's determination of the ranges of estimated realizable values in liquidation were substantially lower than the then current book value of Travis Boats because the inventory and other assets were pledged as collateral on substantial indebtedness and would not be sold as a going concern. Further, because it was unlikely that the Company would be able to continue as a going concern absent a sale or an additional equity capital raise, the Board of Directors concluded that going concern value was not particularly relevant to its determination.


      The Board of Directors did not consider the historical or current market value of the Company's common stock significant for the purpose of evaluating the merger, given the Company's weak financial position and liquidity shortfalls. The Board expected that net losses for the quarters ended September 30, 2004 and ended December 31, 2004 would continue the downward trend of the market value of the Company's stock. Similarly, the Board did not feel that the decision by the Company to purchase shares of its common stock for $0.70 per share in 2003 was relevant in assessing the consideration to be received by Travis Boats common shareholders in the merger, as the financial condition of the Company had further deteriorated, and the market price of the Company's common stock had declined, since the time of that purchase.


      The foregoing discussion of the information and factors considered by Travis Boats' Board of Directors is not intended to be exhaustive but includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the merger, Travis Boats' Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

      Travis Boats' Board of Directors considered all of these factors in reaching the conclusions and recommendations described above. These factors generally figured positively, as advantages or opportunities, with the following exceptions:


      o the factor described in clause (13), which figured negatively, but which the Board felt was outweighed by the other factors and the countervailing consideration discussed within clause (13);

      o the factor described in clause (14) above, which the Board considered neutral in its evaluation;

      o the factor considered in clause (20) above, which figured negatively, but one which the Travis Boats' Board of Directors felt was outweighed by the other factors, including the factors described in clauses (2) through (6);

      o the factors described in clause (16) above, which figured negatively as a risk but a risk which the Board of Directors believed could be managed successfully, including through the factor described in clause (17).

      o the factor described in clause (21) above, which figured negatively, but which the Travis Boats' Board of Directors felt was outweighed by the other factors.


RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

      THE SPECIAL COMMITTEE


      In July 2004, our Board of Directors formed the Special Committee of disinterested directors to consider strategic alternatives, including transactions involving the recapitalization of Travis Boats. The Special Committee consists of two members of our Board of Directors who are not employed by, or otherwise affiliated with, Tracker. The members of the Special Committee are Richard S. Birnbaum and James P. Karides. The Special Committee received legal and financial advice and conducted a vigorous evaluation of, and participated in negotiations with respect to, the merger agreement and the various other agreements related to the merger.

      The Special Committee, by unanimous vote at a meeting held on November 3, 2004, determined that the merger agreement and the transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of Travis Boats and the unaffiliated Travis Boats shareholders. The Special Committee recommended that (1) our Board of Directors adopt and approve the merger agreement and the transactions contemplated by the merger agreement and (2) the holders of Travis Boats common stock vote in favor of adoption of the merger agreement. In reaching its determination, the Special Committee consulted with management, as well as the Special Committee's financial and legal advisors, and considered the short-term and long-term interests and prospects of the Travis Boats shareholders on whose behalf it made its determination and recommendation. Along with the other factors described in more detail above, the Special Committee also considered the fairness opinion presented to the Special Committee by Davenport, and adopted the conclusions and analyses set forth therein. See the section entitled "Special Factors - Opinion of Davenport" for a discussion of Davenport's fairness opinion.


      OUR BOARD OF DIRECTORS


      Our Board of Directors consists of five directors, two of whom, Messrs. Kenneth N. Burroughs and Robert L. Ring, have interests in the merger different from the interests of the unaffiliated Travis Boats shareholders generally. On November 3, 2004, our Board of Directors, with Messrs. Burroughs and Ring abstaining and not participating in order to avoid a conflict of interest, approved and adopted the merger agreement, determined to submit it to our shareholders to vote upon its adoption and recommended that our shareholders vote in favor of the adoption of the merger agreement. Messrs. Burroughs and Ring chose to abstain and not to participate in the meeting due to their affiliation or association with Tracker, which has interests in the merger that are different from those of the unaffiliated Travis Boats shareholders generally. See the section entitled "Interests of Travis Boats' Directors - Interests of Directors Affiliated or Associated with Tracker and Tracker Marine" beginning on page ___ for additional information on Tracker's interests in the merger.


      On the basis of the Special Committee's recommendation, our Board of Directors (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Travis Boats and its shareholders, including the unaffiliated Travis Boats shareholders, and (2) recommended that our shareholders adopt the merger agreement.

      In reaching its determination, our Board of Directors consulted with Travis Boats' management, as well as its financial and legal advisors, and considered the short-term and long-term interests and prospects of the unaffiliated Travis Boats shareholders. Along with the factors described in more detail above, the Board of Directors considered the opinion as to fairness presented by Davenport, and adopted the conclusions and analyses set forth therein. See the sections entitled "Special Factors - Background of the Merger" for additional information on the Board of Director's recommendations and "Special Factors - Opinion of Davenport" for a discussion of Davenport's opinion.


OPINION OF DAVENPORT

      Travis Boats engaged Davenport to act as its financial advisor in connection with the Special Committee's evaluation of strategic business and financial options, as well as its financial advisor in connection with any sale or financing transactions. Davenport was also engaged to render a written opinion to Travis Boats' board as to the fairness, from a financial point of view, of the consideration to be paid to Travis Boats' shareholders in accordance with a potential acquisition. In requesting Davenport's advice and opinion, no restrictions or limitations were imposed by Travis Boats upon Davenport with respect to the investigations made or the procedures followed by Davenport in rendering its opinion.


      On November 3, 2004, Davenport reviewed the financial aspects of the proposed acquisition and delivered its oral opinion (the "Davenport Opinion") to the Special Committee and the directors of Travis Boats that are not affiliated with Tracker to the effect that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be paid to Travis Boats' shareholders pursuant to the Merger Agreement was fair to Travis Boats' shareholders from a financial point of view. On November 9, 2004, Davenport reaffirmed its opinion that the Merger Agreement was fair to Travis Boats' shareholder from a financial point of view and delivered its written opinion to that effect.


      THE FULL TEXT OF THE DAVENPORT OPINION, WHICH DESCRIBES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND THE LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS APPENDIX B AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. THE DESCRIPTION OF THE DAVENPORT OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DAVENPORT OPINION IN APPENDIX B. TRAVIS BOATS' SHAREHOLDERS ARE URGED TO READ THE DAVENPORT OPINION CAREFULLY AND IN ITS ENTIRETY.


      The Davenport Opinion is directed to the Special Committee and relates only to the fairness, from a financial point of view, of the consideration to be received by Travis Boats' shareholders in the Merger, and it is not a recommendation on the amount of consideration being paid by Tracker. Further, the Davenport Opinion is not a recommendation to any Travis Boats shareholder as to how he or she should vote at the special meeting.


      Davenport is an investment banking firm. As part of its investment banking business, Davenport is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Davenport was selected by the Special Committee to act as its financial advisor because of Davenport's experience in advising middle market companies in merger and acquisition transactions and valuations, including several other small capitalization, publicly traded companies.

      In arriving at its opinion, Davenport, among other things:


      o Reviewed the Merger Agreement and the latest draft of Travis Boats' Forbearance Agreement with its senior lender and various publicly available financial statements and other information about Travis Boats and Tracker;

      o Reviewed non-public financial information regarding per store financial results and sales by product and location and operating data of Travis Boats provided by the management team, including an internal financial forecast regarding Travis Boats furnished by the Company's management;

      o Held discussions with members of Travis Boats' management regarding past and current business operations, its financial condition, the Merger and the business and future prospects of Travis Boats;


      o     Prepared an analysis of the discounted cash flows of Travis Boats;


      o Compared the results of operations and market value of Travis with other similar information for selected publicly traded companies deemed to be relevant;


      o Reviewed the reported prices and trading activity for Travis Boats common stock, including its historical valuation multiples;


      o Compared the proposed financial terms of the Merger with the financial terms of various other mergers and acquisitions involving retailers in recent years;


      o Took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the retail industry generally; and

      o Conducted other studies, analyses and investigations, and considered other information, that were deemed appropriate.

      In conducting its review and arriving at its opinion, Davenport relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available from public sources, provided by Travis Boats and their representatives, or was otherwise reviewed by Davenport. Davenport assumed no responsibility for independently verifying the accuracy or completeness of any such information. Davenport is not an expert in the evaluation of real estate or inventories and did not make any independent evaluation, appraisal or physical inspection of Travis Boats' assets or properties, nor was Davenport furnished with any evaluation or appraisal of its assets, liabilities or properties.



      Specifically, Davenport relied on the nonpublic financial information and financial forecast information furnished to or discussed with Travis Boats included in Appendix F to this Proxy Statement:


      With respect to the financial forecast information furnished to or discussed with Travis Boats, Davenport assumed that such financial forecast information had been reasonably prepared and reflected the best currently available estimates and judgment of Travis Boats' management as to the expected future financial performance of Travis Boats. Davenport assumed no responsibility for and expressed no view as to any such forecasts or estimates or the assumptions upon which they were based. Davenport also assumed that the merger would be completed substantially in accordance with the terms set forth in the merger agreement without waiver of any material terms or conditions. Davenport further assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger contemplated by the merger agreement will be obtained without any adverse effect on the Company or the expected benefits of the merger in any way material to our analysis. Davenport's opinion was necessarily based upon economic, market, financial and other conditions as they existed and could be evaluated on the date it was rendered. More specifically, Davenport assumed economic, market and industry conditions generally consistent with those in existence on the date of its opinion which included, among others, the following:

      o     real GDP growing at 3% to 5% per annum;

      o     increasing boat sales in the range of 5% to 10% per annum;

      o continued measured increases in short-term interest rates from the then targeted Federal Funds rate of 1.75%; and

      o     a national unemployment rate between 5% and 6%.


Davenport does not have any obligation to update, revise or reaffirm its Opinion or otherwise comment on any events occurring after November 9, 2004.


      In determining to approve the merger agreement, Travis Boats' board of directors adopted the conclusions and analyses set forth in the Davenport Opinion. However, the Davenport Opinion was just one of the many factors taken into consideration by Travis Boats' board of directors in determining to approve the merger agreement. See "Special Factors - Purpose and Reasons for the Merger" on page ___. The Davenport Opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Travis Boats, nor does it address the effect of any other business combination in which Travis Boats might engage.


      In connection with rendering its opinion, Davenport performed a variety of financial analyses. The following is a summary of the material analyses presented to the Special Committee of Travis Boats and its board of directors at its meeting on November 3, 2004. The financial analyses summarized below include information presented in tabular format. The summary set forth below does not purport to be a complete description of the analyses performed by Davenport, but describes, in summary form, the principal elements of the presentation made by Davenport to Travis Boats' Special Committee and board of directors on November 3, 2004. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Davenport was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Davenport did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Davenport considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Davenport did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized below, Davenport believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion.


      In performing its analyses, Davenport took into account current and historical industry performance and current economic and market conditions, many of which are beyond the control of Travis Boats. Due to Travis Boats' deteriorating financial condition, its ongoing operating losses and the requirements imposed by its primary lender, Travis Boats had recently begun a downsizing process that included the closure of several of its Florida store locations. While management believes that the Florida stores are viable and could maximize shareholder value over the long-term, there would be certain short-term advantages to their divestiture or closure. For example, without the Florida operations, the Company would significantly reduce its working capital needs and be able to generate cash from the sale of certain Florida property. Accordingly, where appropriate in its analyses, Davenport assumed that Travis Boats would cease operations in Florida and would successfully raise an additional $5 million of common equity at the proposed merger price. Davenport determined that the failure to raise at least an additional $5 million in equity on reasonable terms and conditions would have jeopardized Travis' ability to continue as a going concern and would likely have adversely impacted the financial information utilized by Davenport in its analysis. Similarly, in connection with discussions regarding the status of Travis' borrowing agreements, GE, the Company's senior inventory finance lender, estimated that at least $5 million in additional equity would be needed for Travis to continue as a going concern. The projections and other information used in the analyses performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses and the results of such analyses.

      Transaction Summary. Davenport reviewed the terms of the proposed merger, including the aggregate transaction value. As is more specifically set forth in the merger agreement, upon consummation of the merger, each holder of Travis Boats common stock will be entitled to receive cash consideration of $0.40 for each share of Travis Boats common stock. See "The Merger Agreement - Treatment of Travis Boats Stock in the Merger" beginning on page ___. Note that Davenport only opined as to the fairness of the cash consideration to be paid to the Travis Boats common shareholders after the $0.40 per share amount was agreed to by Tracker and the Company, and Davenport did not recommend to Travis Boats a minimally acceptable amount of cash consideration. Transaction multiples and premiums from the merger were based on the $0.40 per share price. Due to Travis Boats' operating losses over the last twelve months ended September 30, 2004, and the corresponding inability to calculate meaningful earnings-based valuation multiples, Davenport utilized forecasted financial data for Travis Boats for the fiscal year ending September 30, 2005 in several of its analyses. Based on the merger price of $0.40 per share, Davenport calculated the premium over Travis Boats' closing stock price of $0.37 as of November 2, 2004 to be 8.1%. On November 9, 2004, when Davenport reaffirmed its opinion, the merger price of $0.40 per share equaled the closing price of $0.40 per share.


      Selected Transactions Analysis. Davenport analyzed 34 selected transactions consummated within the previous two years involving the acquisition of specialty retailers with revenues greater than or equal to $50 million in which there was publicly available information regarding the terms of the transaction and the financial performance of the acquired companies. For each transaction, Davenport determined enterprise value and equity value multiples based on last twelve month revenues, earnings before interest, income taxes, depreciation and amortization ("EBITDA"), earnings before interest and income taxes ("EBIT"), earnings before income taxes ("EBT"), net income available to common shareholders and book value of common equity. For the purposes of this analysis, enterprise value was based on the sum of the market value of equity and funded debt, less any cash, while equity value was calculated as the market value of the company's common shares. Davenport then determined a range of values for each multiple, including a median value, and applied those multiples to Travis Boats' projected fiscal year 2005 financial results to determine an implied value of Travis Boats' common stock. Projected 2005 financial data were used in this analysis because Travis Boats did not generate sufficient income during the last twelve months ("LTM") to calculate meaningful results. . Travis Boats' projected financial data for 2005 utilized in this analysis excluded projected costs related the closure of its Florida locations. The following table summaries the multiples transaction values, and one day, five day and thirty day premiums for these transactions, excluding outliers, and the implied valuation for Travis Boats' common stock utilizing the median multiple.


                                         IMPLIED  SELECTED TRANSACTION ANALYSIS
                                                  -----------------------------
                                          TRVS         LOW       HIGH   MEDIAN
Enterprise Value to Revenues            ($1.01)      0.04x      1.25x    0.29x
Enterprise Value to EBITDA              ($0.90)       4.2x      11.4x     7.8x
Enterprise Value to EBIT                ($1.01)       7.3x      15.5x    10.4x
Common Equity Value to EBT              $ 0.04        5.1x      18.7x    11.5x
Common Equity Value Net Income          $ 0.26        8.3x      30.5x    16.0x
Common Equity Value to Book Value       $ 0.20        0.1x       5.2x     1.2x
Enterprise Value (millions)             $ 46.2        $5.4   $1,507.8    $98.6
Equity Value (millions)                 $ 1.72        $2.2   $1,275.2    $74.0
1-Day Premium                                         8.4%      92.6%     36.4%
5-Day Premium                                          42%        49%     36.1%
30-Day Premiun                                      -11.9%      95.2%     44.8%


      Davenport noted that the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and inherently different from Travis Boats' businesses, operations and prospects. Consequently, Davenport believed that it was inappropriate to, and therefore, did not rely solely on the quantitative results of the analysis and made qualitative judgments concerning differences between the characteristics of these transactions and the proposed merger.

      Guideline Public Company Analysis. To provide contextual data and comparative market information, Davenport compared selected financial information for Travis Boats to the corresponding publicly available information of certain other retailers whose securities are publicly traded. The guideline companies were chosen because they are retailers and possess general business, operating and other characteristics representative of companies in industry in which Travis Boats operates. More specifically, the guideline companies were selected because; similar to Travis, their principal business activities consisted of the retail distribution of recreational/sporting goods products. The companies included essentially two types of retailers, those that focus on marine and/or outdoor activities and those that focus on sporting goods. The guideline companies were comprised of: Cabela's, Gander Mountain, MarineMax, and West Marine (marine and/or outdoors); Dick's Sporting Goods, Hibbett Sporting Goods, Sports Chalet, and the Sports Authority (sporting goods).


      Davenport advised the board that among the guideline companies only MarineMax exhibited a relatively high level of comparability to Travis Boats and that their analyses had to be considered in light of that qualification. The purpose of these analyses was to ascertain how Travis Boats compared to the guideline companies in relation to certain financial indicators and to determine the implied value of Travis Boats' share price utilizing the various multiples. Davenport further advised the board that all of the guideline companies were larger, had generated superior financial results and were in materially better financial condition than Travis Boats. Consequently, Davenport believed that it was inappropriate to, and therefore, did not rely solely on the quantitative results of the analysis and made qualitative judgments concerning differences between the characteristics of these guideline companies and the proposed merger.


      For each guideline company, Davenport determined enterprise value and equity value multiples based on LTM Revenues, LTM EBITDA, LTM EBIT, projected 2005 net income and book value. For the purposes of this analysis, enterprise value was based on the sum of market value of equity and funded debt, less any cash, while equity value was calculated as the market value of the company's common shares. Davenport then determined the median value for each multiple and applied that multiple to Travis Boats' results to determine an implied value of Travis Boats' common stock. However, since Travis Boats did not generate sufficient earnings during the last twelve months to calculate meaningful results, Davenport utilized the projected operating results for fiscal 2005, excluding projected costs related to closing its Florida locations. The multiples for these transactions, excluding outliers, and the implied valuation for Travis Boats' common stock utilizing the median multiple are summarized in the table below.


                                    IMPLIED    GUIDELINE COMPANY ANALYSIS
                                               --------------------------
                                     TRVS        LOW    HIGH     MEDIAN
Enterprise Value to EBITDA          ($0.30)      6.0x   17.5x    10.5x
Enterprise Value to EBIT            ($0.59)     10.1x   23.1X    13.1x
Common Equity Value to Net Income   $0.25       11.1x   24.2x    15.3x
Common Equity Value to Book Value   $0.32        1.4x    6.7x     1.9x


      Davenport also calculated an implied per share value assuming the addition of a control premium of 30%, which increased the implied values to $0.32 and $0.41 per share using the net income and book value measures, respectively. Davenport noted that control premiums are generally reflective of the enhanced earnings that an acquirer estimates are achievable as a result of merger synergies and/or operational changes and that no such analysis was provided to Davenport by Tracker or any other party. However, Davenport did note that the average premium paid in recent going private transactions approximated 30% (see "Premiums Paid" Analysis below). In addition to the guideline public company analysis, Davenport also examined historical multiples of cash flow and earnings for a larger group of special line retailers over a five-year period. This analysis was also used for contextual purposes and to assist in determining an appropriate range of multiples for the discounted cash flow analysis.

      Discounted Cash Flow Analysis. Davenport performed a discounted cash flow analysis by making certain assumptions about Travis Boats' future growth and profitability. The assumptions were based on Travis Boats' historical trends and projections provided by management and subsequent discussions with them, as well as industry trends. Based on these projections and assumptions, Davenport calculated Travis Boats' free cash flows over a five-year period. Davenport calculated a terminal value at the end of the five-year period by using a range of 14.0x to 18.0x estimated 2009 earnings per share. The terminal value range of price-to-earnings multiples was based on a combination of industry trends and past Travis Boats trading history. Specifically, Davenport noted that the price to 2005 earnings of the guideline public companies ranged from 11.1x to 24.2x with a median value of 15.3x and that Travis Boats' price to earnings multiple had averaged 16.1x since its initial public offering (excluding negative values). Present values were calculated using discount rates ranging from 25% to 30%. Davenport selected this range on the basis of discussions with management, current capital market conditions, an analysis of historical costs of capital and the unique operating and financial risks specific to the Company, and its estimate of the minimum rates of return required by private equity investors in distressed companies. The discounted cash flow analysis provided a range of values from $0.15 to $0.50 per share.


      Davenport noted that it included a discounted cash flow analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made. The projections and other information used in the discounted cash flow analysis performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses, and the results of such analyses.


      Premiums Paid Analysis. Based on publicly available information, Davenport determined the premium or discount represented by the merger price of $0.40 per share to recent trading prices of Travis Boats common shares. Davenport then compared the premium or discount to the median premiums paid from the Selected Transactions Analysis discussed above and from recent going private transactions as of one day, five days and thirty days prior to the announcement date of each transaction. Davenport noted that the closing price per share of Travis Boats common stock decreased 14% from October 2, 2004 to November 2, 2004.


      The following table presents the results of this analysis:

                                                         Selected         Going
Premium As Of                                TRVS      Transactions      Private
One day prior to announcement                 8.1%         36.4%          16.5%
Five days prior to announcement               0.0%         36.1%          18.8%
Thirty days prior to announcement           -16.7%         44.8%          29.7%


      The recent going private transactions included all transactions occurring after October 15, 2003. Davenport was unable to find any going private transactions during this period for companies that it believed to be directly comparable with Travis and, accordingly, used a composite of all going private transactions in its premiums paid analysis.


      Davenport advised the board that no company utilized in the premiums paid analysis is identical to Travis Boats, nor is any transaction identical to the merger and that premiums paid generally reflect the enhanced earnings that an acquirer believes are achievable as a result of merger synergies. Davenport further advised that, based on the financial and operating difficulties being experienced by Travis Boats, premiums paid for other companies are not necessarily indicative of the premium that could be obtained by Travis Boats. Consequently, a purely quantitative premiums paid analysis would not be an appropriate use of such analysis as qualitative judgments concerning the differences between the characteristics of these transactions and the merger would be necessary.


      Historical Stock Trading Analysis. Davenport reviewed the trading price and volume for the Travis Boats common stock and the relationship between price movements and Travis Boats' trailing earnings per share. Among other factors, this analysis indicated that Travis Boats, excluding outlying ratios, traded at average and median price-to-earnings ratios of approximately 16.0x and 14.0x, respectively, from April 1997 through January 2001. Subsequent to January 2001, Travis Boats' trailing earnings were not sufficient to determine a meaningful price-to-earnings ratio. Davenport utilized this analysis for contextual purposes and to assist it in determining appropriate terminal multiples for its discounted cash flow analysis.

      Liquidation Analysis. Due to Travis Boats' operating results, financial condition and liquidity requirements, Davenport noted that the possibility of a forced liquidation of the assets of Travis Boats exists. Davenport analyzed the pro forma financial impact of liquidation as of September 30, 2004 should the merger not be completed. Davenport assumed a range of realizable values for the assets and liabilities of Travis Boats as well as estimated costs of liquidation. The ranges of estimated realizable values used (by major asset category) were as follows:


Asset Category                                          Range
----------------------------------------              ----------
Cash                                                     100%
Accounts Receivable, Net                              80% - 90%
Prepaid Assets                                        70% - 80%
Inventories:
     New Boats, Motors & Trailers                     80% - 90%
     Used Boats, Motors & Trailers                    70% - 90%
     Parts & Accessories                              60% - 80%
Property & Equipment
     Land, Bldg. & Improve, Net                       80% - 110%
     Furniture & Equip, Net                           25% - 50%


The net realizable values of all liabilities and the preferred stock outstanding were assumed to equal face value. Liquidation costs were estimated at 5% of the net realizable value of all assets. This analysis yielded a deficit in common shareholders' equity ranging from $1.11 to $2.94 and, accordingly, indicated that the common shareholders would be unlikely to receive any proceeds upon liquidation. The estimate range of liquidation values utilized in this analysis was based upon discussions with management. Davenport did not make any independent evaluation, appraisal or physical inspection of Travis Boats' assets or properties, nor was Davenport furnished with any evaluation or appraisal of its assets, liabilities or properties.


      Other. Davenport described the extensive process that it utilized to identify, contact and solicit offers from prospective financial and strategic partners, including the public announcement that the Company was considering its strategic alternatives. Davenport also noted that certain creditors of Travis Boats, who have claims on the Company's assets that are senior to those of both the preferred and common stockholders, have agreed to certain discounts on amounts due from the Company in order to facilitate the proposed merger. In addition, Davenport highlighted that Tracker has agreed to continue to provide additional working capital to Travis Boats' prior to closing of the proposed merger, subject to certain conditions and limitations.


      Summary of Material Factors Supporting Fairness Determination. In arriving at its opinion, Davenport concluded that the transaction was fair to the Travis Boat's shareholders from a financial point of view because of the following considerations, among others:

      o Travis Boats publicly announced that it was pursuing strategic alternatives, enabling potential strategic partners to contact Travis Boats regarding their interest.

      o Davenport and the Company conducted an open and broad solicitation process that included contacting over 80 entities.

      o The consideration to be received is the highest of the three indications of interest received by the Company.

      o The merger agreement enables the Company to consider potential transactions in which the consideration to be received would exceed that being offered by Tracker.

      o Extending the solicitation period for additional offers, which may not have materialized, was not a practical alternative given the Company's ongoing operating losses and liquidity concerns, whereas Tracker could provide financial support necessary to operated the Company prior to closing.

      o Tracker's financial condition, presence in the industry and relationship with GE, would facilitate GE's ongoing support of the Company.

      o The consideration to be received in the merger is within the range or greater than the valuation received in transactions involving other retailers.

      o The consideration to be received is within the range or greater than the valuation of publicly traded retailers than focus on outdoor activities and sporting goods.

      o The consideration to be received is within the range or greater than the value of the Company's projected cash flow.

      o The premium to be received is within the range of the premiums paid in other going private transactions and transactions involving retailers.

      o The consideration to be received is likely higher than the value that would be received if the Company liquidated.

      o The consideration to be received is likely higher than the future trading price of the Company's common stock if the Company were not to complete the merger.


      Fees. Pursuant to the terms of an engagement letter, executed on June 18, 2004, between Travis Boats and Davenport, Travis Boats has paid Davenport a cash fee of $25,000, and has agreed to pay an additional cash fee based on the transaction value upon consummation of the merger. Based on the terms of the merger, the additional cash fee will be $187,500 upon closing of the merger. At the sole discretion of the Special Committee, the fee to Davenport may be increased or decreased by an amount up to $50,000 based upon the Special Committee's view of the performance and effort expended by Davenport in connection with its engagement hereunder.

      Travis Boats has also agreed to reimburse Davenport for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Davenport and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Davenport, which Davenport and Travis Boats believe are customary in transactions of this nature, were negotiated at arm's length between the Special Committee and Davenport, and the Special Committee was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Davenport is contingent upon consummation of the merger.


      Richard Birnbaum, a director of Travis Boats, has had an ordinary brokerage account with Davenport for a number of years and has been charged standard fees for services.

PURPOSE OF AND REASONS OF THE TRACKER AFFILIATES FOR THE MERGER

      The purpose of the merger is for Tracker Marine to acquire the entire equity interest in Travis Boats not owned by Tracker for a fair consideration and in a prompt and orderly manner. The Tracker affiliates are engaging in the merger in order to preserve the significant amount of investments made, directly or indirectly, as the case may be, by the Tracker affiliates with Travis Boats. The Tracker affiliates believe that if the merger does not occur now, there is substantial likelihood that Travis Boats would be unable to continue as a going concern.

      The principal reasons for the merger are:

      o to optimize Tracker's support of and its business relationship with Travis Boats, thereby significantly reducing the risk that Travis Boats cannot continue to operate its business on a going concern basis;

      o to eliminate for Travis Boats the substantial direct and indirect costs and expenses associated with being a publicly-held company, and

      o to provide the public shareholders of Travis Boats with a means of liquidating their investment in Travis Boats in cash, at a fair price and in an orderly manner.

      Other than as set forth herein, Tracker has no reason for proposing the merger at this particular time and is unaware of any material development affecting the future value of the Travis Boats common stock that is not described in this proxy statement.


      Since Tracker's acquisition of the control of Travis Boats in March 2002, Travis Boats has continued to sustain significant losses and operate on a negative cash flow basis. Management of Travis Boats and the Tracker affiliates believe that additional cash infusions in November, December and the first half of January of $2.25 million in the aggregate will be required if Travis Boats is to continue as a going concern. In the opinion of the Tracker affiliates, Travis Boats will continue to generate a negative cash flow throughout its fiscal 2005, and will likely require substantial funding to overcome seasonal short-falls during fiscal 2005 as it has in the past. In view of its current financial condition, the Tracker affiliates believe that it is unlikely that Travis Boats will be able to obtain such funding from traditional third party sources. Thus, absent the sale and/or leaseback of facilities, the logical and perhaps only source of such funding will be Tracker.

      In the opinion of the Tracker affiliates, since 2002, it is only because of the $8.0 million invested by it in Travis Boats upon the purchase by Tracker of its 80,000 shares of Tracker Boats preferred stock and the short-term capital funding provided by Tracker in each of the last two years (and, in some instances, together with the inventory financing lenders) that Travis Boats has been able to maintain its business operations thus far. Indeed, the severity of Travis Boats financial situation was noted in a report received by Travis Boats from its independent registered public accounting firm on its audited financial statements for each of fiscal 2003 and 2004, which contains an explanatory paragraph that expresses such firm's substantial concern about Travis Boats' ability to continue as a going concern.

      In addition to the cash that will be required to fund the cash deficits described above, both Travis Boats' management and the Tracker affiliates believe that additional cash infusions of $5 million to $8 million in the aggregate will be required to compete effectively and to support the product sales level that will be required to achieve reasonable levels of profitability.

      The Tracker affiliates believe that in all likelihood Tracker would be required to carry the entire burden with regard to providing the essential equity capital required by Travis Boats to continue to conduct its business operations on a going concern basis even though the economic benefit resulting therefrom, if any, would also be realized by the public shareholders with no proportionate sacrifice unless such capital infusion by Tracker resulted in substantial dilution to the public shareholders. Consequently, Tracker has advised the Special Committee that it has no current intention of increasing its investment in Travis Boats as long as there remain outstanding the shares held by the public shareholders. If Travis Boats becomes a wholly-owned subsidiary of Tracker, it is believed by the Tracker affiliates that a more equitable allocation of risk and benefit would be achieved.

      There is no assurance that Travis Boats will achieve acceptable levels of profitability even with the continued or enhanced financial support from Tracker. In exchange for carrying the entire risk of making significant additional financial investments in Travis Boats, the Tracker affiliates believe that it is reasonable and appropriate that Tracker receive the entire economic benefit if and to the extent that such benefit may result therefrom. For a discussion of Tracker's and its affiliates investment in, funding of and business relationship with Travis Boats, please see "Past Contracts, Transactions, Negotiations and Agreements" on page ___ below.

      In addition, Travis Boats currently incurs substantial direct and indirect costs and expenses associated with being a publicly-held company, including the accounting and legal fees associated with the obligation to file annual, quarterly and periodic reports with the SEC and the executive time expended to prepare and review such filings.


      These costs and expenses have increased during the past year as a result of the additional requirements imposed by the Sarbanes-Oxley Act of 2002 ("SOA") and the related SEC regulations and NASDAQ requirements. In particular, Section 404 of SOA dealing with the establishment and implementation of internal control systems and the certifications required of management and the Travis Boats' independent registered public accounting firm has resulted in significant increases of costs and expenses to public companies. Given the current financial position of Travis Boats, such burdens would be particularly onerous on it.


      The merger will provide the public shareholders with a means of liquidating their investments in Travis Boats in an orderly manner. Travis Boats common stock is currently thinly traded on the over-the-counter market. Moreover, Travis Boats has not, since its inception, paid any dividends on the Travis Boats common stock, and it is highly unlikely that any dividends will be paid on the Travis Boats common stock in the foreseeable future. In view of the foregoing, the public shareholders' investment in Travis Boats is neither liquid nor income producing.


POSITION OF THE TRACKER AFFILIATES AS TO THE FAIRNESS OF THE MERGER

      The Tracker affiliates are deemed to be affiliates of Travis Boats under the SEC rules governing "going private" transactions and are required to express their beliefs as to the fairness of the merger to unaffiliated Travis Boats shareholders. Each of the Tracker affiliates is making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Each of the Tracker affiliates believes that the merger is fair to the unaffiliated Travis Boats shareholders on the basis of the factors described below.

      None of the Tracker affiliates participated in the deliberations of Travis Boats' Board of Directors regarding, or received advice from Travis Boats' legal or financial advisors as to, the fairness of the merger to the unaffiliated Travis Boats shareholders. Based on the knowledge of Tracker and Tracker Marine and their analysis of available information regarding Travis Boats, however, as well as discussions with members of Travis Boats' senior management regarding the factors considered by, and the findings of, the Special Committee and Travis Boats' Board of Directors discussed in the section entitled "Special Factors - Recommendations of the Special Committee and of our Board of Directors; Fairness of the Merger" beginning on page ___, they believe that the merger is fair to the unaffiliated Travis Boats shareholders. In particular, they considered the following:

      o Consummation of the merger is conditioned upon the approval of a majority of the shares of Travis Boats common stock held by the unaffiliated Travis Boats shareholders.

      o Travis Boats, assisted by Davenport, market tested the terms of the merger agreement by soliciting a number of potential buyers and comparing the terms of the indications of interest submitted in that process with the terms of the merger.


      o Each of the Special Committee and our Board of Directors determined, by the unanimous vote of all directors voting on the matter, that the merger agreement, the merger consideration and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Travis Boats and its shareholders.

      o The Special Committee received the opinion of Davenport, dated November 9, 2004, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken as described in its opinion, the $0.40 per share cash merger consideration provided by the merger agreement was fair, from a financial point of view, to the holders of Travis Boats common stock.

      o The relationship between the per share merger consideration of $0.40 and the recent and historical market prices, including the fact that the merger consideration represents a premium over the market price just prior to announcement and the historical downward trend of the price of Travis Boats common stock, which accordingly provides the unaffiliated Travis Boats shareholders with the ability to achieve a higher return than may otherwise be available to such shareholders.

      o The thin trading market for the Travis Boats common stock, and, consequently, its lack of liquidity would make it difficult for any Travis Boats shareholder to sell its holding in the public market without depressing the market price of Travis Boats common stock, whereas the merger provides all of the unaffiliated Travis Boats shareholders with an opportunity to liquidate their investments.

      o The merger would provide liquidity for the holders of Travis Boats options, including options that are unvested, and would pay no less than $0.05, even for "underwater" options, which are options that have an exercise price that is greater than the current market price of Travis Boats common stock.

      o The merger will provide consideration to Travis Boats shareholders entirely in cash.


      Each of Tracker and Tracker Marine believes that the merger is procedurally fair to unaffiliated Travis Boats shareholders based upon the following factors:

      o the Special Committee consisted entirely of disinterested directors who are not officers or employees of Travis Boats or employed by any of the Tracker affiliates.


      o the members of the Special Committee will not personally benefit from the consummation of the merger in a manner different from the unaffiliated shareholders.

      o the Special Committee was advised by legal counsel experienced in providing advice regarding similar transactions.

      o the Special Committee retained and was advised by Davenport, an independent investment banker, which assisted the Special Committee in the negotiation of the merger and in its evaluation of the fairness of the $0.40 per share cash merger consideration.

      o the merger was unanimously approved by the members of the Special Committee and by all members of our Board of Directors voting on the matter.

      o The unaffiliated Travis Boats shareholders have appraisal rights under Texas Law. See "Appraisal Rights" beginning on page _____.


      Each of Tracker and Tracker Marine believes that the merger is procedurally fair despite the fact that our Board of Directors did not retain an unaffiliated representative to act solely on behalf of the unaffiliated Travis Boats shareholders for purposes of negotiating the terms of the merger agreement and, instead, relied upon the Special Committee to evaluate the merger's fairness to the unaffiliated Travis Boats shareholders. In this regard, each of Tracker and Tracker Marine notes that our Board of Directors believes it was not necessary for our Board of Directors to retain any additional unaffiliated representative to act on behalf of the unaffiliated Travis Boats shareholders in light of the fact that the use of a Special Committee of disinterested directors is a mechanism well recognized to ensure fairness of the transactions of this type. The Tracker affiliates other than Tracker and Tracker Marine, namely Three Johns, the JLM Trust, Mr. Morris and Mr. Burroughs, have adopted the analysis of Tracker and Tracker Marine with respect to the substantive and procedural fairness of the transaction described in this section and have concluded, based on such analysis, that the terms and conditions of the merger are substantially and procedurally fair to the Travis Boats unaffiliated shareholders. The Tracker affiliates did not rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to the unaffiliated Travis Boats shareholders, nor have they assigned specific relative weights to the factors described above that were considered by the Tracker affiliates.

      None of the Tracker affiliates considered net book value in determining the fairness of the merger to unaffiliated Travis Boats shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the Travis Boats common stock. None of the Tracker affiliates considered liquidation value in determining the fairness of the merger to the unaffiliated Travis Boats shareholders because Travis Boats will continue to operate its businesses following completion of the merger. None of the Tracker affiliates established a pre-merger going concern value for the Travis Boats common stock as a public company to determine the fairness of the merger consideration to the unaffiliated Travis Boats shareholders. The Tracker affiliates do not believe there is a single method of determining going concern value. The Tracker affiliates did not consider the going concern value of Travis Boats in determining the fairness of the merger because, (1) of the substantial doubt as to the ability of Travis Boats to continue as a going-concern without Tracker's continued involvement in anticipation of the merger, and (2) following the merger, Travis Boats will have a significantly different capital structure, which will result in different opportunities and risks for the business as a private company.

      The Tracker affiliates believe that the factors set forth above provide a reasonable basis for their belief that the merger is fair to the unaffiliated Travis Boats shareholders. This belief should not, however, be construed as a recommendation to any Travis Boats shareholder to vote to approve the merger agreement. The Tracker affiliates do not make any recommendation as to how shareholders of Travis Boats should vote their shares relating to the merger or any related transaction.


RISKS THAT THE MERGER WILL NOT BE COMPLETED

      Completion of the merger is subject to certain risks, including, but not limited to, the following:

      o that the holders of more than 10% of the outstanding shares of the Travis Boats common stock will exercise their appraisal rights;

      o that the merger agreement will not be adopted and approved at the special meeting by the holders of (1) a majority of the shares of Travis Boats common stock (including the shares of the Travis Boats preferred stock voting on an as-if converted basis) entitled to vote at the special meeting and (2) a majority of the shares of Travis Boats preferred stock entitled to vote at the special meeting (all of which is held by Tracker);

      o that the merger agreement will not be adopted and approved at the special meeting by the holders of a majority of the shares of Travis Boats common stock entitled to vote at the special meeting held by unaffiliated Travis Boats shareholders;

      o that Travis Boats will be default in an agreement with GE, and in particular fail to comply with the financial covenants set forth in the forbearance agreement;

      o     that GE will not consent to the consummation of the merger;

      o that Travis, GE and Tracker are unable to agree upon the terms of floor plan financing for Travis that would be in place after the merger closed;

      o that Travis Boats or Tracker will not have performed, in all material respects, their obligations contained in the merger agreement prior to the effective time of the merger;

      o that the representations and warranties made by Travis Boats or Tracker in the merger agreement will not be true and correct to the extent provided in the merger agreement at the closing date of the merger;

      o that Travis Boats may experience a circumstance, event, occurrence or effect that individually or in the aggregate has, or would reasonably be expected to have, a material adverse effect on Travis Boats and, as a result, Tracker could terminate the merger agreement; and

      o     that there may be litigation that could prevent the merger.

      As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite shareholder approval is obtained. It is expected that, if our shareholders do not adopt and approve the merger agreement or if the merger is not completed for any other reason, Travis Boats will continue to seek strategic opportunities like the merger. While current management of Travis Boats, under the direction of our Board of Directors, will continue to manage Travis Boats as an ongoing business, due to its current financial condition, it is unclear how long the Company can continue to operate as a going concern.

OTHER RISKS RELATED TO THE MERGER

      The Special Committee and the Board of Directors also considered a variety of risks and other potentially negative factors concerning the merger but determined that these factors were outweighed by the benefits of the factors supporting the merger. These negative factors included the following:

      o The risk that the announcement of the merger may have a negative effect on the trading price of the Travis Boats common stock.

      o If the merger agreement is terminated in favor of a superior offer, Travis Boats will be responsible for payment to Tracker of an expense coverage fee of reasonable fees up to $500,000.

      o Travis Boats' current shareholders will cease to participate in any future earnings (or losses) and appreciation of value of Travis Boats after the merger.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

INTERESTS OF TRAVIS BOATS' DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

      In considering the recommendation of Travis Boats' Board of Directors with respect to the merger, the Travis Boats shareholders should be aware that certain executive officers and directors of Travis Boats have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of the Travis Boats shareholders generally. Our Board of Directors was aware of these interests, including those described below, and considered them, among other matters, in making its recommendation.

INTERESTS OF TRAVIS BOATS' EXECUTIVE OFFICERS

      EFFECTS OF MERGER ON EXISTING EMPLOYMENT AND BENEFITS ARRANGEMENTS

      Travis Boats' Employment Agreements. Certain of Travis Boats' executive officers are parties to employment agreements with Travis Boats which provide for certain benefits in the event the executives are terminated without "cause" or resign after a "change in control."

      Under the employment agreements for Mr. Mark T. Walton, President of Travis Boats, and Mr. Michael B. Perrine, Chief Financial Officer and Corporate Secretary of Travis Boats, the Company shall have "cause" to terminate the employee for the following: (i) the employee's gross neglect or willful failure to perform his duties, which failure is not cured after 30 days written notice;
(ii) any acts on the employee's part constituting a crime which involves dishonesty or breach of trust or constitutes a felony; (iii) any fraud, embezzlement, misappropriation of funds or any crime of moral turpitude by the employee; or (iv) the breach of a material provision of the employee's employment agreement, which breach is not cured after 30 days written notice.

      The employment agreements for each of Mr. Walton and Mr. Perrine provide that upon termination without "cause," the executive will be entitled to receive the greater of: (i) the amount of salary payable, plus accrued bonus, if any, during the remaining term of the employment agreement; or (ii) one month severance for each full year of service with Travis Boats and 1/12 of one month's severance for each full calendar month of service during any partial year of service with Travis Boats. Under these terms, if the employment of Mr. Walton is terminated immediately following the estimated date for consummation of the merger, he will be entitled to receive approximately $459,167. Under the same facts, Mr. Perrine would be entitled to receive approximately $193,228.

      The employment agreements for Messrs. Walton and Perrine also provide that, in the event the employee resigns from the Company within 60 days of a "change of control," the employee will be entitled to receive 2.99 times his annual compensation with proration of annual bonus, if any, for the year in which the "change in control" occurs. While the terms of the merger would generally qualify as a "change in control" as that term is defined in the employment agreements, the employment agreements for Messrs. Walton and Perrine specifically state that "any action taken, omission or event caused by Tracker Marine, L.L.C. or any of its affiliates shall not be deemed a `change of control'." Thus, in the event of their resignation, neither Mr. Walton nor Mr. Perrine will receive a "change in control" payout as a result of the merger.


      While Travis Boats and Tracker Marine expect that Messrs. Walton and Perrine will continue to work in some capacity with Travis Boats following the consummation of the merger, their existing employment agreements terminate in June 2005. Travis Boats, Tracker Marine, and Messrs. Birnbaum, Walton and Perrine have begun to discuss possible terms of employment or severence that may result in revised or new employment agreements with Messrs. Birnbaum, Walton and Perrine. There are no plans to enter into employment agreements with any other current officers or directors of Travis Boats.

      UNSECURED LOAN BY MARK T. WALTON TO COMPANY


      In connection with the merger, the Company will pay Mark T. Walton, the President and a director of the Company, the $87,500 balance on a unsecured promissory note evidencing a loan Mr. Walton made to the Company in December 2002.


      EQUITY BASED AWARDS

      Pursuant to the merger agreement, at the effective time of the merger, all options, whether or not vested, under the equity compensation plans maintained by Travis Boats, will be cancelled with the holder being entitled to receive an amount in cash equal to the number of shares of Travis Boats common stock underlying the option, multiplied by the greater of $0.05 or the amount by which $0.40 exceeds the exercise price of the option, less any income tax or employment tax withholding required by the Code. The Travis Boats' named executive officers do not currently hold any options, and thus will not receive any consideration pursuant to this provision of the merger agreement.


INTERESTS OF TRAVIS BOATS' DIRECTORS

      Certain members of our Board of Directors have the following interests in the transactions contemplated by the merger agreement.

      INTERESTS OF DIRECTORS AFFILIATED OR ASSOCIATED WITH TRACKER AND TRACKER MARINE


      Certain members of our Board of Directors, namely Messrs. Burroughs and Ring, have, by virtue of their affiliation or association with Tracker and Tracker Marine, interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of the Travis Boats shareholders generally. Messrs. Burroughs and Ring were nominated to the Board of Directors at the direction of Tracker, pursuant Tracker's right to designate up to four of seven members of the Board of Directors, as set forth in certain agreements entered into with the Company in connection Tracker's agreement to provide financing to Travis Boats in January 2003. Mr. Burroughs currently serves as President of both Tracker Marine and Three Johns, the 99% partner and 1% partner, respectively, of Tracker. The interests of Tracker in the transactions contemplated by the merger agreement are described in the section entitled "Past Contracts, Transactions, Negotiations and Agreements" beginning on page ___.


      CONSULTING ENGAGEMENT WITH RICHARD S. BIRNBAUM

      Travis Boats has entered into an agreement with Richard S. Birnbaum, Chairman of the Board and a member of the Special Committee, pursuant to which Mr. Birnbaum provides consulting services to the Company related to the coordination of the issues involved with the Company's operations, including but not limited to, banking and financing, human resources, marketing, and inventory and vendor management. Mr. Birnbaum is paid fees for these services of up to $25,000 per month. Mr. Birnbaum received consulting fees in the amount of $125,000 during the fiscal year ended September 30, 2003 and $172,500 during the eleven months ended August 31, 2004. The consulting arrangement is not for a contractually fixed period and, as such, it may be cancelled or modified at any time by either Mr. Birnbaum or Travis Boats' Board of Directors.

      INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to the merger agreement, all rights to indemnification existing in favor of the present or former directors, officers and employees of Travis Boats as provided in the Company's articles of incorporation or bylaws as of November 10, 2004 shall survive the merger and shall continue in full force and effect without modification for a period of not less than three years following the effective time of the merger, and the surviving corporation shall comply fully with its obligations thereunder. Further, during such period, the articles of incorporation and bylaws of the surviving corporation shall not be amended, repealed or otherwise modified in any manner that would affect the rights of those entitled to indemnification under the articles of incorporation and bylaws of Travis Boats.

      The merger agreement provides that the surviving corporation will maintain in effect for three years from the effective time of the merger directors' and officers' liability insurance and fiduciary insurance with respect to acts or omissions occurring prior to the effective time of the merger covering each of the indemnified parties described above, on terms with respect to coverage and amounts no less favorable than the directors' and officers' insurance maintained by Travis Boats as of November 10, 2004. However, in no event will the surviving corporation be required to expend an amount per year greater than 150% of the annual premium in effect for Travis Boats for such policies as of November 10, 2004. If the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, the surviving corporation will maintain or procure, for such three year period, directors' and officers' insurance providing the greatest coverage then available for an annual premium equal to that maximum amount.

      In addition, Travis Boats will to the fullest extent permitted by applicable law and regardless of whether the merger becomes effective indemnify and hold harmless, and after the effective time of the merger, the surviving corporation will to the fullest extent permitted by applicable law, indemnify and hold harmless the indemnified parties identified in the first paragraph of this section against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in respect of any claim or proceeding arising out of the merger agreement or the transactions contemplated thereby to the extent that it is based on the fact that such person is or was a director or officer of Travis Boats, or arising out of acts or omissions occurring on or prior to the effective time of the merger.

                               COSTS OF THE MERGER

ESTIMATED FEES AND EXPENSES OF THE MERGER


      Whether or not the merger is completed, in general, all out-of-pocket expenses incurred by the parties to the merger agreement will be borne solely by the party which has incurred the same. If the merger agreement is terminated, Travis Boats will, in certain circumstances, be responsible for certain fees and expenses of Tracker. See "The Merger Agreement - Expense Reimbursement" beginning on page ___. Fees and expenses incurred or to be incurred by Travis Boats, Tracker and Tracker Marine in connection with the merger are estimated at this time to be as follows (including fees incurred in connection with the interim loans made by Tracker to Travis Boats):

                                                                     AMOUNT
DESCRIPTION                                                      (IN THOUSANDS)
--------------------------------------------------------------------------------
Financing fees and expenses and other professional fees             $      0
Legal fees and expenses                                              300,000
Accounting fees and expenses                                          10,000
Financial advisory fee and expenses                                  215,000
Printing, proxy solicitation and mailing costs                        30,000
Filing fees                                                            1,000
Miscellaneous                                                         50,000
                                                                    --------
Total                                                               $606,000


      These expenses will not reduce the merger consideration to be received by the Travis Boats shareholders.

FINANCING

      Tracker has sufficient cash on hand to pay the $0.40 cash per share merger consideration to the Travis Boats shareholders, to pay the applicable consideration to the Travis Boats option holders, and to pay the expenses set forth above. Therefore, the merger agreement contains no financing contingency. The consummation of the merger, however, is conditioned upon Travis, GE and Tracker agreeing on the terms of the floor-plan financing for Travis after the merger on a going-forward basis.

                               REGULATORY MATTERS

      Travis Boats and Tracker Marine do not believe that any governmental filings are required with respect to the merger other than the filing of the articles of merger with the Secretary of State of the State of Texas and the Secretary of State of the State of Missouri and filings with the SEC, including a Schedule 13E-3 and a Form 15. The effectiveness of the merger and Travis Boats' going private are conditioned on the approval of such Secretaries of State and the SEC, respectively.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of common stock of Travis Boats. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative rulings and decisions currently in effect. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. No ruling from the Internal Revenue Service (the "IRS") has been requested with respect to the U.S. federal income tax consequences described herein, and accordingly, there can be no assurance that the IRS will agree with the discussion herein. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of Travis Boats common stock.

      This discussion assumes that holders hold their shares of Travis Boats common stock as capital assets and does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under U.S. federal income tax law, including but not limited to:

      o     foreign persons;

      o     financial institutions;

      o     tax-exempt organizations;

      o     insurance companies;

      o     traders in securities that elect mark-to-market;

      o     dealers in securities or foreign currencies;

      o persons who received their stock of the Company through the exercise of employee stock options or otherwise as compensation;

      o persons who hold shares of stock of the Company as part of a hedge, straddle or conversion transaction; and

      o     persons who exercise their appraisal rights under Texas law.

TRAVIS BOATS SHAREHOLDERS

      The disposition of Travis Boats common stock by the Travis Boats shareholders pursuant to the merger, or pursuant to the exercise of dissenters' rights, will be a taxable transaction. Cash received by a shareholder of Travis Boats pursuant to the merger or pursuant to the exercise of dissenters' rights will be treated as received by the shareholder as a distribution in redemption of the shareholders' Travis Boats shares, subject to the provisions and limitations of Section 302 of the Code.

      In the case of a Travis Boats shareholder who receives only cash in exchange for all of his or her common shares of Travis Boats and who after the merger does not own any new share of Travis Boats (directly or indirectly through the constructive ownership or attribution rules of Section 318 of the Code under which shareholders are treated as holding not only his or her own shares but also shares held by certain related persons and entities), the shareholder generally will recognize capital gain or capital loss upon the redemption. Capital gain or capital loss will be recognized by such shareholder in an amount equal to the difference between the amount of cash received and the aggregate tax basis of the shares surrendered. The gain or loss will be long-term gain or loss if the shareholder has held, or is deemed to have held, his or her common shares for more than one year as of the effective time of the merger.

      In the case of a Travis Boats shareholder who receives only cash in the merger or pursuant to the exercise of dissenters' rights but continues to own an indirect interest in Travis Boats because of the application of the constructive ownership rules of Section 318 of the Code, unless certain requirements of
Section 302 of the Code are met, as discussed in the following paragraph, the shareholder will have dividend income to the extent of the earnings and profits of Travis Boats (without regard to any actual gain or loss). Any amount received in excess of the earnings and profits of Travis Boats would be treated as a nontaxable return of capital to the shareholder, reducing his or her basis, but not below zero. Any excess would be capital gain.

      The redemption will generally meet the requirements of Section 302 of the Code, and not be treated as a dividend as described in the preceding paragraph, if it is "not essentially equivalent to a dividend." Whether the redemption is "not essentially equivalent to a dividend" depends on the individual facts and circumstances of each shareholder but in any event must result in a meaningful reduction of a shareholder's proportionate share interest in Travis Boats. Generally, in the case of a Travis Boats shareholder whose share interest in Travis Boats (relative to the total number of Travis Boats shares outstanding) is minimal, and who exercises no control or management power over the affairs of Travis Boats, any actual reduction in proportionate interest will be treated as "meaningful." For purposes of determining whether there has been a meaningful reduction in interest, a Travis Boats shareholder will be treated as owning shares owned by certain related persons or entities pursuant to Section 318 of the Code. Because of the complexity of the requirements of Section 302 of the Code, shareholders are urged to consult their own tax advisors regarding the proper treatment of the gain recognized by such shareholder in the merger.

      Where an amount received in redemption of shares is treated as a distribution of a dividend, proper adjustment of the basis of the remaining stock must be made with respect to the shares redeemed.


TRAVIS BOATS AND THE TRACKER AFFILIATES

      Neither Travis Boats nor the Tracker affiliates, other than Mr. Burroughs, will recognize gain or loss for U.S. federal income tax purposes as a result of the merger. Mr. Burroughs, who owns 1,000 shares of Travis Boats common stock, will experience the same tax consequences of the merger as the other holders of Travis Boats common stock.

TRAVIS BOATS OPTION HOLDERS

      A holder of Travis Boats options who receives cash in cancellation of such options will recognize, as ordinary income for United States federal income tax purposes, the cash payment received. If the option holder is an employee, or received the options as an employee, including a director who is an employee, the cash payments received by him or her will constitute wage income and will be subject to withholding of income and employment taxes. If the option holder is a non-employee director, the cash payment will be self-employment income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      Certain noncorporate holders of Travis Boats stock may be subject to information reporting and backup withholding, at applicable rates (currently 28%), on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or is otherwise exempt from backup withholding. If a holder does not provide its correct taxpayer identification number or fails to provide the certification described above, the IRS may impose a penalty on the holder, and amounts received by the holder pursuant to the merger may be subject to backup withholding. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX ISSUE WHICH MAY BE APPLICABLE TO A PARTICULAR SHAREHOLDER. EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH SHAREHOLDER, IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF TRAVIS BOATS STOCK PURSUANT TO THE MERGER.

                        ANTICIPATED ACCOUNTING TREATMENT

      The merger will be accounted for under the purchase method of accounting, under which the total consideration paid in the merger will be allocated among Travis Boats' consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

                                APPRAISAL RIGHTS

      Under the TBCA, Travis Boats shareholders are entitled to appraisal rights in connection with the merger.

      If the merger is consummated, dissenting holders of stock who follow the procedures described below within the appropriate time periods will be entitled to have their shares of stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Travis County, Texas courts, together with a fair rate of interest, if any, in lieu of the consideration that such shareholder would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights.


      The discussion of the provisions set forth below should be read together with the text of the relevant provisions of the TBCA, which are attached to this proxy statement as Appendix C. Shareholders intending to exercise appraisal rights should carefully review Appendix C. Failure to follow precisely any of the statutory procedures set forth in Appendix C may result in a termination or waiver of these rights.

      Article 5.12 of the TBCA, which contains the conditions necessary to secure appraisal rights, is set forth in full in Appendix C. The following is a brief summary of Article 5.12, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Article 5.12 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of stock concerning the availability of appraisal rights under Article 5.12.

      Shareholders who desire to exercise their appraisal rights must satisfy all of the conditions of Article 5.12. A written objection to the merger must be filed with Travis Boats before the special meeting on _____, 2005. This written objection must state that if the merger is effected, the shareholder's right to dissent will be exercised and must include the shareholder's mailing address. This written objection must be in addition to and separate from a vote against the merger. Shareholders electing to exercise their appraisal rights must not vote for the merger. Any proxy or vote against the merger, abstention from voting or failure to vote on the merger will not in and of itself constitute a demand for appraisal within the meaning of Article 5.12.


      If the merger is approved by the shareholders, within ten days after the effective time of the merger, Travis Boats must deliver or mail written notice of the merger to all shareholders who have filed a written objection to the merger. In order to exercise their appraisal rights, shareholders must, within ten days after the delivery or mailing of the notice, make written demand to Travis Boats for payment of the fair value of their shares. The demand must state the number and class of the shares and the fair value of the shares as estimated by the shareholder. The fair value of the shares will be the value as of the day immediately preceding the meeting, excluding any adjustment in anticipation of the merger. If the demand is not made within ten days, the shareholder will be bound by the terms of the merger. A Travis Boats shareholder who elects to exercise appraisal rights should mail or deliver his, her or its written objection and written demand to Travis Boats at its address at 1121 Jekel Circle, Suite 102, Austin, Texas 78727-6111, Attention: Corporate Secretary.

      Within 20 days after receiving a demand for payment of the fair market value of the shares, Travis Boats must deliver or mail to the shareholder a written response to the demand. The response must either set out that Travis Boats accepts the fair value of the shares as estimated by the shareholder and agrees to pay it within 90 days after the effective time of the merger and upon the surrender of the duly endorsed certificates representing the shares, or contain an estimate by Travis Boats of the fair value of the shares and an offer to pay the amount of that estimate within 90 days after the effective time of the merger, upon receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

      If the shareholder and Travis Boats can agree on the fair value of the shares within 60 days after the effective time of the merger, Travis Boats must pay the shareholder within 90 days after the effective time of the merger and upon receipt of the duly endorsed certificates representing the shares. If the shareholder and Travis Boats cannot agree on the fair value of the shares within 60 days after the effective date, the shareholder or Travis Boats, may file a petition in any court of competent jurisdiction in Travis County, Texas, the county in which the principal office of Travis Boats is located asking for a finding and determination of the fair value of the shareholder's share. The petition must be filed within 60 days after the expiration of the original 60-day period. Travis Boats has no present intention to file such a petition if demand for appraisal is made.

      Upon the filing of a petition by a shareholder in accordance with Article 5.12, the court will serve Travis Boats with a copy of the petition. Within 10 days after receiving service of the petition, Travis Boats must file a list of the names and addresses of all shareholders who have demanded payment for their shares and with whom Travis Boats has not reached an agreement as to the fair value of the shares. If Travis Boats files the petition with the court, the filing must be accompanied by the list of dissenting shareholders. The clerk of the court will notify, by mail, the listed dissenting shareholders of the time and place of the hearing on the petition, and all notified shareholders will then be bound by the final judgment of the court as to the fair value of the shares.

      If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will decide which shareholders are entitled to appraisal rights and will appoint one or more qualified appraisers to determine the value of the shares owned by these shareholders. The appraisers will file a report of the value with the court, and the court will hear exceptions to the report by the shareholders. The court will in its judgment determine the fair value of the shares and direct Travis Boats to pay the shareholders. The shareholders will receive the fair value of such shares upon the surrender of duly endorsed certificates representing the shares. If payment occurs after 90 days after the effective time of the merger, the shareholders will receive the fair value of the shares together with a fair rate of interest beginning 91 days after the effective time of the merger.

      Travis Boats shareholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Article 5.12 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting shareholder, the court may order that all or a portion of the expenses incurred by any dissenting shareholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

      Any shareholder who has duly demanded appraisal in compliance with Article
5.12 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to shareholders of record at a date prior to the effective time of the merger. If the shareholder's shares are represented by certificates, the shareholder must also submit the certificates to Travis Boats within 20 days after demanding payment so that Travis Boats can make a notation on the certificate that demand for payment of the shares has been made. Failure to submit the shares to Travis Boats for notation may cause the shareholder to lose any appraisal rights.

      A shareholder who has demanded appraisal rights may withdraw the demand any time before payment for the shares or before a petition has been filed and may accept the payment terms of the merger. After this period, a shareholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of Travis Boats. If no payment is made to a dissenting shareholder and if no petition for appraisal is filed within the time limits explained above, the shareholders' rights to appraisal (if available) will cease. Inasmuch as Travis Boats has no obligation to file such a petition, any shareholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any shareholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

      FAILURE BY ANY TRAVIS BOATS SHAREHOLDER TO COMPLY FULLY WITH THE PROCEDURES DESCRIBED ABOVE AND SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT MAY RESULT IN TERMINATION OF A SHAREHOLDER'S APPRAISAL RIGHTS.

                              THE MERGER AGREEMENT

      THIS SECTION OF THE PROXY STATEMENT SUMMARIZES THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THE FOLLOWING SUMMARY IS QUALIFIED ENTIRELY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

GENERAL; THE MERGER

      At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the TBCA, Tracker will be merged with and into Travis Boats, the separate corporate existence of Tracker will cease, and Travis Boats will continue as the surviving corporation, wholly owned by Tracker Marine.

ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS

      At the effective time of the merger, the articles of incorporation and bylaws of Travis Boats will be amended and restated in their entirety to reflect the Company's new capital structure.

      The directors of Travis Boats immediately before the effective time of the merger will resign as of the effective time and be replaced initially by John L. Morris, who will be the sole director of Travis Boats. The officers of Travis Boats immediately before the effective time also will resign as of the effective time and be replaced initially with officers specified in the merger agreement.

TREATMENT OF TRAVIS BOATS STOCK IN THE MERGER

      At the effective time of the merger, by virtue of the merger and without any additional action on the part of our shareholders:

      o each issued and outstanding share of Travis Boats common stock will be converted into the right to receive $0.40 in cash; and

      o each issued and outstanding share of Travis Boats preferred stock will be cancelled in exchange for the issuance of 1/100th of a share of the surviving Travis Boats common stock to Tracker Marine.

      At the effective time of the merger, all shares of Travis Boats stock shall no longer be outstanding and shall be cancelled, retired and will cease to exist. Each certificate previously representing any such shares of Travis Boats common stock shall thereafter represent the right to receive the cash consideration described above, and each certificate previously representing any such shares of Travis Boats preferred stock will thereafter represent the right to receive the shares described above.

      Under the terms of the merger agreement, shares of Travis Boats common stock outstanding immediately prior to the effective time of the merger which are held by any shareholder who does not vote in favor of the merger, or consent thereto in writing, will not be converted into the right to receive the merger consideration, so long as such shareholder has properly demanded appraisal for such shares in writing to us by following the procedures set forth under the TBCA. Such shareholders will be entitled to receive payment of the appraised value of their shares of stock in accordance with the procedures set forth under the TBCA, except that any shareholder who fails to perfect or who effectively withdraws or loses its rights to appraisal of its shares in accordance with the applicable procedures set forth under the TBCA will be deemed to have converted such shares into the right to receive the merger consideration without any interest thereon. See "Appraisal Rights" beginning on page ___.

TREATMENT OF TRACKER PARTNERSHIP INTERESTS IN THE MERGER

      At the effective time of the merger, each Tracker partnership interest issued and outstanding immediately before the effective time will be cancelled and retired and will cease to exist, and no cash or other consideration will be paid with respect to such interests.

TREATMENT OF TRAVIS BOATS STOCK OPTIONS

      The merger agreement provides that at the effective time of the merger, each unexpired and unexercised option to purchase Travis Boats common stock, whether or not vested, will be exercised prior to the effective time of the merger or will be cancelled with the holder being entitled to receive an amount in cash equal the number of shares of Travis Boats common stock underlying the option, multiplied by the greater of $0.05 or the amount by which $0.40 exceeds the exercise price of the option, less any income tax or employment tax withholding required by the Code.

REPRESENTATIONS AND WARRANTIES

      Travis Boats has made customary representations and warranties to Tracker, which will not survive the effective time of the merger, with respect to, among other matters:

      o     corporate existence, power and authority;

      o     capitalization;

      o     the absence of conflicts with law or organizational documents;

      o     the vote required to approve the merger;

      o     compliance with applicable laws;

      o the Special Committee's, the Board of Directors' and Davenport's approvals;

      o     SEC filings, other governmental filings and financial statements;

      o absence of certain material changes or events with respect to Travis Boats since September 30, 2003;

      o     absence of undisclosed liabilities;

      o     litigation matters;

      o     tax matters;

      o     accuracy of representations and warranties;

      o     material contracts and commitments;

      o     absence of change of control agreements;

      o     employee benefit plans and ERISA compliance;

      o     labor and employment matters;

      o     real property and leases;

      o     environmental matters;

      o     insurance;

      o     transactions with affiliates;

      o     intellectual property;

      o     absence of a shareholders' rights agreement;

      o     major vendors and suppliers;

      o     brokers; and

      o     inapplicability of anti-takeover statutes.

      Tracker has also made customary representations and warranties to Travis Boats, which will not survive the effective time of the merger, with respect to, among other matters:

      o     partnership existence, power and authority, and capitalization;

      o absence of conflicts with law, organizational documents, contracts and permits; and

      o     SEC filings and other governmental filings.

      Certain aspects of the representations and warranties of the parties are qualified by the concept of "material adverse effect" with respect to Travis Boats.

      A material adverse effect with respect to Travis Boats means any state of facts, change, development, effect or occurrence that is, or is likely to be, materially adverse to the business, assets, liabilities, operations, results of operations, properties, regulatory status or condition of Travis Boats and its subsidiaries; the legality, validity, binding effect or enforceability of the merger agreement; or the ability of Travis Boats to perform its obligations under the merger agreement. However, an effect will be deemed "materially adverse" only if it will, or would reasonably be expected to, cost Travis Boats an amount in excess of $500,000, and in no event will any of the following be deemed to constitute a material adverse effect with respect to Travis Boats:

      o actions or omissions of Travis Boats or any of its subsidiaries taken with the prior consent of Tracker;

      o any change in the price or trading volume of Travis Boats common stock;

      o any effect resulting from changes affecting the U.S. economy in general or generally affecting the retail boat industry;

      o any effect to the extent resulting from changes affecting general worldwide economic or capital marketing conditions;

      o any effect to the extent resulting from the announcement or pendency of the merger; or

      o any changes from November 10, 2004 in any laws, orders, rules or regulations of any governmental entity, or accounting regulations and principles applicable to Travis Boats.

COVENANTS OF TRAVIS BOATS

      We have undertaken certain obligations pursuant to the merger agreement, including, but not limited to, the covenants described below.

      Conduct of Travis Boats Business Pending the Merger. The merger agreement provides that Travis Boats and its subsidiaries must, between the date of the merger agreement and the effective time of the merger, unless Tracker gives its prior written consent:

      o use all reasonable efforts to conduct their respective businesses only in the ordinary and usual course consistent with past practice; and

      o use all reasonable efforts to keep intact its business organizations and to keep available the services of key employees.

      The merger agreement also provides specific covenants relating to certain activities of Travis Boats from the date of the merger agreement until the effective time of the merger. These covenants provide that Travis Boats will not, and will not permit any of its subsidiaries to, without the prior written consent of Tracker, subject to certain exceptions:


      o issue, grant, sell or pledge or authorize the issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, its capital stock other than the conversion of any convertible securities outstanding on or prior to November 10, 2004;


      o     adjust, split, combine or reclassify its capital stock;

      o declare or make any dividend or other distribution or payment in cash, stock or property with respect to its capital stock or acquire any of its capital stock;

      o sell, transfer, lease or otherwise dispose of or encumber any assets that are material to the business of Travis Boats, except in the ordinary course of business and consistent with past practice;

      o acquire or agree to acquire any other business organization or a material portion of the assets or any equity securities of any other business organization;

      o enter into or amend any contract or agreement that requires payments or provides for receipts in excess of $100,00 on an annual basis, except in the ordinary course of business and consistent with past practice;

      o adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of Travis Boats;

      o except in the ordinary course of business and consistent with past practice, grant any severance or termination pay to, or enter into any employment agreement with, any of its officers or directors;

      o settle or compromise any material claims or litigation or, except in the ordinary course of business and consistent with past practice, modify, amend or terminate any of its material contracts, waive or assign any material rights or claims, or make any payment before it comes due;

      o make any material tax election or settle or compromise any material tax liability;

      o increase, except as consistent with past practice in the ordinary course of business, the compensation payable or to become payable to its officers or employees;

      o enter into any contract or other binding commitment in respect of any increase in compensation with any of its directors, officers or other employees, except in the ordinary course of business and consistent with past practice;

      o establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement or employee benefit plan, except as required by applicable law;

      o take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice with respect to accounting policies or procedures, except as may be required by the SEC, the Financial Accounting Standards Board or GAAP;

      o     create or acquire any subsidiaries; or

      o authorize or enter into any agreement or arrangement to do any of the foregoing or take any action that could reasonably be expected to make any of Travis Boats' representations or warranties contained in the merger agreement untrue or incorrect or prevent Travis Boats from performing any covenant required to be performed by Travis Boats.

      No Solicitation of Other Offers. The merger agreement provides that Travis Boats will not, and will cause its subsidiaries and its and their respective officers, directors, employees, attorneys, accountants, advisors, representatives and agents, collectively referred to as "representatives" in this section of this proxy statement, not to, and shall use its reasonable best efforts to ensure that their respective affiliates and representatives thereof do not, directly or indirectly through another person:

      o solicit, initiate or encourage the submission of, or approve or recommend, or propose publicly to approve or recommend, an acquisition proposal (as defined below);

      o     enter into any agreement with respect to an acquisition proposal; or

      o solicit, initiate, participate in or encourage any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, or may reasonably be expected to lead to, an acquisition proposal.

      However, Travis Boats and its representatives may engage in any discussions or negotiations with, or disclose any non-public information relating to Travis Boats or its subsidiaries to, or otherwise afford access to the properties, books or records of Travis Boats or its subsidiaries to, any third party that has made a bona fide unsolicited written acquisition proposal, but only if:

      o such acquisition proposal did not result from a violation by Travis Boats of its obligations under the merger agreement relating to acquisition proposals and Travis Boats has fully complied with such obligations;

      o such third party has entered into a confidentiality agreement with Travis Boats on customary terms satisfactory to the Special Committee and its legal counsel;

      o the Special Committee or the Board of Directors of the Company (as applicable) has determined in good faith, after consultation with outside legal counsel and financial advisors, that the acquisition proposal may constitute a superior proposal (as defined below); and

      o Travis Boats or the Special Committee (as applicable) promptly notifies Tracker of the receipt of the acquisition proposal, the material terms and conditions thereof and the identify of the person making the acquisition proposal. The Special Committee or Travis Boats (as applicable) shall further promptly notify Tracker on the status of discussions or negotiations regarding any acquisition proposal.

      The merger agreement further provides that, prior to the adoption of the merger agreement by Travis Boats shareholders:

      o the Special Committee or our Board of Directors (as applicable) may withdraw or modify in a manner adverse to Tracker its recommendation that the Travis Boats shareholders adopt the merger agreement so long as the Special Committee or Board of Directors (as applicable) shall have determined in its good faith judgment, after consultation with independent legal counsel, that it has a fiduciary obligation under Texas law to do so; or

      o our Board of Directors, upon the recommendation of the Special Committee, may accept a superior proposal and cause Travis Boats to enter into an definitive agreement with respect to a Superior Proposal, provided that Travis Boats first terminates the merger agreement, which will obligate it to reimburse Tracker for any reasonable out-of-pocket costs and expenses incurred in connection with the merger agreement, the merger, and related transactions, up to a total of $500,000.

      As used in this proxy statement and in the merger agreement, the following terms have the meanings set forth below:

      o     An "acquisition proposal" means, other than the merger:

      o any proposal with respect to a merger, consolidation, reorganization or other business combination, liquidation, dissolution or similar transaction involving Travis Boats or any of its subsidiaries;

      o any proposal or offer to acquire in any manner securities representing more than 15% of the voting power of Travis Boats or a significant portion of the assets of Travis Boats; or

      o any purchase or other acquisition of 10% or more of the consolidated assets of Travis Boats and its subsidiaries or assets which generated 10% or more of the consolidated net income of Travis Boats for its fiscal year ended September 30, 2003.

      o A "superior proposal" means an acquisition proposal on terms that the Special Committee and our Board of Directors determine in its good faith judgment, after consultation with outside legal counsel and financial advisors, is reasonably capable of being completed and would result in a transaction, if consummated, more favorable to the Travis Boats shareholders, from a financial point of view, than the merger and the transactions contemplated by the merger agreement.

COVENANTS OF ALL PARTIES

      In addition to the covenants of Travis Boats and Tracker described above, the parties have also undertaken certain additional obligations and responsibilities under the merger agreement, including, but not limited to, the covenants described below:

      Actions of the Board of Directors. Any action to be taken by Travis Boats' Board of Directors, or any committee thereof whose members include Kenneth N. Burroughs or Robert L. Ring, pertaining to the merger agreement or any transaction or action contemplated thereby will be taken by the affirmative vote of a majority of the disinterested directors.

      Anti-takeover Statutes. If any anti-takeover statute or other regulation becomes applicable to the merger Travis Boats, the Special Committee and Travis Boats' Board of Directors will grant such approvals and take all such actions as are within its authority and are reasonable so that the merger may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the merger.

      Travis Boats Preferred Stock Restrictions. Until the earlier of the consummation of the merger or the termination of the merger agreement, Tracker will not, directly or indirectly, dispose of any shares of Travis Boats preferred stock except to Tracker Marine or any of its direct or indirect subsidiaries.

      Access to Information. Until the termination of the merger agreement or the effective time of the merger, Travis Boats will:

      o afford Tracker and its accountants, counsel and other representatives reasonable access during normal business hours to
            (i) all of Travis Boats' properties, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of Travis Boats as Tracker may reasonably request;

      o provide to Tracker and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request;

      o permit Tracker, at its expense and as promptly as reasonably practicable, to conduct any additional environmental testing (including Phase I and Phase II work) that Tracker believes is reasonably necessary; and

      o provide all reasonable assistance to Tracker to ensure Tracker obtains all the information to which Tracker is entitled.

      Consents. Each of Tracker and Travis Boats shall promptly after November 10, 2004 apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the merger.

      Public Announcements. The merger agreement provides that Tracker and Travis Boats will consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or public statement with respect to the merger agreement and the transactions contemplated thereby and, except as required by applicable federal or state law, will not issue any such press release or make any such public statement prior to such consultation.


      Directors' and Officers' Indemnification and Insurance. See "Interests of Travis Boats' Directors - Indemnification of Directors and Officers" beginning on page ___.


CONDITIONS TO THE COMPLETION OF THE MERGER

      Conditions to the Obligations of Each Party. The respective obligations of each party to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the effective time of the merger, of the following conditions, any or all of which, in writing and by agreement of the parties, may be waived in whole or in part, to the extent permitted by law:

      o adoption of the merger agreement by the affirmative vote of (1) a majority of the shares of Travis Boats common stock (including the shares of the Travis Boats preferred stock voting on an as-if converted basis) entitled to vote at the special meeting and (2) a majority of the shares of Travis Boats preferred stock entitled to vote at the special meeting (all of which is held by Tracker);

      o the adoption of the merger agreement by the affirmative vote of the holders of a majority of the shares of Travis Boats common stock entitled to vote at the special meeting held by unaffiliated Travis Boats shareholders; o no governmental entity or court of competent jurisdiction having enacted any law, or issued any order or injunction then in effect, which prevents or prohibits consummation of the merger;

      o all authorizations and approvals required by any governmental entity having been obtained or made; and

      o the opinion of the financial advisor remaining in full force and effect.

      Conditions to the Obligations of Tracker. The obligations of Tracker to effect the merger are further subject to the satisfaction, at or prior to the effective time of the merger, of the following additional conditions:

      o there will not exist (either on the date of the merger agreement or at closing) inaccuracies in the representations and warranties of Travis Boats regarding its corporate power and authority, its authorized and outstanding capitalization, the vote required at the special meeting, the recommendations of the Special Committee and the Board of Directors and Davenport's opinion;

      o there will not exist (either on the date of the merger agreement or at closing) any inaccuracies in the other representations and warranties of Travis Boats set forth in the merger agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a material adverse effect;

      o Travis Boats will have performed and complied in all material respects with all of its covenants, obligations and conditions under the merger agreement;

      o Travis Boats shall provide to Tracker a certification that the above conditions have been satisfied;

      o the aggregate number of shares of Travis Boats common stock immediately prior to the effective time of the merger, the holders of which have demanded and perfected their appraisal rights in accordance with Article 5.11 of the TBCA, shall not exceed 10% of the total number of shares of Travis Boats common stock outstanding as of the record date for the special meeting;


      o Travis Boats will not be in default under any agreement or arrangement with GE;

      o GE, Travis Boats and Tracker shall have agreed to the terms of the floor-plan financing to be in place after the closing of the merger;

      o Tracker shall have received evidence satisfactory to it of the consent or approval of those persons whose consent or approval are required in connection with the merger; and

      o each of those individuals or creditors holding unsecured, subordinated notes in Travis Boats will have agreed, effective only as of the closing date and subject to the closing having occurred, to discharge all of the indebtedness (including, without limitation, accrued interest, principal and costs, if any) evidenced by the subordinated note held by such creditor in exchange for an amount equal to approximately 70% of the original face value of such subordinated note, which such payment shall occur as of the closing date.


      Conditions to the Obligations of Travis Boats. The obligations of Travis Boats to effect the merger are further subject to the satisfaction, at or prior to the effective time of the merger, of the following additional conditions, which may be waived, in whole or in part, to the extent permitted by law:

      o there will not exist (either on the date of the merger agreement or at closing) inaccuracies in the representations and warranties of Tracker set forth in the merger agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a material adverse effect on (a) the business, assets, liabilities, operations, results of operations, properties, regulatory status or condition of Tracker or of the surviving corporation; (b) the legality, validity, binding effect or enforceability of the merger agreement or (c) the ability of Tracker to perform its obligations under the merger agreement;


      o Tracker will have performed and complied in all material respects with all of its covenants, obligations and conditions under the merger agreement; and

      o Tracker shall provide to Travis Boats a certification that the above conditions have been satisfied.


      If these conditions are not satisfied or waived, the merger will not be completed even if our shareholders vote to adopt the merger agreement. Although all of these conditions (other than shareholder approval by holders of a majority of the Travis Boats common stock) are waivable pursuant to the terms of the merger agreement, neither Travis Boats nor Tracker currently intends to waive any of these conditions if the conditions are not met. In the unlikely event that a material condition is waived, we would advise our shareholders of this development and consider re-soliciting proxies with a revised proxy statement.


TERMINATION


      The merger agreement may be terminated:


      o by mutual written consent duly authorized by the Travis Boats' Board of Directors or Tracker's partners (as applicable);

      o     by written notice of either Tracker or Travis Boats if:

            o the merger has not been consummated by March 4, 2005 (provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to occur on or before such date);

            o any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action shall have become final and nonappealable or any statute, rule, regulation or executive order enacted after November 10, 2004 prohibits the merger;

            o the merger agreement is not adopted at the special meeting at which the vote on the adoption of the merger agreement is taken by (a) a majority of the shares of Travis Boats common stock (including the shares of the Travis Boats preferred stock voting on an as-if converted basis) entitled to vote at the special meeting, (b) a majority of the shares of Travis Boats preferred stock entitled to vote at the special meeting and (c) the holders of a majority of the shares of Travis Boats common stock entitled to vote at the special meeting held by unaffiliated Travis Boats shareholders; or

            o prior to receiving the approval of the Travis Boats shareholders at the special meeting, a superior proposal is accepted by Travis Boats' Board of Directors or Special Committee;

      o     by written notice of Travis Boats if:

            o Tracker shall have breached any representation, warranty or covenant contained in the merger agreement in any material respect, and such breach shall not have been cured within ten business days after receipt by Tracker of written notice of such breach, and if not cured at or prior to the closing, such breach would result in any condition to closing failing to be satisfied; or

      o     by written notice of Tracker if:

            o Travis Boats shall have breached any representation, warranty or covenant contained in the merger agreement in any material respect, and such breach shall not have been cured within ten business days after receipt by Travis Boats of written notice of such breach, and if not cured at or prior to the closing, such breach would result in any condition to closing failing to be satisfied;

            o the special meeting has not occurred on or before March 1, 2005;

            o Travis Boats' Board of Directors or Special Committee withdraws and modifies its approval and recommendation for the merger; or

            o     Travis Boats' has suffered a material adverse effect.

EXPENSE REIMBURSEMENT

      The merger agreement provides that Travis Boats will be required to reimburse Tracker for all of Tracker's out-of-pocket costs and expenses that are incurred in connection with the merger agreement, the merger or related transactions, provided that such costs do not exceed $500,000, if the merger agreement is terminated because Travis Boats' Board of Directors or the Special Committee resolve to accept a superior proposal.

FEES AND EXPENSES: GENERAL

      Except otherwise described above, all out-of-pocket fees and expenses incurred by the parties to the merger agreement will be borne solely by the party which has incurred them.

AMENDMENTS AND WAIVERS

      At any time prior to the effective time of the merger, Tracker or Travis Boats may, by written waiver, extend the time of performance of any of the obligations of the other party to the agreement, waive any inaccuracies in the representations and warranties of the other party, and waive compliance with any of the other agreements or conditions of the merger.

            PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

AGREEMENTS WITH TRACKER INVOLVING SECURITIES OF TRAVIS BOATS, BUSINESS ARRANGEMENTS AND THE PROVISION OF SHORT-TERM FINANCING

      Travis Boats and certain other persons are parties to several agreements with Tracker governing Tracker's voting of Travis Boats stock and granting to Tracker certain rights with respect to its ownership of Travis Boats stock. In addition, on a number of occasions, Tracker has entered into agreements with Travis Boats to provide the Company with short-term financing. Set forth below are brief descriptions of these agreements.

TRAVIS BOATS PREFERRED STOCK AND SUPPLY AGREEMENT

      In 2002, Tracker invested a total of $8.0 million in connection with the purchase of 80,000 shares of Travis Boats preferred stock. Tracker is entitled to 6% dividends per annum, payable quarterly, on each share of preferred stock. The Company, at its option, may pay such dividends in cash or in additional shares of preferred stock. As of the date of this proxy statement, Travis Boats has incurred dividends with respect to the preferred stock totaling approximately $1.15 million to Tracker since the date of its issuance in 2002.

      Each outstanding share of Travis Boats preferred stock is immediately convertible into the number of shares of the Company's common stock obtained by dividing the liquidation value of such share of preferred stock (equal to the sum of $100 and all accrued and unpaid dividends), by the preferred stock conversion price, which was initially equal to $2.4594, and may be adjusted from time to time pursuant to the terms of the preferred stock certificate of designation. Currently, the 80,000 shares of Travis Boats preferred stock held by Tracker is convertible into 3,252,825 shares of common stock, which is determined by dividing $100, the initial liquidation value of each share of Travis Boats preferred stock, by approximately $2.46, the current conversion price.

      Pursuant to the certificate of designation, Tracker, as the holder of Travis Boats preferred stock, is entitled to vote with the holders of Travis Boats common stock as a single class on all actions to be voted on by the shareholders of the Company. Tracker is entitled to that number of votes per share equal to the number of shares of common stock into which each share of preferred stock is convertible, for voting purposes, on the record date of such shareholder vote. Solely for purposes of determining the number of votes to which each share of Travis Boats preferred stock is entitled, the conversion price is deemed to be $2.55, regardless of what the actual conversion price of the preferred stock may be on the record date. As such, under the certificate of designation, Tracker currently possesses the right to direct 3,137,255 votes on almost any matter brought before the Company's shareholders. As noted above, however, the merger agreement is conditioned upon the affirmative vote of a majority of the shares of Travis Boats common stock entitled to vote at the special meeting held by the unaffiliated Travis Boats shareholders.

      In connection with this investment, Travis and Tracker Marine entered into a Master Dealer Supply Agreement providing for the purchase by Travis of a portion of its requirements for recreational boats (including accompanying engines), trailer and accessories manufactured by Tracker Marine from Tracker Marine. Travis purchased $10.9 million in fiscal 2003 and an estimated $30.9 million in fiscal 2004 from Tracker Marine.

AGREEMENTS RELATED TO JANUARY 2003 FINANCING


      In January 2003, Tracker, together with Travis Boats' senior inventory lenders, agreed to provide Travis Boats with short-term financing pursuant to a short-term, secured note providing for $1.5 million in total advances to the Company. As a condition to providing this financing, Travis Boats entered into a series of agreements that provided Tracker the right to designate four of the seven members of the Board of Directors of Travis Boats, and voting control of a majority of the voting power of the outstanding securities of the Company. Specifically, Robert C. Siddons, a former director of the Company, and Mark T. Walton, the President of the Company, deposited 292,866 shares and 334,200 shares, respectively, into the Voting Trust, which is controlled by a trustee appointed by Tracker. Also made subject to the Voting Trust were the Subordinated Notes, which are convertible into 528,524 shares of Travis Boats common stock. However, as discussed previously, such Notes are not permitted to be converted until December, 2005. In addition, Ronnie L. Spradling, a former Executive Vice-President and director of the Company, issued the Spradling Proxy, which granted Tracker the right to vote 202,643 shares of common stock owned by Mr. Spradling. As result, Tracker had voting control of approximately 53%, 4,083,534 shares on a fully-diluted as-converted basis, of the outstanding shares of Travis Boats stock as of the record date. Further, two of the four directors of Travis Boats that Tracker was allowed to appoint, Messrs. Burroughs and Ring, were nominated at the direction of Tracker. Tracker has not exercised its option to appoint additional director nominees.


      Despite the terms of the Voting Trust and Spradling Proxy, Tracker has agreed that, for the purposes of voting on the merger agreement, all of the shares held in the Voting Trust and subject to the Spradling Proxy will be voted at the special meeting only in accordance with the instructions of beneficial owners of those shares- Messrs. Walton, Siddons, and Spradling - and not subject to the preference of Tracker.

ADDITIONAL SHORT-TERM FINANCING PROVIDED BY TRACKER


      Tracker has provided additional financing to Travis Boats on a number of occasions. On February 6, 2004, the Company agreed to terms with Tracker for a $500,000 loan, the terms of which were set forth in a promissory note payable to Tracker on demand at any time on or after May 5, 2004. That note was repaid later in 2004. However, the note was amended on September 23, 2004 to provide for an additional $500,000 loan to Travis Boats on a short-term interim basis in order to fund certain payment obligations of the Company. Then, on October 1, 2004, Tracker acquired a note secured by real estate from a non-affiliated third party, and modified the note to provide for financing of $1.3 million to Travis Boats, inclusive of the refinancing of the $500,000 loan made on September 30, 2004. On October 30, 2004, Tracker further modified the note, increasing the aggregate amount to $1.5 million and, again, on November 10, 2004, to approximately $3.8 million to meet the Company's seasonal working capital needs. As of the date of this proxy statement, Travis Boats has a balance of approximately $3.8 million outstanding under the amended Tracker loan, including the prior balance under the real estate note, and the subsequent advances by Tracker to Travis Boats.


VOTING SUPPORT AGREEMENT

      In connection with the merger, Tracker and Travis Boats entered into a Voting Support Agreement pursuant to which Tracker agreed to vote all the shares held by Tracker in favor of the merger and the merger agreement.

                   TRANSACTIONS IN TRAVIS BOATS COMMON STOCK

TRACKER AFFILIATES


      The Tracker affiliates have not engaged in any transactions in Travis Boats common stock in the 60-day period prior to the date of this proxy statement, and have not purchased shares of Travis Boats common stock in the two year period prior to the date of this proxy statement.


TRAVIS BOATS

      The following table sets forth information with respect to purchases by Travis Boats of its common stock in the two-year period prior to the date of this proxy statement:

                                            TOTAL NUMBER OF
                                                 SHARES         AVERAGE PRICE
                                               PURCHASED        PAID PER SHARE

Year Ended September 30, 2003
First Quarter                                        --               --
Second Quarter                                       --               --
Third Quarter                                    20,000            $0.27
Fourth Quarter                                   10,000            $0.70

Year Ended September 30, 2004
First Quarter                                        --               --
Second Quarter                                       --               --
Third Quarter                                        --               --
Fourth Quarter                                       --               --

TRAVIS BOATS' DIRECTORS AND EXECUTIVE OFFICERS

      No director or officer of Travis Boats has engaged in any transaction in Travis Boats common stock in the 60-day period prior to the date of this proxy statement.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA


      The information presented below for, and as of the end of, each of the fiscal years in the five-year period ended September 30, 2003 is derived from, and should be read in conjunction with, the audited financial statements, including the notes thereto, and the related financial information included in Appendix E hereto.


      Pro forma data giving effect to the merger has not been included as Travis Boats and the Tracker affiliates do not believe that such information is material to the unaffiliated Travis Boats shareholders evaluating the proposed merger because (1) the proposed merger consideration is all cash and (2) if the merger is completed, Travis Boats common stock would cease to be publicly traded and will be owned 100% by Tracker Marine.


                                                   FISCAL YEAR ENDED SEPTEMBER 30,

                                                                  2000           2001         2002          2003          2004
                                                                ---------     ---------     ---------     ---------     ---------
(000'S, EXCEPT STORE, PER STORE AND PER SHARE DATA)
CONSOLIDATED STATEMENT OF  OPERATIONS DATA:
Net sales                                                       $ 217,718     $ 198,539     $ 176,523     $ 140,715     $ 121,995
Gross profit                                                       53,309        46,379        37,072        27,656        26,179
Selling, general and administrative expense                        42,326        41,813        38,984        33,469        28,586
Operating income/(loss)                                             8,338         1,660        (4,386)       (8,254)       (4,787)
Interest expense                                                    6,848         6,533         4,018         3,281         2,651
Income/(loss) before taxes and
   cumulative effect of accounting change                           1,464        (4,830)       (8,571)      (11,432)       (7,943)
Preferred stock dividends                                              --            --           187           480           480
Cumulative effect of accounting change, net                            --            --         6,528            --
Net income/(loss) attributable to common shareholders                 897        (3,281)      (16,979)       (9,379)       (8,423)
Basic earnings/(loss) per share before cumulative effect of     $     .20     $    (.75)    $   (2.36)    $   (2.05)    $   (1.85)
accounting change
Diluted earnings/(loss) per share before cumulative effect of accounting change
Preferred stock dividends                                              --            --          (.05)        (0.12)         (.11)
Cumulative effect of accounting change                                 --            --         (1.50)           --            --
Basic earnings/(loss) per share                                 $     .20     $    (.75)    $   (3.91)    $   (2.17)    $   (1.96)

Diluted earnings/(loss) per share                               $     .20     $    (.75)    $   (3.91)    $   (2.17)    $   (1.96)

Weighted avg. common shares outstanding - basic                     4,403         4,375         4,345         4,320         4,300
Weighted avg. common shares outstanding -diluted                    4,446         4,375         4,345         4,320         4,300
STORE DATA:
   Stores open at period  end                                          39            37            34            30            30
   Percentage increase (decrease) in comparable store sales            (1%)         (12%)          (6%)         (16%)        (11%)

CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents                                       $   2,971     $   1,388     $   4,253     $   3,414     $     987
Working capital                                                    10,948        11,958         8,540         3,226         1,479
Total assets                                                      129,647       113,680        95,432        59,122        54,457
Short-term debt, including current maturities
   of notes payable                                                77,895        61,078        58,410        33,381        35,456
Notes payable less current maturities                               6,015         9,375         4,525         2,891         2,061
Stockholders' equity                                               39,552        36,149        26,936        17,541         9,118

                            MARKETS AND MARKET PRICE


      Until November 11, 2004, shares of Travis Boats common stock were listed and traded on the NASDAQ Small Cap Market under the symbol "TRVS." The following table shows, for the periods indicated, the reported high and low sale prices per share on NASDAQ for Travis Boats common stock.


                                                 HIGH     LOW
                 Year Ended September 30, 2003
                 First Quarter                   $1.51   $1.00
                 Second Quarter                  $0.95   $0.29
                 Third Quarter                   $1.11   $0.18
                 Fourth Quarter                  $1.05   $0.50

                 Year Ended September 30, 2004
                 First Quarter                   $1.46   $0.60
                 Second Quarter                  $1.70   $0.69
                 Third Quarter                   $1.24   $0.65
                 Fourth Quarter                  $0.88   $0.34


      On November 11, 2004, Travis Boats delisted from the Small Cap Market, and now trades on the over-the-counter market. On _________, 2005, the last trading day for which information was available prior to the date of the first mailing of this proxy statement, the high and low sale prices for Travis Boats common stock as reported on the Pink Sheets Electronic Quotation Service were $______ and $______per share, respectively, and the closing sale price on that date was $_____. Shareholders should obtain a current market quotation for Travis Boats common stock before making any decision with respect to the merger. On ________, 2005, there were approximately _____ holders of record of Travis Boats common stock.


      Travis Boats has never declared or paid a dividend on its common stock and does not plan to pay any cash dividends in the foreseeable future. Loan covenants contained in Travis Boats' bank facilities and senior subordinated notes limit its ability to pay dividends on its common stock. In addition, under the merger agreement, Travis Boats has agreed not to pay any cash dividends on its common stock before the closing of the merger.

      Tracker is entitled to 6% dividends per annum, payable quarterly, on each share preferred stock. The Company, at its option, may pay such dividends in cash or in additional shares of preferred stock. To date, the Company has paid $667, 071 in cash dividends on the preferred stock. Dividends totaling $600,000 over the last five quarterly periods have been declared and accrued, but have not yet been paid.


      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information regarding the beneficial ownership as of January 14, 2005, of Travis Boats stock, by class, by (i) each of our executive officers, (ii) each of our directors and (iii) each person known by us to own beneficially more than five percent of the outstanding shares of any class of our capital stock. The address for each of our executive officers and directors is 12116 Jekel Circle, Suite 102, Austin, Texas 78727-6111.


      The number of shares set forth in the table below refers to beneficial ownership and are not indicative of the voting power with respect to such shares.



                                                         Common Shares               Series A Preferred Shares
                                                  ---------------------------       ----------------------------
                                                                    PERCENT                           PERCENT
                                                  NUMBER OF      BENEFICIALLY       NUMBER OF      BENEFICIALLY
NAME OF BENEFICIAL OWNER                          SHARES(1)        OWNED(2)         SHARES(1)          OWNED
Executive Officers and Directors
  Mark T. Walton, President and Director (3)           -0-              *                 --             --
  Robert L. Ring, Director                             -0-              *                 --             --
  James P. Karides, CPA, Director                      -0-              *                 --             --
  Ronnie L. Spradling (4)                              -0-              *                 --             --
  Richard S. Birnbaum, Chairman of the Board        58,600              *                 --             --
  Michael B. Perrine, Chief Financial
Officer,
     Secretary, Treasurer                            8,067              *                 --             --
  Kenneth N. Burroughs, Director (5)                 1,000              *                 --             --
All executive officers and directors as a
group
      (five persons) (6)                            67,667              *                 --             --
Other 5% Shareholders
   TMRC, L.L.P. (7)                              4,082,535          53.0%          3,252,825            100%
   Jeffrey A. Berry (8)                            358,096           4.7%                 --             --



*    Less than 1%

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Travis Boats common stock or preferred stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based on information furnished by the persons listed, and represents the number of shares of Travis Boats common stock or preferred stock for which a person, directly or indirectly, through any contract, management, understanding, relationship or otherwise, has or shares voting power, including the power to vote or direct the voting of such shares, or investment power, including the power to dispose or to direct the disposition of such shares.


(2) The percentage is based upon 4,299,727 shares of Travis Boats common stock outstanding as of November 19, 2004, plus 3,252,825 shares convertible into common stock pursuant to the preferred stock held by Tracker. It does not include 528,584 shares convertible into common stock pursant to a the Subordinated Notes subject to the Voting Trust, where the holders of the Notes have agreed that they will not convert at any time prior to December, 2005.

(3) Excludes (i) 334,200 shares which are held the Voting Trust; (ii) 50,825 shares convertible into common stock pursuant to a Subordinated Note subject to the Tracker Voting Trust and not convertible until December, 2005; and (iii) 3,268 shares owned by Mr. Walton's children, for which Mr. Walton disclaims beneficial ownership.

(4) Excludes (i) 202,643 shares of common stock upon which Tracker has voting control through the Spradling Proxy and (ii) 60,990 shares convertible into common stock pursuant to a Subordinated Note subject to the Voting Trust and not convertible until December 2005.

(5) Kenneth N. Burroughs, a director of the Company, is the President of Tracker, Tracker Marine, and Three Johns.

(6) Includes Officers and Directors: Mark T. Walton, Richard S. Birnbaum, Michael B. Perrine, James P. Karides, Robert L. Ring and Kenneth N. Burroughs.



(7) Includes (i) 334,200 shares beneficially owned by Mark T. Walton, President and director of the Company, and 292,866 shares beneficially owned by Robert Siddons, a former director of the Company, which are held in the Voting Trust, and (ii) 202,643 shares of common stock over which Tracker has voting control through the Spradling Proxy. It does not include 528,584 shares convertible into common Stock pursuant to the Subordinated Notes. Each share of preferred stock is entitled to vote, on an as-converted basis, assuming the common stock is priced at $2.55 per share (for a total of 3,137,255 common voting equivalent shares). However, each share of preferred stock is actually convertible into shares of common stock at a price of $2.46 per share (or a total of 3,252,825 shares of common for all 80,000 shares of preferred stock.) The address of Tracker and affiliates is 2500 East Kearney St., Springfield, Missouri 65803.


(8) This information is based on the Schedule 13D/A filed by Mr. Berry with the SEC on January 6, 2005. Mr. Berry's address if 45867 Paseo Gallante, Temecula, California 92592.


                          FUTURE SHAREHOLDER PROPOSALS

      If the merger is completed, there will be no public participation in any future meetings of shareholders of Travis Boats. If the merger is not completed, however, Travis Boats shareholders will continue to be entitled to attend and participate in Travis Boats shareholders' meetings. If the merger is not completed, Travis Boats will inform its shareholders, by press release or other means determined reasonable by Travis Boats, of the date by which shareholder proposals must be received by Travis Boats for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

                  WHERE SHAREHOLDERS CAN FIND MORE INFORMATION


      On December 29, 2004, because its common stock is held of record by less than 300 persons, the Company filed with the SEC a Form 15 notice of suspension of its duty to file reports and termination of the registration of its common stock under the Securities Exchange Act of 1934. Travis Boats expects the termination of registration to become effective within 90 days of the Form 15 filing. However, as a result of the Form 15 filing, the Company's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K, have currently ceased.

      Prior to the filing of the Form 15, Travis Boats filed annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, because the merger is a "going private" transaction, Travis Boats, Tracker and others filed a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and these reports, proxy statements and other information contain additional information about Travis Boats and will be made available for inspection and copying at Travis Boats executive offices during regular business hours by any Travis Boats shareholder or a representative of a shareholder as so designated in writing.

      We make available on our website (www.travisboatingcenter.com) under "Investor Relations - SEC Filings," free of charge, our previously filed annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we file such material with the SEC.


      Travis Boats shareholders may also read and copy the Schedule 13E-3 and any reports, statements or other information filed by Travis Boats at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Travis Boats filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: "http://www.sec.gov."

THE PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHOULD NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TRAVIS BOATS SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY LATER DATE.


SHAREHOLDERS SHOULD NOT RELY ON INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. TRAVIS BOATS HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED _______, 2005. NO ASSUMPTION SHOULD BE MADE THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 10, 2004, by and between TMRC, L.L.P., a Missouri limited liability partnership ("Tracker"), and Travis Boats & Motors, Inc., a Texas corporation ("Travis").

WHEREAS, the Special Committee (as defined in Section 3.01(e)(ii)), which had been formed to explore strategic business and financial alternatives focused on maximizing shareholder value, engaged Davenport & Company LLC, an investment banking firm based in Richmond, Virginia (the "Financial Advisor"), as the financial advisor to advise and assist Travis with this process;

WHEREAS, after identifying a number of possible buyers and/or investors in Travis (including Tracker), mailing detailed financial, operational and other relevant information regarding Travis, and reviewing all expressions of interest received by the Financial Advisor, the Special Committee, with the assistance of the Financial Advisor, determined that the expression of interest received from Tracker (taking into account the cash consideration contained therein and other relevant factors) was superior to the others submitted and subsequently determined that changes to the terms set forth in the expression of interest were acceptable and still superior to the other terms submitted to the Special Committee by other bidders;

WHEREAS, the Financial Advisor has delivered its opinion, dated November 10, 2004, to the Special Committee, to the effect that subject to the assumptions, qualifications and limitations set forth therein the Per Share Cash Merger Consideration (as defined in Section 2.01) to be received by the Disinterested Shareholders (as defined in Section 8.13(c)) is fair, from a financial point of view;

WHEREAS, the Board of Directors of Travis (the "Travis Board") has deemed it advisable and in the best interests of Travis and its shareholders to consummate the statutory merger, on the terms and subject to the conditions set forth in this Agreement, of Tracker with and into Travis (the "Merger");

WHEREAS, the Travis Board and the Special Committee have approved, in accordance with the applicable provisions of the laws of the State of Texas ("Texas Law"), this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, based on the recommendation of the Special Committee, the Travis Board, having determined that the Merger is fair to and in the best interest of the shareholders of Travis, has resolved to recommend to its shareholders the approval and adoption of this Agreement, the approval of the Merger and the approval of (a) the conversion of each issued and outstanding share of Travis common stock, $0.01 par value per share (the "Travis Common Stock"), into the right to receive the Per Share Cash Merger Consideration from the Surviving Corporation (as defined in Section 1.01) and (b) the cancellation of each issued and outstanding share of Travis Preferred Stock (defined below) in exchange for the issuance of 1/100th of a share of common stock of the Surviving Corporation ("Surviving Corporation Stock," which, for the avoidance of doubt, is not included within the definition of "Travis Common Stock") for each share of Travis Preferred Stock to the holder thereof except Tracker, whose Travis Preferred Stock shall be cancelled in exchange for the issuance to Tracker Marine, L.L.C. ("Tracker Marine") of 1/100th of a share of Surviving Corporation Stock for each share of Travis Preferred Stock owned by Tracker;

WHEREAS, Tracker beneficially owns 80,000 shares of Travis' Series A Preferred Stock, $100 par value per share (the "Travis Preferred Stock"), representing, on an "as converted basis" approximately 42% of the outstanding Travis Common Stock;

WHEREAS, as of the date of this Agreement, Tracker entered into a Support Agreement with Travis pursuant to which Tracker has agreed to vote in favor of the Merger;

WHEREAS, the partners of Tracker have approved, in accordance with the applicable provisions of the laws of the State of Missouri, this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, Travis and Tracker desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act (the "TBCA"), Tracker shall be merged with and into Travis at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate existence of Tracker shall cease, and Travis shall continue as the surviving corporation (the "Surviving Corporation").

1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., St. Louis time, on a date to be specified by the parties, which shall be not later than the second Business Day (as defined in Section 8.13(b)) after satisfaction or waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or are waived at the Closing), at the offices of Gallop, Johnson & Neuman, L.C., 101 S. Hanley, Suite 1600, St. Louis, MO 63105, unless another time, date or place is agreed to in writing by Tracker and Travis. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

1.03. Effective Time of the Merger. As soon as practicable on or after the Closing Date, the parties shall: (a) file articles of merger or a certificate of merger, as applicable (collectively, the "Articles of Merger"), in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the laws of Texas and Missouri; and (b) make all other filings or recordings required by law to effect the Merger. The Merger shall become effective at such date and time as the Articles of Merger are duly filed with the Secretary of State of the State of Texas and with the Secretary of State of the State of Missouri or at such subsequent date and time as Tracker and Travis shall agree and specify in the Articles of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time."

1.04. Effects of the Merger. The Merger shall have the effects set forth in
Article 5.06 of the TBCA and Section 351.450 of the General and Business Corporation Law of Missouri.

1.05. Articles of Incorporation and Bylaws of Surviving Corporation.

      (a) At the Effective Time, the Articles of Incorporation of Travis shall be amended and restated in its entirety to be identical to the Amended and Restated Articles of Incorporation substantially in the form set forth on the attached Exhibit A, which shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until thereafter changed or amended as provided therein or by the TBCA, subject to the limitations set forth in Section 5.10(a).

      (b) At the Effective Time, the Bylaws of Travis shall be amended and restated in its entirety to be identical to the Amended and Restated Bylaws substantially in the form set forth on the attached Exhibit B, which shall be the Bylaws of the Surviving Corporation from and after the Effective Time until thereafter changed or amended as provided therein or by the TBCA, subject to the limitations set forth in Section 5.10(a).

1.06. Directors of Surviving Corporation. The directors of Travis immediately prior to the Effective Time shall resign as of the Effective Time and be replaced, as of the Effective Time, with the directors specified on the attached Exhibit C, who shall serve as the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.07. Officers of Surviving Corporation. The officers of Travis immediately prior to the Effective Time shall resign as of the Effective Time and be replaced, as of the Effective Time, with the officers specified on the attached Exhibit D, who shall serve as officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                    CONVERSION AND CANCELLATION OF SECURITIES

2.01. Conversion of Travis Common Stock. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, by virtue of the Merger and without any action on the part of Tracker, Travis or any of their respective partners or shareholders, each share of Travis Common Stock, other than those shares of Travis Common Stock Held (as defined in Section 8.13(e)) by the Dissenting Shareholders (as defined in Section 2.06)), outstanding at the Effective Time, shall be deemed canceled and converted into the right to receive cash in an amount equal to $0.40, without interest (the "Per Share Cash Merger Consideration"), and each such share shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate that immediately prior to the Effective Time evidenced a Travis Common Stock shareholder's (a "Travis Common Shareholder") ownership of shares of Travis Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Cash Merger Consideration.

2.02 Cancellation of Travis Preferred Stock. At the Effective Time, each share of Travis Preferred Stock outstanding at the Effective Time shall be cancelled in exchange for the issuance of 1/100th of a share of Surviving Corporation Stock to Tracker Marine except Tracker, whose Travis Preferred Stock shall be cancelled in exchange for the issuance to Tracker Marine of 1/100 of a share of Surviving Corporation Stock for each share of Travis Preferred Stock owned by Tracker. All shares of Surviving Corporation Stock issued pursuant to this
Section 2.02 shall be fully paid, nonassessable, duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to ownership thereof.

2.03 Travis Options. Promptly following the execution and delivery of this Agreement, (a) the Compensation Committee of the Travis Board shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that Travis shall cause, and Travis shall cause, on the Business Day prior to the Effective Time, each unexpired, unvested and unexercisable Travis Option (as defined in Section 8.13(m)) to become fully vested and exercisable and (b) Travis shall cause each holder of a Travis Option (i) to exercise such Travis Option prior to the Effective Time or (ii) to agree to the cancellation of such Travis Option (the "Option Termination Consent") in exchange for the right to receive cash in an amount equal to the number of shares of Travis Common Stock represented by the Travis Option times the greater of (A) Five Cents ($0.05) or (B) the excess of the Per Share Cash Merger Consideration over the exercise price per share (such product, the "Option Payment"). Each Option Termination Consent shall include a confirmation from the holder that, upon the effectiveness of such cancellation or termination, he or she will have no rights relating to such Travis Option, except to the extent contemplated hereinabove.

2.04 Tracker Partnership Interests. Each partnership interest of Tracker issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

2.05 Adjustments to Merger Consideration. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Travis Common Stock), reorganization, reclassification, combination, recapitalization or other like change with respect to Travis Common Stock occurring after the date hereof and prior to the Effective Time, then the Per Share Cash Merger Consideration shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

2.06 Dissenting Shareholders. Any Travis Common Shareholder who perfects such holder's dissenters' rights in accordance with and as contemplated by Article
5.12 of the TBCA (a "Dissenting Shareholder") shall be entitled to receive from the Surviving Corporation the value of such shares in cash as determined pursuant to such provision of the TBCA; provided, that no such payment shall be made to a Dissenting Shareholder unless and until such Dissenting Shareholder has complied with the applicable provisions of Article 5.12 of the TBCA and surrendered to Travis the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a Dissenting Shareholder fails to perfect, or effectively withdraws or loses, such Dissenting Shareholder's right to appraisal of and payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such Dissenting Shareholder is entitled under this Article 2 (without interest) upon surrender by such Dissenting Shareholder of the certificate or certificates representing the shares of Travis Common Stock held by such Dissenting Shareholder. If and to the extent required by applicable law, the Surviving Corporation will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to Dissenting Shareholders. Upon satisfaction of all claims of Dissenting Shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation. Travis shall serve prompt notice to Tracker of any demands for appraisal of any shares of Travis Common Stock, withdrawals of such demands and any other instruments served pursuant to the TBCA received by Travis, and Tracker shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Travis shall not, without the prior written consent of Tracker (which consent shall not be withheld unreasonably), make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

2.07. Surrender of Certificates.

      (a) Exchange Agent. Travis' transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

      (b) Provision of Total Cash Merger Consideration. Subject to the conditions set forth in Article VI of this Agreement, the total amount of cash to be paid in respect of the shares of Travis Common Stock pursuant to Section
2.01 and the Travis Options pursuant to Section 2.03(a)) shall be provided to the Exchange Agent in cash prior to the Effective Time.

      (c) Exchange Procedures.

            (i) Within two Business Days following the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Travis Common Stock to be converted into the right to receive the Per Share Cash Merger Consideration pursuant to Section
2.01 (the "Travis Certificates") and to each holder of a Travis Option to be converted into the right to receive the Option Payment: (A) a form of letter of transmittal (the "Letter of Transmittal"); and (B) instructions for use of the Letter of Transmittal in effecting the surrender of Travis Certificates in exchange for the Per Share Cash Merger Consideration or the Travis Option agreements evidencing the Travis Options (the "Travis Option Agreements") in exchange for the Option Payment. The Letter of Transmittal shall specify that delivery of the Travis Certificates and the Travis Option Agreements shall be effected, and risk of loss and title to the Travis Certificates and the Travis Option Agreements shall pass, only upon receipt thereof by the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify. Upon surrender of a Travis Certificate or a Travis Option Agreement for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with a properly completed and duly executed Letter of Transmittal, the holder of record of such Travis Certificate or Travis Option Agreement shall be entitled to receive a check in the amount equal to the Per Share Cash Merger Consideration, times the number of shares of Travis Common Stock represented by the Travis Certificate, or the Option Payment, as applicable; and such Travis Certificate or Travis Option Agreement shall be canceled. Until so surrendered, each Travis Certificate and Travis Option Agreement (if the holder thereof has given an Option Termination Consent) shall be deemed from and after the Effective Time to represent only the right to receive the Per Share Cash Merger Consideration, times the number of shares of Travis Common Stock represented by a Travis Certificate, or the Option Payment, as applicable. Notwithstanding anything contained herein to the contrary, no interest shall be paid or shall accrue on any cash payable to any holder of a Travis Certificate or a Travis Option Agreement pursuant to the provisions of this Article II.

            (ii) Within two Business Days following the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Travis Preferred Stock (a "Preferred Certificate"), except Tracker, a Letter of Transmittal and instructions in substantially the form provided pursuant to subsection (i). Upon surrender of a Preferred Certificate in accordance with and together with a properly completed and duly executed Letter of Transmittal, the holder of record of such Preferred Certificate shall be entitled to receive the applicable number of shares of Surviving Common Stock; and such Preferred Certificate shall be canceled. Until so surrendered, each Preferred Certificate shall be deemed from and after the Effective Time to represent only the right to receive the Surviving Common Stock. Notwithstanding anything contained herein to the contrary, no interest shall be paid or shall accrue on any cash payable to any holder of a Preferred Certificate. At the Effective Time, Tracker Marine shall surrender for cancellation to Travis each share of Travis Preferred Stock outstanding at the Effective Time, and in exchange therefor, the Surviving Corporation shall issue 100 shares of Surviving Corporation Stock to Tracker Marine for each share of Travis Preferred Stock pursuant to Section 2.02.

      (d) No Liability. Notwithstanding anything to the contrary in this Section 2.07, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person (as defined in Section 8.13(i)) for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Travis Certificate has not been surrendered prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which the aggregate Per Share Cash Merger Consideration to be paid pursuant to Section 2.01 in respect of such Travis Certificate would otherwise escheat to or become the property of any Governmental Entity (as such term is defined in Section 8.13(d)), any amounts payable in respect of such Travis Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

2.08. No Further Ownership Rights in Travis Common Stock or Travis Preferred Stock. The Per Share Cash Merger Consideration paid or payable following the surrender for exchange of Travis Certificates in accordance with the terms hereof shall be paid in full satisfaction of all rights pertaining to the shares of Travis Common Stock represented by Travis Certificates, and there shall be no further registration of transfers on the records of the Surviving Corporation of such shares of Travis Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Travis Certificate converted into the right to receive Per Share Cash Merger Consideration is presented to the Surviving Corporation with a properly completed and duly executed Letter of Transmittal for any reason, such Travis Certificate shall be canceled and exchanged as provided in this Article II. The Surviving Corporation Stock issued or issuable following the cancellation of the Travis Preferred Stock in accordance with the terms hereof shall be issued or issuable in full satisfaction of all rights pertaining to such shares of Travis Preferred Stock, and there shall be no further registration of transfers on the records of Travis of such shares of Travis Preferred Stock that were issued and outstanding immediately prior to the Effective Time.

2.09. Lost, Stolen or Destroyed Certificates. In the event any Travis Certificate representing shares of Travis Common Stock Held of Record by a Travis Common Shareholder shall have been lost, stolen or destroyed, the Exchange Agent shall pay such Travis Common Shareholder in exchange for such Travis Certificate, following the making of an affidavit of that fact by the record holder thereof, the Per Share Cash Merger consideration, times the number of shares of Travis Common Stock represented by such Certificate and the delivery of a properly completed and duly executed Letter of Transmittal; provided, however, that the Surviving Corporation, in its discretion and as a condition precedent to the execution and delivery thereof, may require the record holder of such Travis Certificate to deliver a bond in such sum as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation, the Exchange Agent or any of their respective representatives or agents with respect to such Travis Certificate.

2.10. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the Per Share Cash Merger Consideration or Option Payment otherwise deliverable under this Agreement, and from any other payments otherwise required pursuant to this Agreement to any Travis Common Shareholders, such amounts as the Surviving Corporation is required to deduct and withhold with respect to any such deliveries and payments under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

2.11. Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) held by the Exchange Agent that has not been delivered to Travis Common Shareholders and holders of Travis Options pursuant to this
Article II within six months after the Effective Time shall promptly be paid to the Surviving Corporation, and thereafter each holder of a Travis Certificate or a Travis Option who has not theretofore complied with the exchange procedures set forth in and contemplated by Section 2.07 shall look only to the Surviving Corporation (subject to abandoned property, escheat and similar laws) for its claim for Per Share Cash Merger Consideration or the Option Payment as a general creditor thereof.

2.12. Rule 16b-3. Travis shall take such steps as may be required to cause, to the extent possible, the disposition of Travis equity securities (including derivative securities) held by Travis directors or officers to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), in accordance with the interpretive letter, dated January 12, 1999, issued by the Securities and Exchange Commission to Skadden, Arps, Slate, Meagher & Flom LLP.

2.13. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of Tracker, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Travis or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.01. Representations and Warranties of Travis. Except as set forth in the letter (with specific reference to the section of this Agreement to which the information stated in such disclosure relates) delivered by Travis to Tracker prior to the execution of this Agreement (the "Disclosure Letter"), Travis represents and warrants to Tracker as follows:

      (a) Organization, Power and Standing. Travis and each Subsidiary (as defined in Section 8.13(l)) of Travis: (i) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept); (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted; and (iii) to the Knowledge (as defined in Section 8.13(g)) of Travis, is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except in the case of clause (i) above with respect to Travis), individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect (as defined in Section 8.13(h)). Each Subsidiary of Travis is listed in Section 3.01(a) of the Disclosure Letter. Each jurisdiction in which Travis and any Subsidiary of Travis is qualified to do business is set forth in Section 3.01(a) of the Disclosure Letter.

      (b) Corporate Power and Authority; Due Authorization. Travis has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, subject, in the case of the Merger, to obtaining the Requisite Approval (as defined in Section 3.01(e)(i)), and to comply with the provisions of this Agreement. All corporate action on the part of Travis, its officers, directors and shareholders necessary for: (i) the authorization, execution and delivery of this Agreement; (ii) the performance of all obligations of Travis under this Agreement; (iii) the authorization, issuance and delivery of the Surviving Corporation Stock; and (iv) the consummation of the transactions contemplated by this Agreement, subject in the case of the Merger, to obtaining the Requisite Approval, has been taken, and this Agreement constitutes a valid and legally binding obligation of Travis, enforceable against Travis in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

      (c) No Conflict. The execution and delivery by Travis of this Agreement, the consummation of the transactions contemplated hereby, and the performance by Travis of its obligations hereunder do not and will not: (A) violate Travis' Articles of Incorporation as in effect immediately prior to the Effective Time or Bylaws as in effect immediately prior to the Effective Time; or (B) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Entity applicable to Travis, any Subsidiary of Travis or the business or assets of Travis or any of its Subsidiaries, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

      (d) Capitalization. The authorized capital stock of Travis consists of (i) 50,000,000 shares of Travis Common Stock, of which 4,299,727 shares are issued and outstanding, and (ii) 1,000,000 shares of Travis Preferred Stock, of which 80,000 shares are issued and outstanding. There are no other issued and outstanding shares of capital stock or voting securities of Travis. All outstanding shares of Travis' capital stock have been duly authorized and are validly issued, fully paid and nonassessable. No party has any preemptive (whether statutory or contractual) rights in any capital stock of Travis. Except as disclosed in the Travis SEC Documents (as defined in Section 3.01(g)(i)), there are no outstanding convertible securities, subscriptions, options, warrants, calls, rights, commitments or any other agreement to which Travis or any Subsidiary of Travis is a party, or by which Travis or any Subsidiary of Travis is bound, that, directly or indirectly, obligates Travis or any Subsidiary of Travis to issue, deliver or sell or cause to be issued, delivered or sold, any additional securities or any other capital stock of Travis or any Subsidiary of Travis, or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such securities or any other capital stock of Travis or any Subsidiary of Travis. Neither Travis nor any Subsidiary of Travis is a party to any agreement or understanding regarding the voting or the registration under federal or state law of any shares of Travis' capital stock or the equity voting interests of any Subsidiary of Travis. All of the outstanding capital stock or other equity interests in each of the Subsidiaries of Travis is owned by the entities reflected in Section 3.01(d) of the Disclosure Letter, free and clear of all liens, claims, charges or encumbrances. All outstanding shares of capital stock of each corporate Subsidiary of Travis have been validly issued and are fully paid and nonassessable. All equity interests of each other Subsidiary of Travis have been validly issued and are fully paid.

      (e) Vote Required; Special Independent Committee; Board Approval.

            (i) The adoption of this Agreement at the Shareholders' Meeting (as defined in Section 5.01(a)), or any adjournment or postponement thereof, by a majority of the Travis Preferred Stock, voting separately as a class, and a majority of the outstanding Travis Common Stock entitled to vote at the Shareholders' Meeting (the "Requisite Approval"), is the only approval of the holders of any class or series of Travis' capital stock necessary to adopt this Agreement and consummate the transactions contemplated by this Agreement under Texas Law and the Articles of Incorporation and Bylaws of Travis.

            (ii) The special independent committee of the Travis Board, comprised of Richard S. Birnbaum and James P. Karides (the "Special Committee"), at a meeting duly called and held at which all members of the Special Committee were present, duly and unanimously adopted resolutions (which have not been modified or rescinded): (A) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement; (B) declaring that (i) it is fair to and in the best interests of the Disinterested Shareholders (as defined in Section 8.13(c)) that Travis enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement and (ii) the terms and conditions of this Agreement and the Merger are fair to the Disinterested Shareholders and (C) recommending to the Travis Board that (i) this Agreement be submitted to a vote for adoption at the Shareholders' Meeting and (ii) it recommend that Travis' shareholders adopt this Agreement.

            (iii) The Travis Board, at a meeting duly called and held at which all directors of Travis were present, duly and unanimously adopted (with Kenneth
N. Burroughs and Robert L. Ring abstaining) resolutions (which have not been modified or rescinded): (A) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement; (B) declaring that it is in the best interests of the Disinterested Shareholders that Travis enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement; (C) directing that this Agreement be submitted to a vote for adoption at the Shareholders' Meeting; and (D) recommending that Travis' shareholders adopt this Agreement.

      (f) Opinion of Financial Advisor. The Financial Advisor has delivered its opinion, dated November 10, 2004, to the Special Committee, to the effect that subject to the assumptions, qualifications and limitations set forth therein the Per Share Cash Merger Consideration to be received by the Disinterested Shareholders is fair, from a financial point of view. A true, correct and complete copy of such opinion has been provided to Tracker prior to or on the date hereof.

      (g) Travis SEC Documents; Financial Statements; Liabilities and Obligations of Travis.

            (i) Since September 30, 2003, Travis has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC (collectively, the "Travis SEC Documents") pursuant to the Exchange Act, the Securities Act of 1933 (the "Securities Act") and the SEC's rules and regulations thereunder. Travis has furnished the Travis SEC Documents to Tracker, or they are otherwise publicly available. No Subsidiary of Travis is required to file any forms, reports, schedules, statements or other document with the SEC. As of their respective dates, each of the Travis SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Travis SEC Document, and no Travis SEC Document at the time it was filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ii) The financial statements (including the related notes) of Travis included in the Travis SEC Documents (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the "Travis Financial Statements"): (A) comply as to form in all material respects with the accounting requirements applicable at the time the Travis SEC Documents were filed and the published rules and regulations of the SEC with respect thereto; (B) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto));
(C) are consistent with the books and records of Travis in all material respects; (D) fairly present in all material respects the consolidated financial position of Travis and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which are immaterial in amount); and (E) disclose all liabilities of Travis, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with GAAP, except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect.

            (iii) Neither Travis nor any Subsidiary of Travis has any liability or obligation (whether accrued, absolute, contingent or otherwise) that has arisen or accrued or otherwise been incurred since September 30, 2003, including any liability that might result from an audit of its tax returns by any taxing authority, except for: (A) liabilities that, individually or in the aggregate, would not have a Material Adverse Effect; (B) the liabilities and obligations of Travis and each Subsidiary of Travis that are disclosed or reserved against in the balance sheet of the most recent date contained in the Travis SEC Documents, to the extent and in the amounts so disclosed or reserved against; (C) liabilities incurred or accrued in the ordinary course of business thereafter and liabilities incurred in connection with the transactions contemplated hereby and (D) liabilities disclosed in Section 3.01(g)(iii) of the Disclosure Letter.

            (iv) Except as disclosed in the most recent Travis SEC Documents, neither Travis nor any Subsidiary of Travis is in default with respect to any liability or obligation that has arisen or accrued or otherwise been incurred since September 30, 2003, except for defaults that, individually or in the aggregate, would not have a Material Adverse Effect, and all such liabilities or obligations shown or reflected in the most recent Travis Financial Statements and such liabilities incurred or accrued thereafter were incurred in the ordinary course of business, except for liabilities and obligations, that, individually or in the aggregate, would not have a Material Adverse Effect.

      (h) Absence of Certain Changes. Except as disclosed in the Travis SEC Documents, except as disclosed in Section 3.01(h) of the Disclosure Letter and except as contemplated by this Agreement and by the other agreements entered into by the parties hereto in connection with this Agreement, since September 30, 2003, Travis and each Subsidiary of Travis have conducted its business only in the ordinary course of such business and, to the Knowledge of Travis, neither Travis nor any Subsidiary of Travis has: (i) suffered a Material Adverse Effect, or become aware of any circumstances which would reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to its assets (regardless of whether such assets are insured), except for losses that, individually or in the aggregate, would not have a Material Adverse Effect; (ii) incurred any material obligations, except in the ordinary course of business consistent with past practices; (iii) permitted or allowed any assets to be mortgaged, pledged or subjected to any lien or encumbrance, except for liens for taxes not yet due and payable and liens and encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect; (iv) written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest completed fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice and except for those that, individually or in the aggregate, would not have a Material Adverse Effect; (v) sold, licensed or transferred, or agreed to sell, license or transfer, any of its assets, except in the ordinary course of business and consistent with past practice; (vi) to Travis' Knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials; (vii) incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect; (viii) become aware of any event, condition or other circumstance relating solely to its assets (as opposed to any such event, condition or circumstance which is, for example, national or industry-wide in nature) which would have a Material Adverse Effect; (ix) made any capital expenditures or commitments, any one of which is more than $500,000, for additions to property, plant or equipment without prior approval of the Travis Board; (x) made any material change in any method of accounting or accounting practice; (xi) paid, loaned, guaranteed or advanced any material amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any of its officers or directors, or any business or entity in which any officer or director of Travis, or any Affiliate or associate of any of such Persons, has any direct or indirect interest; or (xii) agreed to take any action described in this Section 3.01(h).

      (i) Litigation. Except as disclosed in the Travis SEC Documents and
Section 3.01(i) of the Disclosure Letter, there are no claims, actions, proceedings or governmental investigations pending or, to the Knowledge of Travis, threatened against Travis or any Subsidiary of Travis, by or before any court or other Governmental Entity, which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. As of the date hereof, no action or proceeding has been instituted or, to the Knowledge of Travis, threatened before any court or other Governmental Entity by any Person seeking to restrain or prohibit the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      (j) Brokers and Finders. Except for payment obligations to the Financial Advisor, as set forth in the engagement letters dated as of June 10, 2004 and June 24, 2004, a true, correct and complete copy of which has been provided to Tracker prior to the date hereof, Travis has not, nor will it, incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      (k) Schedule 13E-3 and Proxy Statement. Neither the Schedule 13E-3 nor the Proxy Statement will, at the respective times filed with the SEC or first published, sent or given to shareholders or, in the case of the Proxy Statement, at the date mailed to Travis' shareholders or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 and the Proxy Statement will, when filed by Travis with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Travis makes no representation or warranty with respect to the statements made in any of the foregoing documents based on information supplied by or on behalf of Tracker or any of its Affiliates specifically for inclusion therein.

      (l) Accuracy of Representations. No representation or warranty by Travis contained in this Agreement, and no statement contained in any certificate or schedule furnished to Tracker pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (m) Change of Control Agreements. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of Travis. Without limiting the generality of the foregoing, no amount paid or payable by Travis in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of Travis Options, (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

      (n) Contracts and Commitments. Section 3.01(n) of the Disclosure Letter sets forth a true, correct and complete list of the following contracts, instruments, commitments or other similar agreements, including oral contracts and agreements, to which Travis or a Subsidiary of Travis is a party as of the date hereof (including every amendment, modification or supplement to the foregoing): (i) any contracts of employment and contracts or agreements which limit or restrict Travis, any Subsidiary of Travis or any employee of either from engaging in any business in any jurisdiction; (ii) agreements or arrangements for the purchase or sale of any assets in excess of $250,000, individually or in the aggregate, other than purchase orders for the purchase of inventory "on the spot" in the ordinary course of business; (iii) all bonds, debentures, notes, loans, credit or loan agreements or commitments, mortgages, indentures or guarantees or other agreements or contracts relating to the borrowing of money; (iv) agreements with unions, material independent contractor agreements and material leased or temporary employee agreements; and (v) all other contracts, agreements, instruments or commitments involving payments made by or to Travis or a Subsidiary of Travis in excess of $250,000, individually or in the aggregate, other than purchase orders for the purchase of inventory "on the spot" in the ordinary course of business (individually, a "Material Contract" and collectively, "Material Contracts"). Except for the Material Contracts, neither Travis nor any of its Subsidiaries is a party to any other agreement, arrangement or commitment as of the date hereof which is material to the business of Travis or any of its Subsidiaries. Travis has delivered or made available to Tracker true, correct and complete copies of all Material Contracts. Neither Travis nor any of its Subsidiaries is in material default under any Material Contract.

      (o) Employee Benefit Plans.

            (i) All employee benefit plans, programs, schemes, funds, compensation arrangements and other benefit arrangements covering employees of Travis or any of its Subsidiaries (the "Travis Benefit Plans") and all employee agreements providing for compensation, severance or other benefits to any employee or former employee of Travis or any of its Subsidiaries are listed in
Section 3.01(o) of the Disclosure Letter. True, correct and complete copies of the following documents, with respect to each Travis Benefit Plan, have been provided or made available by Travis to Tracker:

(A) any plans and related trust documents and amendments thereto, (B) summary plan descriptions and material modifications thereto, and (C) written descriptions of all non-written agreements relating to Travis Benefit Plans. To the extent applicable, each Travis Benefit Plan complies, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and has in all material respects been operated in accordance with its terms. Any Travis Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter and there are no circumstances that will or could result in revocation of any such favorable determination or opinion letter. Neither Travis nor any of its Subsidiaries nor any ERISA Affiliate (as defined below) of Travis maintains, contributes to or has maintained or contributed in the past six years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. No Travis Benefit Plan or a benefit plan of an ERISA Affiliate is a "multi employer pension plan" as defined in Section 4001(a)(3) of ERISA, or subject to Section 302 of ERISA. Neither any Travis Benefit Plan, nor Travis nor any Subsidiary of Travis has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or, to the Knowledge of Travis, engaged in any transaction that is reasonably likely to result in any such material liability or penalty. Each of Travis and its Subsidiaries and any ERISA Affiliate which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder (COBRA), and the creditable coverage certification requirements and limitations on pre-existing condition exclusion requirements of Section 9801 of the Code, Part 7 of Subtitle B of Title I of ERISA and the regulations thereunder (HIPAA). There is no pending or, to the knowledge of Travis, threatened or anticipated litigation against or otherwise involving any of Travis Benefit Plans, and there are no claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity pending or, to the Knowledge of Travis, threatened (excluding claims for benefits incurred in the ordinary course of Travis Benefit Plan activities) against or with respect to any such Travis Benefit Plan that would result in a material liability to, or a material penalty against, Travis, any of its Subsidiaries or a Travis Benefit Plan. All contributions required by each Travis Benefit Plan to be made as of the date hereof to Travis Benefit Plans have been made or provided for, and all premiums which are due for each insurance policy issued to insure benefits provided by a Travis Benefit Plan have been timely paid in full. Except as described in the Travis SEC Documents, including exhibits thereto, or as required by any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law ("Law"), neither Travis nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither Travis nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. There are no circumstances involving any Travis Benefit Plan that will or could, as reasonably determined by Tracker, result in Travis or any of its Subsidiaries being or becoming subject to any obligation, tax, penalty or other liability adverse to Travis or any of its Subsidiaries where the aggregate amount of such obligations, taxes, penalties and liabilities is in excess of $100,000.

            (ii) There are no agreements (whether written or oral) in effect between Travis or any Subsidiary of Travis and any individual retained by Travis or any Subsidiary of Travis to provide services as a consultant or other type of independent contractor (other than through a contract with an organization other than such individual)..

            (iii) For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," an "affiliated service group" or is under "common control" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, is required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

      (p) Labor and Employment Matters.

            (i) Neither Travis nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings (collectively, "CBAs") with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"), and neither Travis nor any of its Subsidiaries has received written notice that any representation petition respecting the employees of Travis or any of its Subsidiaries has been filed with the NLRB. There is no existing, pending or, to the knowledge of Travis, threatened (A) unfair labor practice charge or complaint, labor arbitration proceeding or any other matter before the NLRB involving Travis or any of its Subsidiaries or (B) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees. There are no CBAs which in any way limit or restrict Travis or any of its Subsidiaries from relocating or closing any of the operations of Travis or any of its Subsidiaries.

            (ii) Travis and its Subsidiaries are in compliance in all material respects with the Worker Adjustment and Retraining Notification ("WARN") Act or similar applicable Laws.

            (iii) Neither Travis nor any of its Subsidiaries has failed to pay when due any material amount of wages owed for services performed by any employee, officer, director, sales representative, contractor, consultant or other agent.

            (iv) Travis and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Immigration Control and Reform Act, 42 U.S.C. Sec. 1981, 42 U.S.C. Sec. 1985 and Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the whistleblower provisions of the Sarbanes-Oxley Act of 2002, the Occupational Safety and Health Act, the Fair Credit Reporting Act, or any other similar Laws regulating employment practices.

            (v) There are no claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity pending or, to the Knowledge of Travis, threatened against Travis or any of its Subsidiaries before the Equal Employment Opportunity Commission, the Department of Labor or any other Governmental Entity regarding employment practices including, without limitation, under the Fair Labor Standards Act, the Immigration Control and Reform Act of 1986, 42 U.S.C. Sec. 1981, 42 U.S.C. Sec. 1985 and Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the whistleblower provisions of the Sarbanes-Oxley Act of 2002, the Occupational Safety and Health Act, the Fair Credit Reporting Act, or any other similar Laws regulating employment practices and no claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity pending or, to the Knowledge of Travis, threatened involving claims of wrongful discharge, libel, slander, invasion of privacy, whistleblower violations, retaliation, discrimination on the basis or marital status, discrimination on the basis of sexual preference or comparable claims of tortuous conduct, which, if adversely determined, could be reasonably likely to result in payments, penalties or fines payable by Travis individually or in the aggregate arising out of the same or similar facts or circumstances, in excess of $100,000, or in excess of $500,000 in the aggregate.


            (vi) Neither Travis nor any of its Subsidiaries is a federal or state contractor as defined by the Office of Federal Contract Compliance Programs or any comparable Governmental Entity.

      (q) Environmental Compliance and Disclosure.

            (i) Each of Travis and its Subsidiaries possesses, and is in compliance in all material respects with, all permits, licenses and governmental authorizations and has filed all notices that are required under, all Environmental Laws (as hereinafter defined) applicable to Travis or any Subsidiary of Travis, as applicable, and Travis and each of its Subsidiaries is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder, including, but not limited to, with respect to the use, storage, treatment, manufacture, generation, disposal and handling of Hazardous Materials (as hereinafter defined).

            (ii) Neither Travis nor any Subsidiary of Travis has received written notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party and, to the knowledge of Travis, there are no facts or circumstances which could reasonably be expected to form the basis for the assertion of any material claim against Travis or any Subsidiary of Travis under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

            (iii) None of the assets owned by Travis or any Subsidiary of Travis or any real property leased by Travis or any Subsidiary of Travis contain any friable asbestos, regulated PCBs or underground storage tanks. No amount of Hazardous Materials has ever been, is being, or is threatened to be Released (as hereinafter defined) under, in or upon any plant, facility, site, area or property currently, or, to the knowledge of Travis, previously, owned or leased by Travis or any Subsidiary of Travis or on which Travis or any Subsidiary of Travis is conducting or, to the knowledge of Travis has conducted its business or operations, in each case which could reasonably be expected to result in any material liability of Travis.

            (iv) Neither Travis nor any Subsidiary of Travis has entered into or agreed to, nor is it currently discussing with any Governmental Entity entering into, any consent decree or order, and neither Travis nor any Subsidiary of Travis is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Laws.

            (v) Neither Travis nor any Subsidiary of Travis has been subject to any administrative or judicial proceeding under any applicable Environmental Laws or regulations either now or any time during the past five years.

            (vi) Neither Travis nor any Subsidiary of Travis has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of Travis or any Subsidiary of Travis, its employees, agents or representatives or, to the knowledge of Travis, arising out of the ownership, use, control or operation by Travis or any Subsidiary of Travis of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by Travis or any Subsidiary of Travis) or any other area on which Travis or any Subsidiary of Travis is conducting or has conducted its business or operations from which any Hazardous Materials were Released and, to the knowledge of Travis, no such notices are threatened in writing.

            (vii) Travis has heretofore provided Tracker with true, correct and complete copies of all files of Travis and each Subsidiary of Travis relating to environmental matters (or an opportunity to review such files). Neither Travis nor any Subsidiary of Travis has paid any fines, penalties or assessments within the last five years with respect to environmental matters. There are no recognized environmental conditions that will or could, as reasonably determined by Tracker, result in aggregate costs (including, without limitation, analysis and remediation costs) and other liabilities in excess of $100,000.

            (viii) As used in this subsection (q), the term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, placing or otherwise causing to become located in any plant, facility, site, area or other property or the Environment, and the term "Environment" means any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air). As used in this subsection (q), the term "Environmental Laws" means any and all past and present Laws (including without limitation statutes and regulations) of the United States, including, without limitation, federal and state Laws and the Laws or any political subdivision thereof, and for the protection of the environment or human health and safety, including without limitation, judgments, awards, decrees, regulations, rules, standards, requirements, orders and permits issued by any court, administrative agency or commission or other Governmental Entity under such Laws, and shall include without limitation the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.), and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), as well as any and all Laws that relate to pollution, contamination of the environment, protection of human health, or safety, and all regulations, rules, standards, requirements, orders and permits issued thereunder.

            (ix) As used in this subsection (q), the term "Hazardous Materials" means any pollutant, hazardous substance, toxic, radioactive, ignitable, reactive or corrosive substance, hazardous waste, petroleum or petroleum-derived substance or waste as defined or regulated under any Environmental Law.

      (r) Intellectual Property.


            (i) Section 3.01(r) of the Disclosure Letter sets forth a true and complete list of all of the following items which Travis or any of its Subsidiaries owns in whole or in part or has a valid claim for ownership in whole or in part (such as a contract right of assignment from an employee or independent contractor): (i) all United States and foreign patents and applications therefore, (ii) all United States and foreign trademark, trade name, service mark, collective mark, and certification mark registrations and applications therefore at the federal, state or local level, (iii) all United States and foreign copyright registrations and applications therefore, and (iv) all material copyrightable computer software programs that have not been the subject of a copyright registration or application therefore (items (i)-(iv) together with all other material patentable inventions, trademarks, trade names, service marks, collective marks and certification marks which Travis or any of its Subsidiaries owns in whole or in part or have a valid claim for ownership in whole or in part, the "Intellectual Property Rights"). Section 3.01(r) of the Disclosure Letter also sets forth a true and complete list of all material agreements pursuant to which Travis or any of its Subsidiaries licenses any intellectual property from third parties (the "Licensed Rights"). The Intellectual Property Rights are free and clear of any liens, claims or encumbrances, are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person other than as employee, contractor or other third party compensation for services rendered. Travis owns or has a valid right to use all Intellectual Property Rights and Licensed Rights material to the business of Travis and its Subsidiaries as presently conducted. The validity of the Intellectual Property Rights and title thereto and Travis' use of the Licensed Rights (A) have not been questioned in any prior claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity to which Travis or any Subsidiary of Travis was a party or by which Travis or any Subsidiary of Travis is subject or bound, (B) are not being questioned in any pending claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity to which Travis or any Subsidiary of Travis is a party or by which Travis or any Subsidiary of Travis is subject or bound, and (C) to the knowledge of Travis, are not the subject(s) of any claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity pending or, to the Knowledge of Travis, threatened, involving Travis or any Subsidiary of Travis. To the knowledge of Travis, the business of each of Travis and its Subsidiaries, as presently conducted, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or Travis' or its Subsidiaries' right to use any of the Licensed Rights. To the knowledge of Travis, there are no third parties infringing any of the Intellectual Property Rights material to the business of Travis or its Subsidiaries as presently conducted.

            (ii) Each of Travis and its Subsidiaries owns, or possesses sufficient rights to, all computer software programs that are material to the conduct of the business of Travis and its Subsidiaries. There are no claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity pending or, to the Knowledge of Travis, threatened against Travis or any Subsidiary of Travis with respect to any software owned or licensed by Travis or any Subsidiary of Travis.

            (iii) In connection with the use, collection and disclosure of personal information by Travis and its Subsidiaries, Travis and its Subsidiaries are, and have at all times been, in compliance with their posted privacy policies and all Laws and agreements by which Travis or any of its Subsidiaries is bound.

      (s) Insurance Policies. The material insurance policies naming a Travis Benefit Plan or Travis, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which Travis or any Subsidiary of Travis has paid or is obligated to pay all or part of the premiums are in full force and effect, and neither Travis nor any of its Subsidiaries has received written notice with respect to the cancellation of any such insurance policy.

      (t) Transactions with Affiliates. The Travis SEC Documents disclose the contracts, arrangements, understandings with or similar agreements or other transactions relating to the business or operations of Travis or any Subsidiary of Travis that are required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC.

      (u) Shareholders' Rights Agreement. As of the date hereof, neither Travis nor any Subsidiary of Travis has adopted, or intends to adopt, a shareholders' rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of Travis Common Stock or any other equity or debt securities of Travis or any of its Subsidiaries.

      (v) Major Merchandise Vendors and Supplies. For purposes of this subsection (v), a "Major Supplier" shall mean any merchandise vendor or other supplier of goods or services to Travis or its Subsidiaries to whom Travis or its Subsidiaries (other than Tracker and its Affiliates) paid in the aggregate more than $2,500,000 during the 12-month period ended August 31, 2004. Neither Travis nor any Subsidiary of Travis is engaged in any material dispute with any Major Supplier. Except as described in Section 3.01(v) of the Disclosure Letter, no Major Supplier has given Travis notice or has taken any action as a result of which Travis believes that such Major Supplier intends to terminate, limit or materially reduce its business relations with Travis or any Subsidiary of Travis or adversely change in any material respect the terms on which it supplies merchandise for Travis.

      (w) Real Estate.

            (i) Section 3.01(w) of the Disclosure Letter sets forth a true, correct and complete list of the common address of each parcel of real property leased or subleased by Travis or its applicable Subsidiary (collectively, the "Travis Leased Real Property") pursuant to leases, subleases and other occupancy agreements, and all subordination, nondisturbance and attornment agreements, including, without limitation, all amendments, modifications, work letters, side agreements, consents, subordination agreements, guarantees and other similar arrangements or agreements with respect to any of the foregoing (the "Travis Leases") under which Travis or any of its Subsidiaries is a tenant, subtenant or sublandlord and for each Travis Lease indicates: (A) whether or not the consent of the landlord or any lender to the landlord will be required to be obtained in connection with the transactions contemplated by this Agreement, (B) its term and any options to extend the term, (C) the current minimum or base rent payable, and (D) whether or not Travis or any Subsidiary of Travis has the option to purchase a fee interest in the property subject thereto or to lease additional space in such property. Travis (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or sublandlord interest, as applicable, in the Travis Leased Real Property under each of the Travis Leases. Travis has delivered or made available to Tracker true, correct and complete copies of each of Travis Leases to which Travis or any of its Subsidiaries is a party (or that are otherwise in the possession of Travis or any of its Subsidiaries). With respect to each Travis Lease: (A) each such Travis Lease is, and upon the consummation of the Merger will be, (x) in full force and effect and (y) the legal, valid, and binding obligation of Travis or its applicable Subsidiary, enforceable against Travis or such Subsidiary in accordance with its terms (provided, however, that the foregoing representation as to the validity and enforceability of each Travis Lease upon the consummation of the Merger shall be inapplicable to any Travis Lease for which the landlord's consent to a change in control of Travis is required as set forth in Section 3.01(w) of the Disclosure Letter), (B) neither Travis nor any of its Subsidiaries is in default in any material respect under such Travis Lease and, to the Knowledge of Travis, no other party to a Travis Lease is in default under such Travis Lease and, to the Knowledge of Travis, no event has occurred that, with notice or lapse of time, would constitute a breach or default by Travis (or its applicable Subsidiary) or permit termination, modification or acceleration under such Travis Lease by any party thereto, (C) there are no material disputes, oral agreements or arrangements whereby any landlord under a Travis Lease has agreed to forbear enforcement of any remedies applicable to a default by Travis or its Subsidiaries under a Travis Lease in effect as to such Travis Lease, (D) the terms of such Travis Lease have not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Tracker and neither Travis nor any of its Subsidiaries is in negotiations with any landlord to cancel or terminate any Travis Lease prior to the stated maturity date of such Travis Lease, (E) Travis (or its applicable Subsidiary) has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its leasehold interest in such Travis Lease, and (F) each guaranty by Travis (or its applicable Subsidiary), if any, with respect to a Travis Lease is in full force and effect.

            (ii) Travis and its Subsidiaries have received no notice of, and have no knowledge of, any condition currently or previously existing on Travis Leased Real Property or any portion thereof that may give rise to any material violation by Travis or any of its Subsidiaries of any existing Law applicable to any store, distribution facility or warehouse facility operated by Travis or its applicable Subsidiaries pursuant to a Travis Lease (a "Travis Facility") if it were disclosed to the authorities having jurisdiction over such Travis Facility, and the use and occupancy of Travis Facilities by Travis and its Subsidiaries complies in all material respects with all applicable Laws.

            (iii) Travis has not received written notice of any claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity pending or, to the Knowledge of Travis, threatened, affecting the interest of Travis or any of its Subsidiaries in any portion of Travis Leased Real Property. Travis has not received written notice of the existence of any outstanding or pending Order or Award and, to the knowledge of Travis there are no Orders or Awards relating to the lease, use, occupancy or operation by Travis or any of its Subsidiaries of Travis Leased Real Property.

            (iv) To the Knowledge of Travis, the current use of Travis Leased Real Property by Travis and its Subsidiaries does not violate any instrument of record or agreement affecting such Travis Leased Real Property. Since February 1, 2004, no material damage or destruction has occurred with respect to any of Travis Leased Real Property which has not been repaired prior to the date hereof.

            (v) All certificates of occupancy, permits, licenses, franchisees, approvals and authorizations of all Governmental Entities having jurisdiction over Travis Leased Real Property required to be obtained by Travis or its applicable Subsidiary (collectively, the "Travis Leased Real Property Permits"), the absence of which would be reasonably likely to cause any Travis Facility to cease its operations, have been issued to Travis or its applicable Subsidiary and are, as of the date hereof, in full force and effect. Neither Travis nor any of its Subsidiaries has received, or has been informed by a third party of the receipt by it of, any notice from a Governmental Entity having jurisdiction over Travis Leased Real Property threatening a suspension, revocation, modification or cancellation of any Travis Leased Real Property Permit that would be reasonably likely to cause a Travis Facility to cease its operations, and, to the knowledge of Travis and its Subsidiaries, there is no basis for the issuance of any such notice or the taking of any such action.

      (x) Terminated Leases. Neither Travis nor any of its Subsidiaries have any material liability of any kind related to the closing of any Travis Facility with respect to which Travis or any of its Subsidiaries terminated its leasehold or subleasehold interest. Neither Travis nor any of its Subsidiaries has received any notice of any such material liability (whether actual, pending or threatened).

      (y) Anti-Takeover Statutes. There is no "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or federal law applicable to the Merger or any of the other transactions contemplated hereby.

3.02. Representations and Warranties of Tracker. Tracker represents and warrants to Travis as follows:

      (a) Organization. Tracker is a limited liability partnership duly organized, validly existing and in good standing under the laws of Missouri and has all requisite partnership power and authority to carry on its business as now being conducted.

      (b) Partnership Power and Authority; Due Authorization. Tracker has all requisite partnership power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. All partnership action on the part of Tracker, its officers (if any) and partners necessary for: (ii) the authorization, execution and delivery of this Agreement; (ii) the performance of all obligations of Tracker under this Agreement; and (iii) the consummation of the transactions contemplated by this Agreement has been taken, and this Agreement constitutes a valid and legally binding obligation of Tracker, enforceable against Tracker in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

      (c) No Conflict; Consents. Except for the filing of the Articles of Merger as provided in Section 1.03, the execution and delivery by Tracker of this Agreement, consummation of the transactions contemplated hereby, and the performance by Tracker of its obligations hereunder, do not and will not: (i) require the consent, approval, action, order, declaration or authorization of, any filing or notice to, or any registration with, any Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Tracker is a party or to which any of its respective properties are subject; (ii) violate the terms of any instrument, document or agreement to which Tracker is a party or by which Tracker or the property of Tracker is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement or result in the creation of a lien upon any of the property or assets of Tracker, except for such violations, conflicts, breaches and defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Tracker; (iii) violate Tracker's Limited Liability Partnership Certificate of Registration or the Partnership Agreement of TMRC, L.L.P., each as in effect immediately prior to the Effective Time; or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Entity applicable to Tracker or the business or assets of Tracker, except for such violations which would not, individually or in the aggregate, have a material adverse effect on Tracker.

      (d) Capitalization. As of the date of this Agreement, Tracker Marine is a 99% partner of Tracker, and Three Johns Company is a 1% partner of Tracker. As of the date of this Agreement, there are no other issued and outstanding partnership interests of Tracker. All outstanding partnership interests of Tracker have been duly authorized and are validly issued, fully paid and nonassessable. No party has any preemptive (whether statutory or contractual) rights in any partnership interest of Tracker. There are no outstanding convertible securities, subscriptions, options, warrants, calls, rights, commitments or any other agreement to which Tracker is a party, or by which Tracker is bound, that directly or indirectly, obligates Tracker to issue, deliver or sell, or cause to be issued, delivered or sold, any additional securities or any other partnership interest of Tracker, or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such securities or any other partnership interest of Tracker.

      (e) Schedule 13E-3 and Proxy Statement. No document filed or to be filed by or on behalf of Tracker with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement nor any information supplied by or on behalf of Tracker specifically for inclusion in the Schedule 13E-3 or the Proxy Statement will, at the respective times filed with the SEC or other Governmental Entity, or at any time thereafter when the information included therein is required to be updated pursuant to applicable law, or, in the case of the Proxy Statement, at the date mailed to Travis' shareholders and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Tracker makes no representation or warranty with respect to the statements made in the foregoing documents based on information supplied by or on behalf of Travis or any Subsidiary or Affiliate (other than Tracker) of Travis specifically for inclusion therein.

                                   ARTICLE IV
                                    COVENANTS

4.01. Conduct of Business of Travis. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as required by applicable law and except as contemplated by this Agreement and by the other agreements entered into by this parties hereto in connection with this Agreement, without the prior consent of Tracker (which consent shall not be withheld unreasonably), Travis shall, and shall cause each Subsidiary of Travis to:

      (a) use all reasonable efforts to conduct its business in all material respects only in the ordinary course of business and consistent with past practice;

      (b) not declare or make any dividend or other distribution or payment in cash, stock or property in respect of its capital stock or acquire, directly or indirectly, any of its capital stock;

      (c) not issue, grant, sell or pledge or authorize the issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, its capital stock other than the conversion of any convertible securities outstanding on or prior to the date of this Agreement;

      (d) not, without the prior approval of the Travis Board, (i) sell, transfer, lease or otherwise dispose of or encumber any assets which are material, individually or in the aggregate, to Travis' business, taken as a whole, except in the ordinary course of business and consistent with past practice; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole, or acquire or agree to acquire any equity securities of any Person;

      (e) use all commercially reasonable efforts to preserve intact its business organizations and to keep available the services of its present key officers and employees;

      (f) not, without the prior approval of the Travis Board, enter into or amend any contract, agreement, commitment or instrument that requires (or is reasonably expected to require) payments or provides (or is reasonably expected to provide) for receipts in excess of $100,000 on an annual basis (a "Material Contract"), except in the ordinary course of business and consistent with past practice;

      (g) not adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of Travis;

      (h) except in the ordinary course of business and consistent with past practice, not grant any severance or termination pay to, or enter into any employment agreement with, any of its officers or directors;

      (i) not: (A) increase, except as consistent with past practice in the ordinary course of business, the compensation payable or to become payable to its officers or employees; (B) enter into any contract or other binding commitment in respect of any such increase with any of its directors, officers or other employees, except in the ordinary course of business and consistent with past practice; or (C) establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement or "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), except as required by applicable law, including any obligation to engage in good faith collective bargaining, to maintain tax-qualified status or as may be required by any employee benefit plan as of the date hereof;

      (j) not, without the prior approval of the Travis Board, settle or compromise any material claims or litigation or, except in the ordinary course of business consistent with past practice, modify, amend or terminate any of its Material Contracts, or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms;

      (k) not take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice with respect to accounting policies or procedures (including tax accounting policies and procedures), except as may be required by the SEC, the Financial Accounting Standards Board or GAAP;

      (l) not adjust, split, combine or reclassify its capital stock;

      (m) not create or acquire any Subsidiaries;

      (n) not make any material tax election or settle or compromise any material tax liability; and

      (o) not authorize or enter into any agreement or arrangement to do any of the foregoing or otherwise to take any of the foregoing actions or any action that could reasonably be expected to make any of Travis' representations or warranties contained in this Agreement untrue or incorrect or prevent Travis from performing or cause Travis not to perform one or more covenants required hereunder to be performed by Travis.

4.02. No Solicitation of Acquisition Proposals.

      (a) Except as provided in Sections 4.02(c) and 4.02(d), from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, Travis covenants and agrees that Travis shall not, nor shall it authorize or permit any of its Subsidiaries or any officer, director, employee, investment banker, attorney, or other advisor or representative of Travis or any of its Subsidiaries (the "Travis Representatives") to, directly or indirectly:

            (i) solicit, initiate, or encourage the submission of, or approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal (as defined below in this Section 4.02(b));

            (ii) enter into any agreement with respect to any Acquisition Proposal; or

            (iii) solicit, initiate, participate in, or encourage any discussions or negotiations regarding, or furnish to any Person (other than any of its Affiliates or representatives) any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

      Without limiting the foregoing, it is understood that any violation, of which Travis or any of its Subsidiaries had prior knowledge, of the restrictions set forth in the immediately preceding sentence by any Travis Representative, whether or not such Person is purporting to act on behalf of Travis or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section
4.02 by Travis.

      (b) For purposes of this Agreement, "Acquisition Proposal" means, other than the Merger, (i) any proposal with respect to a merger, consolidation, reorganization, recapitalization, reclassification, share exchange, tender offer, spin-off, split-off, joint venture or other business combination, liquidation, dissolution or similar transaction involving Travis or any of its Subsidiaries, (ii) any proposal or offer to acquire in any manner, directly or indirectly, securities representing more than 15% of the voting power of Travis or a significant portion of the assets of Travis, or (iii) any purchase or other acquisition of 10% or more of the consolidated assets of Travis and its Subsidiaries or assets which generated 10% or more of the consolidated net income of Travis for its fiscal year ended September 30, 2003.

      (c) Notwithstanding the foregoing provisions of this Section 4.02, Travis may, and may direct any Travis Representative acting on behalf of the Travis Board or the Special Committee to, (i) engage in discussions or negotiations regarding an Acquisition Proposal, (ii) furnish or provide non-public information, or (iii) afford access to the properties, books, records, and Travis Representatives, with or to any Person that has made a bona fide written Acquisition Proposal that has not been solicited, initiated or encouraged by Travis, its Subsidiaries or any of Travis Representatives in violation of this
Section 4.02 and which the Special Committee and the Travis Board have each determined in good faith (after consultation with its legal counsel and the Financial Advisor) may constitute a Superior Proposal (as defined below in this
Section 4.02) from such Person; provided, however, that, prior to taking any action described in any of the foregoing clauses (i), (ii), or (iii), the Person making the Acquisition Proposal has entered into a confidentiality agreement for the benefit of Travis on customary terms satisfactory to the Special Committee and its counsel. Travis or the Special Committee, as applicable, shall promptly notify Tracker of Travis' or the Special Committee's, as applicable, first receipt of any Acquisition Proposal (but in no event later than 48 hours after the receipt thereof), and of the material terms and conditions thereof and the identity of the Person making any such Acquisition Proposal. Travis or the Special Committee, as applicable, shall further promptly notify or update Tracker on the status of discussions or negotiations (including the status of such Acquisition Proposal or any amendments or proposed amendments thereto) between Travis or the Special Committee, as applicable, and such Person.

      (d) Subject to Section 7.01 hereof, at any time prior to the approval of the Merger and this Agreement by the shareholders of Travis:

            (i) either the Travis Board or the Special Committee may withdraw or modify in a manner adverse to Tracker its approval and recommendation of the Merger and this Agreement (an "Adverse Recommendation") so long as the Travis Board or the Special Committee, as applicable, shall have determined in its good faith judgment, after consultation with independent legal counsel, that its failure to take such action is reasonably likely to be inconsistent with its fiduciary duties under Texas Law, and/or

            (ii) the Travis Board, upon the recommendation of the Special Committee, may accept a Superior Proposal and cause Travis to enter into a definitive agreement with respect to a Superior Proposal, provided that nothing in this Section 4.02(d) will permit Travis to enter into a definitive agreement for a Superior Proposal unless this Agreement has been terminated as provided in
Section 7.01.

      A "Superior Proposal" means an Acquisition Proposal which each of the Special Committee and the Travis Board determines in good faith, after consultation with and giving due consideration to the advice of its legal and financial advisors, (x) is reasonably capable of being completed, including a determination that its financing, to the extent required, is then committed or is reasonably likely to be obtained without material delay, and (y) would, if consummated, result in a transaction more favorable to Travis' shareholders from a financial point of view than the Merger contemplated by this Agreement.

      (e) Travis shall immediately cease and terminate, as of the date hereof, all existing discussions or negotiations with any Person conducted heretofore in respect of any Acquisition Proposal.

4.03. Travis Board Actions. Any action to be taken by the Travis Board, or any committee thereof whose members include Kenneth N. Burroughs or Robert L. Ring, pertaining to this Agreement or any transaction or action contemplated hereby (including, without limitation, the Merger or actions authorized by Sections 4.02(a), (c) or (d)) shall be taken by the affirmative vote of a majority of the disinterested directors.

4.04. Notification of Certain Matters. Without limiting the generality of
Section 4.01, Travis shall give prompt notice to Tracker, and Tracker shall give prompt notice to Travis, of (a) the occurrence, or nonoccurrence, of any event which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or which would result in any condition to the obligations of the parties hereunder not being satisfied, (b) any change or event known to Travis which could reasonably be expected to have a Material Adverse Effect, (c) any material failure by such party (or a Subsidiary thereof) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (d) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement,
(e) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and (f) any material claims, actions, proceedings or governmental investigations by or before any court or other Governmental Entity pending or, to the Knowledge of Travis, threatened against, relating to or involving or otherwise affecting Travis or any of its Subsidiaries; provided, however, that the delivery of any notice pursuant to this Section 4.04 shall not limit or otherwise affect the remedies available hereunder to the parties hereunder. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter or which is necessary to correct any information in the Disclosure Letter which has been rendered inaccurate thereby, then Travis shall, for informational purposes only, promptly supplement, or amend, and deliver to Tracker the Disclosure Letter which it has delivered pursuant to this Agreement.

4.05. Anti-takeover Statutes. If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or federal law becomes applicable to the Merger or any of the other transactions contemplated hereby, Travis, the Special Committee and the Travis Board will grant such approvals and take all such actions as are within its authority and are reasonable so that the Merger and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby and thereby.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.01. Shareholders' Meeting. Subject to applicable law and the other provisions of this Agreement, Travis shall, in accordance with Texas Law and its Articles of Incorporation and its Bylaws: (a) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as reasonably practicable for the purpose of considering and taking action upon this Agreement (the "Shareholders' Meeting"); (b) include in the proxy statement or information statement prepared by Travis for distribution to shareholders of Travis in advance of the Shareholders' Meeting (the "Proxy Statement") in accordance with Regulation 14A or Regulation 14C promulgated under the Exchange Act, the recommendation of the Travis Board that the shareholders of Travis adopt this Agreement; and (c) use all reasonable efforts: (i) to obtain and furnish the information required to be included by it in the Proxy Statement, including any information required to be disclosed on Schedule 13E-3 and, after consultation with Tracker, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time; and (ii) to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated thereby. Tracker will promptly provide Travis with the information concerning Tracker required to be included in the Proxy Statement, including any information required to be disclosed on Schedule 13E-3.

5.02. Preparation of Proxy Statement and Schedule 13E-3.

      (a) Travis shall, as soon as reasonably practicable, prepare a preliminary form of the Proxy Statement (the "Preliminary Proxy Statement") and the Schedule 13E-3. Travis shall: (i) file the Preliminary Proxy Statement and the Schedule 13E-3 with the SEC promptly after it has been prepared in a form reasonably satisfactory to Tracker; (ii) use reasonable efforts to promptly prepare any amendments to the Preliminary Proxy Statement or the Schedule 13E-3 required in response to comments of the SEC or its staff or that Travis or the Special Committee deems necessary or advisable; and (iii) use reasonable efforts to cause the Proxy Statement to be mailed to Travis' shareholders as soon as reasonably practicable after the Preliminary Proxy Statement, as so amended, is cleared by the SEC. After the Proxy Statement shall have been mailed to Travis' shareholders, Travis, if required, shall promptly circulate amended or supplemental proxy material and, if required in connection therewith, resolicit proxies; provided, however, no such amended or supplemental proxy material will be mailed by Travis without consultation with and review by Tracker and the Special Committee. In addition, Travis shall: (i) promptly notify Tracker of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary proxy statement or Proxy Statement or for additional information and will promptly supply Tracker and the Special Committee with copies of all written correspondence between Travis or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Preliminary Proxy Statement, the Proxy Statement, the Schedule 13E-3 and/or the Merger; and (ii) promptly inform Tracker and the Special Committee if at any time prior to the Shareholders' Meeting any event should occur that is required by applicable law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case Travis, in consultation with Tracker and the Special Committee, will, upon learning of such event, promptly prepare and mail such amendment or supplement.

      (b) It is expressly understood and agreed that: (i) Tracker and Travis will consult with each other in connection with all aspects of the preparation, filing and clearance by the SEC of the Proxy Statement, Preliminary Proxy Statement and Schedule 13E-3 (including any and all amendments or supplements thereto); (ii) Travis shall give Tracker and the Special Committee the reasonable opportunity to review and comment on each of the Proxy Statement, Preliminary Proxy Statement and Schedule 13E-3 prior to filing with the SEC and shall give Tracker and the Special Committee the reasonable opportunity to review and comment on all amendments and supplements to each of the Proxy Statement, Preliminary Proxy Statement and Schedule 13E-3 and all responses to requests for additional information and replies to comments prior to filing with the SEC, and each of Travis and Tracker agrees to use all reasonable efforts, after consultation with the other, to respond promptly to all such comments of and requests by the SEC; and (iii) to the extent practicable and desired by Tracker and the Special Committee, Travis and the Special Committee shall permit Tracker to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to each of the Proxy Statement, Preliminary Proxy Statement and Schedule 13E-3 or any of the transactions contemplated thereby (provided that Tracker shall not separately communicate with the SEC and in the event that such participation by Tracker is not practicable or desired by Tracker, Travis shall promptly inform Tracker of the content of all such communications and the participants involved therein).

5.03. Access to Information.

      (a) During the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time, Travis shall: (i) afford Tracker and its accountants, counsel and other representatives reasonable access during normal business hours to (A) all of Travis' properties, books, contracts, commitments and records and (B) all other information concerning the business, properties and personnel of Travis as Tracker may reasonably request; (ii) provide to Tracker and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request; (iii) permit Tracker, at its expense and as promptly as reasonably practicable, to conduct any additional environmental testing (including Phase I and Phase II work) that Tracker believes is reasonably necessary; and (iv) provide all reasonable assistance to Tracker to ensure Tracker obtains all the information to which Tracker is entitled pursuant to this Section 5.03(a).

      (b) Subject to compliance with applicable law, from the date hereof until the earlier of the termination of this Agreement and the Effective Time, Travis shall confer from time to time as requested by Tracker with one or more representatives of Tracker to discuss any material changes or developments in the operational matters of Travis and the general status of the ongoing operations of Travis.

5.04. Public Disclosure. Unless otherwise permitted by this Agreement, Tracker and Travis shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (regardless of whether it is in response to an inquiry) regarding the terms of this Agreement or the transactions contemplated hereby, and neither party shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except that either party shall be free to make such public disclosure or statement as it shall reasonably deem necessary to comply with federal or state laws so long as the party proposing to issue such disclosure or statement uses its commercially reasonable efforts to consult with the other party before issuing the disclosure or statement.

5.05. Consents; Cooperation.

      (a) Each of Tracker and Travis shall promptly after the execution of this Agreement apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

      (b) As soon as practicable after the date hereof, Travis shall use its commercially reasonable efforts to obtain prior to the Closing, and deliver to Tracker at or prior to the Closing, all consents, waivers and approvals under each contract listed or described in Section 5.05(b) of the Disclosure Letter, each such contract to be that which Travis is a party in respect of which the failure to obtain a novation or consent to assignment in connection with the Merger or any other transaction contemplated by this Agreement, individually or in the aggregate, could reasonably be expected to materially and adversely affect the Surviving Corporation's ability to operate the business of Travis in the same manner as such business was operated by Travis prior to the Effective Time, or required to be obtained in connection with the consummation of the transactions contemplated hereby for the assignment thereof or otherwise.

5.06. Legal Requirements. Each of the parties hereto shall: (a) take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the consummation of the transactions contemplated by this Agreement; (b) cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement; and (c) take all reasonable actions necessary to obtain (and shall cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.07. Commercially Reasonable Efforts; Further Assurances. On the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use its commercially reasonable efforts, and shall cooperate with each other party hereto, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VI. Without limiting the generality or effect of the foregoing, in the event an injunction or other order preventing the consummation of the Merger shall have been issued by a court of competent jurisdiction, each party hereto shall its use commercially reasonable efforts to have such injunction or other order lifted. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Merger and the other transactions contemplated hereby.

5.08. Fees and Expenses. Except as provided for in Sections 7.04 and 8.09, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

5.09. Travis Preferred Stock Restrictions. Until the earlier of the Effective Time or the termination of this Agreement according to its terms, Tracker shall not, directly or indirectly, sell, transfer or otherwise dispose of any shares of Travis Preferred Stock; provided, however, that notwithstanding the foregoing, Tracker may assign or distribute all or any portion of such shares to Tracker Marine or any of its direct or indirect Subsidiaries.

5.10. Indemnification and Insurance.

      (a) All rights to indemnification existing in favor of the present or former directors, officers and employees (or any person who served at Travis' or any of its Subsidiaries' request as an officer, director or agent) of Travis or any of its Subsidiaries (or any other entity or enterprise, such as, a partnership, joint venture, trust or employee benefit plan affiliated with Travis) as provided in Travis' Articles of Incorporation or Bylaws, or the articles of organization, bylaws or similar documents of any of Travis' Subsidiaries or other entity or enterprise and the indemnification agreements, if any, with such person or persons, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect without modification (other than modifications that would enlarge the indemnification rights) for a period of not less than three years following the Effective Time, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder. The Articles of Incorporation and Bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for the period set forth in the preceding sentence in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers or employees of Travis or otherwise entitled to indemnification under the Articles of Incorporation or Bylaws of Travis (the "Indemnified Parties"). It is understood and agreed that Travis shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including the prompt advance or payment of reasonable attorney's fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement entered into with the consent of the Surviving Corporation (which consent shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation, including without limitation, liabilities arising out of this Agreement and the transactions contemplated hereby, to the extent that it was based on the fact that such Indemnified Party is or was a director, officer or employee of Travis and arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, and in the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Time), (i) Travis or the Surviving Corporation, as applicable, shall pay the reasonable fees and expenses of one counsel (provided that if different Indemnified Parties are subject to different claims, actions, suits, proceedings or investigations, each Indemnified Party may select his or her own counsel which counsel shall be reasonably satisfactory to Travis or the Surviving Corporation), promptly as statements therefor are received and (ii) Travis and the Surviving Corporation will cooperate in the defense of such matter.

      (b) Travis shall maintain in effect until the Effective Time, in respect of acts or omissions occurring prior to the Effective Time and in the current coverage amounts, policies of directors' and officers' liability insurance and fiduciary insurance covering the persons described in Section 5.10(a). For a period of three years following the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance and fiduciary insurance covering the Indemnified Parties who currently or at the Effective Time are covered by Travis' officers' and directors' liability insurance and fiduciary insurance policies on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; provided, however, that if the aggregate annual premiums for such insurance at any time during such period exceed 150% of the premium paid by Travis for such insurance as of the date hereof, then the Surviving Corporation shall provide the maximum coverage that will then be available at an annual premium equal to 150% of such per annum rate as of the date hereof.

      (c) The Surviving Corporation shall pay all reasonable costs and expenses, including attorney's fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.10.

      (d) Notwithstanding Section 8.01, this Section 5.10 shall survive the consummation of the Merger and, notwithstanding Section 8.03, is intended to benefit, and shall be enforceable by, any person or entity entitled to be indemnified hereunder. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.10.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.01. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing (such waiver by Travis based solely on approval by the Special Committee), by agreement of all the parties hereto (it being understood that each such condition is solely for the benefit of the parties hereto and may be waived in writing by their mutual agreement without notice, liability or obligation to any Person):

      (a) Shareholder Approval. The Requisite Approval shall have been obtained.

      (b) Disinterested Shareholder Approval. Travis shall have received the affirmative vote of the holders of a majority of the outstanding shares of Travis Common Stock Held by the Disinterested Shareholders entitled to vote at the Shareholders' Meeting.

      (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending. No action taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

      (d) Governmental Approvals. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity or any other Person required to be obtained or made prior to the Effective Time in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained or made, except for the filing of the Articles of Merger pursuant to
Section 1.03 and the filing of the Certificate of Merger with the Secretary of State of the State of Missouri.

      (e) Opinion of Financial Advisor. The Financial Advisor shall not have withdrawn its opinion delivered to the Special Committee of Travis, dated November 10, 2004, or its consent for Travis to include the name of the Financial Advisor and a description of such opinion in Travis' Schedule 13E-3 and Proxy Statement.

6.02. Additional Conditions to Obligations of Travis. The obligations of Travis to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Travis, such waiver based solely on approval by the Special Committee (it being understood that each such condition is solely for the benefit of Travis and may be waived in writing by Travis in its sole discretion without notice, liability or obligation to any Person):

      (a) Representations, Warranties and Covenants. For purposes of this
Section 6.02(a), the accuracy of the representations and warranties of Tracker set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made on and as of the Closing (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Tracker set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on (A) the business, assets, liabilities, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of Tracker or of the Surviving Corporation; (B) the legality, validity, binding effect or enforceability of this Agreement, or (C) the ability of Tracker to perform its obligations under this Agreement; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "knowledge" or "Knowledge" of any Person shall be deemed not to include such qualifications. Tracker shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) Receipt of Certificates of Tracker. Travis shall have received certificates executed on behalf of Tracker by an authorized officer of Tracker, certifying that the conditions set forth in Section 6.02(a) shall have been satisfied.

6.03. Additional Conditions to Obligations of Tracker. The obligations of Tracker to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Tracker (it being understood that each such condition is solely for the benefit of Tracker and may be waived in writing by Tracker in its sole discretion, without notice, liability or obligation to any Person):

      (a) Representations, Warranties and Covenants. For purposes of this
Section 6.03(a), the accuracy of the representations and warranties of Travis set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made on and as of the Closing (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Travis set forth in Sections 3.01(b), 3.01(d) (solely as it relates to the authorized and outstanding capitalization of Travis), 3.01(e), 3.01(f), 3.01(o) and 3.01(q). There shall not exist any inaccuracies in the other representations and warranties of Travis set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "knowledge" or "Knowledge" of any Person shall be deemed not to include such qualifications. Travis shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) Receipt of Certificate of Travis. Tracker shall have received a certificate executed on behalf of Travis by an authorized officer of Travis certifying that the conditions set forth in Section 6.03(a) shall have been satisfied.

      (c) Third Party Consents. Tracker shall have received evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under each contract listed in Section 5.05(b) of the Disclosure Letter.

      (d) Dissenters. The aggregate number of shares of common stock Held by the Dissenting Shareholders shall not exceed 10% of the total number of shares of Travis Common Stock outstanding on the Closing Date.

      (e) Defaults under Floor Plan Financing Arrangements. Travis shall not be in default under any agreement or arrangement with its Senior Inventory Lender, other than a default that is the direct result of Tracker's failure to make timely, non-disputed payments of any material amount to Travis.

      (f) Refinancing of Certain Indebtedness. Each of the creditors of Travis set forth on Exhibit E shall have agreed, effective only as of the Closing Date and subject to the Closing having occurred, to discharge all of the indebtedness (including, without limitation, accrued interest, principal and costs, if any) evidenced by the Subordinated Note held by such creditor in exchange for an amount equal to 70% of the original face value of such Subordinated Note, which such payment shall occur as of the Closing Date.

      (g) New Floor Plan Facility. Tracker Marine, Travis and the Senior Inventory Lender shall have entered into new floor plan facilities to be effective as of the Closing Date on such terms as are mutually and reasonably agreeable to all such parties.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

7.01. Termination. This Agreement may be terminated and the Merger abandoned:

      (a) by mutual written consent duly authorized by the Travis Board and the partners of Tracker;

      (b) by either Tracker or Travis, if the Effective Time shall not have occurred on or before March 4, 2005, provided, however, that the right to terminate this Agreement under this paragraph (b) shall not be available to any party whose misrepresentation in this Agreement or whose failure to perform any of its covenants and agreements or to satisfy any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

      (c) by either Tracker or Travis, if any federal, state or foreign court of competent jurisdiction or other Governmental Entity shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by this Agreement, and such judgment, injunction, order or decree shall have become final and nonappealable (provided however, that the party seeking to terminate this Agreement pursuant to this paragraph (c) shall have used reasonable efforts to remove such judgment, injunction, order or decree) or if any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority after the date of this Agreement which prohibits the consummation of the Merger shall be in effect;

      (d) by either Tracker or Travis, if (i) the Requisite Approval is not obtained and (ii) the condition set forth in Section 6.01(b) has not been satisfied, in each case at the Shareholders' Meeting (including any adjournment or postponement thereof permitted by this Agreement);

      (e) by Tracker, if: (i) Travis shall have breached any representation, warranty or covenant contained herein in any material respect, and (A) such breach shall not have been cured within ten Business Days after receipt by Travis of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach that by its nature cannot be cured), and (B) if not cured at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 6.03(a) to be satisfied; (ii) the Shareholders' Meeting shall not have occurred on or before March 1, 2005; (iii) an Adverse Recommendation has occurred, or
(iv) a Material Adverse Effect shall have occurred;

      (f) by Travis: (i) if Tracker shall have breached any representation, warranty or covenant contained herein in any material respect, and (A) such breach shall not have been cured within ten Business Days after receipt by Tracker of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach that by its nature cannot be cured), and (B) if not cured at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 6.02(a) to be satisfied; or (ii) in accordance with the terms and subject to the conditions of Section 4.02(a); and

      (g) by either Tracker or Travis, if prior to receiving the Requisite Approval, the Travis Board or the Special Committee shall have resolved to accept a Superior Proposal.


7.02. Effect of Termination. In the event of termination of this Agreement by either Travis or Tracker as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Travis or Tracker, other than Section 5.08, Section 5.10, this
Section 7.02 and Article VIII and except for any material willful breach of this Agreement by any party hereto (which material willful breach and liability therefore shall not be affected by termination of this Agreement).


7.03. Extension, Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement. No such waiver by Travis shall be valid unless approved in advance by the Special Committee.

7.04. Reimbursement of Expenses. Travis agrees to reimburse Tracker, in immediately available funds by wire transfer to an account designated by Tracker, an amount equal to Tracker's out-of-pocket costs and expenses (which are reasonably documented) that are reasonably incurred in connection with this Agreement, the Merger and the transactions contemplated hereby (including without limitation, all reasonable legal, accounting and financial advisory fees and expenses incurred by Tracker, but excluding expenses associated with loans made by Tracker to Travis) (collectively, the "Reimbursable Expenses") if this Agreement is terminated by either party pursuant to Section 7.01(g), provided that such costs and expenses shall not exceed Five Hundred Thousand Dollars ($500,000). Travis will pay such Reimbursable Expenses (i) on the date of termination of this Agreement by Travis or (ii) not later than five Business Days after termination of this Agreement by Tracker, as applicable.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.01. Non Survival of Representations and Warranties. The warranties, representations and covenants of Travis and Tracker contained in or made pursuant to this Agreement shall not survive the Effective Time; provided, however, that this Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8.02. Indemnity by Travis.

      (a) Indemnification by Travis. Travis shall indemnify, defend and hold harmless Tracker, its officers, partners and Affiliates, and their respective successors and permitted assigns (each solely in their capacity as such) and their representatives, attorneys, consultants and agents (individually, a "Tracker Indemnified Party" and collectively, the "Tracker Indemnified Parties") from and against any and all actual damages, costs and expenses actually incurred (including reasonable attorneys' fees but excluding claims for consequential damages or claims for lost profit) ("Damages"), resulting from, arising from or caused by any claims brought against any of the Tracker Indemnified Parties by reason of or resulting from any misrepresentation, breach of any warranty or nonperformance or breach of any covenant, obligation or agreement of Travis or its Subsidiaries contained in or made pursuant to this Agreement, the Disclosure Letter or pursuant to any statement, certification or other document furnished pursuant to this Agreement, including, but not limited to, the Preliminary Proxy Statement, Proxy Statement or the Schedule 13E-3 (or any amendment or supplement thereto); provided that the foregoing indemnity agreement shall not apply to any Damages to the extent they arise out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Travis by Tracker pursuant to this Agreement or for use in the Preliminary Proxy Statement, Proxy Statement or the Schedule 13E-3 (or any amendment or supplement thereto).

      (b) Indemnification by Tracker. Tracker shall indemnify, defend and hold harmless Travis, its officers, partners and Affiliates, and their respective successors and permitted assigns (each solely in their capacity as such) and their representatives, attorneys, consultants and agents (individually, a "Travis Indemnified Party" and collectively, the "Travis Indemnified Parties") from and against any and all Damages, resulting from, arising from or caused by any claims brought against any of the Travis Indemnified Parties by reason of or resulting from any misrepresentation, breach of any warranty or nonperformance or breach of any covenant, obligation or agreement of Tracker contained in or made pursuant to this Agreement or pursuant to any statement, certification or other document furnished pursuant to this Agreement, including, but not limited to, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Travis by Tracker pursuant to this Agreement or for use in the Preliminary Proxy Statement, Proxy Statement or the Schedule 13E-3 (or any amendment or supplement thereto).

      (c) Claims Procedures.

            (i) If any claim, action at law or suit in equity is instituted against a Travis Indemnified Party or a Tracker Indemnified Party (collectively, the "Indemnified Parties"), as the case may be, with respect to which the Indemnified Party would qualify for indemnification for any Damages under paragraph (a) or (b) of this Section 8.02 (an "Assertion"), such Indemnified Party shall give written notice to the indemnifying party (the "Indemnifying Party") of such Assertion with reasonable promptness. The failure to give the notice required by this paragraph (c) with reasonable promptness shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced as a result of the failure to give such notice.

            (ii) The Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control the defense of such Assertion. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, however, that if the defendants in any such action shall include the Indemnifying Party and/or its officers or directors as well as an Indemnified Party and such Indemnified Party shall have received the written advice of counsel that there exist defenses available to such Indemnified Party that are materially different from those available to the Indemnifying Party and/or such officers or directors, the Indemnified Party shall have the right to select one separate counsel (and one local counsel in such jurisdictions as are necessary), reasonably acceptable to the Indemnifying Party, to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party.

            (iii) The Indemnified Party and the Indemnifying Party shall cooperate with each other to the fullest extent possible in regard to all matters relating to the Assertion, including corrective actions required by applicable law, the assertion of defenses, the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto, access to the books and records of the Indemnifying Party and its Subsidiaries and, if necessary, providing the Indemnifying Party and its counsel with any powers of attorney or other documents required to permit the Indemnifying Party and its counsel to act on behalf of the Indemnified Party.

            (iv) Neither the Indemnified Party nor the Indemnifying Party shall settle any Assertion without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that if such settlement involves the payment of money only and the release of all claims and the Indemnified Party is completely indemnified therefore and nonetheless refuses to consent to such settlement, the Indemnifying Party shall cease to be obligated for such Assertion. Any compromise or settlement of the Assertion under this paragraph (b) shall include as an unconditional term thereof the giving by the claimant in question to the Indemnifying Party and the Indemnified Party of a release of all liabilities in respect of such Assertion.

      (d) With respect to any Assertion hereunder, the amount recoverable by any Indemnified Party shall take into account any reimbursements realized by such Indemnified Party from insurance policies or other indemnification sources, arising from the same incident or set of facts or circumstances giving rise to the claim for indemnification. Upon the payment of any Damages by the Indemnifying Party to any Indemnified Party, the Indemnifying Party shall have a right of subrogation with respect to any insurance proceeds or other rights to third party reimbursement for such claims held by such Indemnified Party.

8.03. Assignment; Successors and Assigns; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.04. Governing Law. This Agreement shall be governed by and construed under Texas Law, without regard to the conflict of law principles of said State.

8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

8.06. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.07. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be delivered: (a) by hand;
(b) by U.S. mail, certified mail, return receipt requested; or (c) by facsimile to the party to be notified, at the following address or facsimile number indicated for such party or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties:

If to Travis:                             If to Tracker:

Travis Boats & Motors, Inc.               TMRC, L.L.P.
12116 Jekel Circle, Suite 102             2500 E. Kearney St.
Austin, Texas  78727                      Springfield, Missouri  65803
Attn:  Mark T. Walton                     Attn:  Ken Burroughs
Fax:  (512) 329-0480                      Fax:  (417) 873-5052

With a copy to:                           With a copy to:

Jenkens & Gilchrist                       Gallop, Johnson & Neuman, L.C.
401 Congress Avenue, Suite 2500           101 S. Hanley, Suite 1600
Austin, Texas  78701                      St. Louis, Missouri  63105
Attn:  J. Rowland Cook, Esq.              Attn:  Robert H. Wexler, Esq.
Fax:  (512) 499-3810                      Fax:  (314) 615-6001

Notices shall be deemed to have been given and served: (i) where delivered by hand, at time of delivery; (ii) where delivered by U.S. mail, on acknowledgment of receipt as shown by the date indicated on the return receipt as having been received; and (iii) where delivered by facsimile, 24 hours after transmission confirmation by the transmitting machine unless, within those 24 hours the intended recipient has informed the sender that the transmission was received in an incomplete or garbled form, or the transmission report of the sender indicates a faulty or incomplete transmission. If such receipt is on a day that is not a working day or is later than 5 p.m. (local time) on a working day, the notice shall be deemed to have been given and served on the next working day.

8.08. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Tracker or Travis, upon any breach or default of the other party or parties under this Agreement shall impair any such right, power or remedy of the non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence thereto, or to any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Tracker or Travis of any breach or default under this Agreement, or any waiver on the part of Tracker or Travis of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

8.09. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10. Amendments and Waivers. This Agreement may be amended by the parties at any time prior to the Effective Time; provided, however, that, upon obtaining the Requisite Approval, no amendment shall be made that by law requires further approval by the shareholders of Travis, without such approval. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto. At any time prior to the Effective Time, Tracker or Travis may, to the extent legally allowed, extend the time specified herein for the performance of any of the obligations or other acts of the other, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or waive compliance by the other with any of the agreements or covenants of such other party contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party to be bound thereby. No such extension or waiver by Travis shall be valid unless approved in advance by the Special Committee. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

8.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

8.12. Entire Agreement. This Agreement, the documents referred to herein and the documents delivered in connection herewith constitute the entire agreement between the parties, and no party shall be liable or bound to the other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

8.13. Definitions. For purposes of this Agreement:

      (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

      (b) a "Business Day" means a day other than a Saturday, Sunday or federal holiday;

      (c) a "Disinterested Shareholder" means a holder of Travis Common Stock that is neither Tracker nor an Affiliate of Tracker (other than its non-executive employees);

      (d) a "Governmental Entity" means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority;

      (e) "Held" means having the power to vote or dispose, or to direct the voting or disposition, of Travis Common Stock or Travis Preferred Stock, provided, however, that no Person will be deemed to have Held shares of Travis Common Stock or Travis Preferred Stock with respect to which such Person has an obligation to forward communications to beneficial owners pursuant to Rule 14b-1 or Rule 14b-2 promulgated under the Exchange Act;

      (f) "Held of Record" has the meaning assigned in Rule 12g5-1 under the Exchange Act, as interpreted by the SEC;

      (g) as it relates to Travis, "Knowledge" or "Known" means, with respect to any matter in question, or refers to, the actual knowledge of Mark Walton, Mike Perrine and Richard Birnbaum.

      (h) a "Material Adverse Effect" on or with respect to Travis means any state of facts, change, development, effect or occurrence (any such item, an "Effect") that is, or is likely to be, materially adverse to (i) the business, assets, liabilities, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of Travis and its Subsidiaries, taken as a whole; (ii) the legality, validity, binding effect or enforceability of this Agreement, or (iii) the ability of Travis to perform its obligations under this Agreement; provided, however, that for purposes of clause (i) of this definition, an Effect shall be deemed to be "materially adverse" only if it will, or would reasonably be expected to, cost Travis (or reduce its value by) an amount equal to or in excess of $500,000; provided, further, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a material adverse effect on or with respect to Travis: (A) actions or omissions of Travis or any Subsidiary of Travis taken with the prior consent of Tracker; (B) any change in the price or trading volume of Travis Common Stock in and of itself (but not any Effect underlying such change); (C) any Effect to the extent (i) resulting from changes affecting the United States economy in general or (ii) generally affecting the industries in which Travis operates, except, in the case of this clause (C)(ii), if the impact on Travis' business is materially disproportionate to the impact on the business of other entities operating in such industries; (D) any Effect to the extent resulting from changes affecting general worldwide economic or capital market conditions; (E) any Effect to the extent resulting from the announcement or pendency of the Merger (except for any suit, action, investigation or proceeding if the underlying claim is not dependent on the announcement or pendency of the Merger); or (F) any changes from the date of this Agreement in any laws, orders, rules or regulations of any Governmental Entity, or accounting regulations and principles, applicable to Travis;

      (i) a "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity;

      (j) the "Senior Inventory Lender" shall mean GE Commercial Distribution Finance Corporation and its Affiliates.

      (k) a "Subordinated Note" means each of the subordinated notes dated December 14, 2001 issued to certain insiders of Travis, the aggregate original principal amount of all of such Subordinated Notes being $1,300,000;

      (l) a "Subsidiary" of any Person means another Person (i) of which 50% or more of any class of capital stock, voting securities, other voting ownership or voting partnership interests (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first Person or (ii) of which such first Person is a general partner; and

      (m) a "Travis Option" means an option to purchase shares of Travis Common Stock issued by Travis;

8.14. Interpretation. When a reference is made in this Agreement to an Article or to a Section, Subsection, Clause, Exhibit or Schedule, such reference shall be to an Article of, a Section, Subsection of or Clause of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words without limitation. The words "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

8.15. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state court or federal court of the United States of America, each sitting in Travis County, Texas or Greene County, Missouri, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such state or, to the extent permitted by law, federal court sitting in Travis County, Texas or Greene County, Missouri, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such state or federal court sitting in Travis County, Texas or Greene County, Missouri, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such state or federal court sitting in Travis County, Texas or Greene County, Missouri. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.16. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.

     Remainder of page intentionally left blank. Signature page to follow.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof, all as of the date first written above.

TMRC, L.L.P.                             TRAVIS BOATS & MOTORS, INC.


By: __________________________________   By: __________________________________
Name:  _______________________________   Name: ________________________________
Title:  ______________________________   Title: _______________________________

                                   APPENDIX B

                                November 9, 2004

The Board of Directors
The Special Committee
Travis Boats & Motors, Inc.
12116 Jekel Circle, Suite 102
Austin, TX 78727

MEMBERS OF THE BOARD AND THE SPECIAL COMMITTEE:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Travis Boats & Motors, Inc. ("Travis" or the "Company") of the consideration to be received by the Travis shareholders in the merger (the "Merger") of Travis with and into TMRC, L.L.P., a Missouri limited liability partnership ("Tracker") pursuant to the draft of the Agreement and Plan of Merger dated November 2, 2004 (the "Agreement"). As is more specifically set forth in the Agreement, upon consummation of the Merger, the shareholders of Travis will receive $0.40 in cash for each share of Travis common stock.

Davenport & Company LLC, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Davenport was selected by the Special Committee (the "Committee") of Travis' Board of Directors to act as its financial advisor because of Davenport's experience in advising middle market companies in merger and acquisition transactions and valuations. Davenport will receive a fee for serving as Travis' financial advisor and Travis has also agreed to indemnify Davenport for certain liabilities arising out of its engagement.

In arriving at our opinion, we have, among other things:

      o Reviewed the Agreement and the latest draft of Travis' Forbearance Agreement with its senior lender and various publicly available financial statements and other information about Travis and Tracker;

      o Reviewed non-public financial information and operating data of Travis provided by the management team, including an internal financial forecast regarding Travis furnished to us by the Company's management;


      o Held discussions with members of Travis' management regarding past and current business operations, financial condition, the Merger and the business and future prospects of Travis;

      o     Prepared an analysis of the discounted cash flows of Travis;

      o Compared the results of operations and market value of Travis with other similar information for selected publicly traded companies which we deemed to be relevant;

      o Reviewed the reported prices and trading activity for Travis common stock;

      o Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions involving retailers in recent years;

      o Took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and knowledge of the retail industry generally; and


      o Conducted other studies, analyses and investigations, and considered other information, that we deemed appropriate.

The Board of Directors
The Special Committee
Travis Boats & Motors, Inc.
November 9, 2004

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by Travis and their representatives, or that was otherwise reviewed by us, and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We did not make any independent evaluation, appraisal or physical inspection of Travis' assets or properties, nor was Davenport furnished with any evaluation or appraisal of its assets, liabilities or properties.

With respect to the financial forecast information furnished to or discussed with Travis, we assumed that such financial forecast information had been reasonably prepared and reflected the best currently available estimates and judgment of Travis' management as to the expected future financial performance of Travis. We assumed no responsibility for and expressed no view as to any such forecasts or estimates or the assumptions upon which they were based. We have also assumed that the Merger will be completed substantially in accordance with the terms set forth in the Agreement without waiver of any material terms or conditions. We have further assumed that all governmental, regulatory or other consents and approvals for the consummation of the Merger contemplated by the Agreement will be obtained without any adverse effect on the Company or the expected benefits of the Transaction in any way material to our analysis. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.


Our opinion expressed herein was prepared at the request of the Board of Directors of Travis and the Special Committee in connection with and for the purposes of its evaluation of the Merger. This opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Travis, does not address the effect of any other business combination in which the Company might engage and does not constitute a recommendation to any shareholder of Travis as to how such shareholder should vote with respect to the Merger. We are not expressing any opinion herein as to the prices at which Travis' common stock will trade following the announcement of the Merger. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full in any proxy statement mailed or provided to the shareholders of Travis.


Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the shareholders of Travis pursuant to the Agreement is fair, from a financial point of view, to the shareholders of Travis. Although subsequent developments may affect this opinion, it is understood that we do not have any obligation to update, revise or reaffirm this opinion.

Sincerely,

                                       DAVENPORT & COMPANY LLC

                                       /s/ Robert F. Mizell
                                       Robert F. Mizell, CFA
                                       Senior Vice President

                                   APPENDIX C

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

      A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

      (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

      (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

      (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

      (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

      B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

      C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

      D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

      E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

      F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

      G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Acts 1955, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1967, 60th Leg., p. 1721, ch. 657, Sec. 12, eff. June 17, 1967; Acts 1983, 68th Leg.,
p. 2570, ch. 442, Sec. 9, eff. Sept. 1, 1983; Acts 1987, 70th Leg., ch. 93, Sec.
27, eff. Aug. 31, 1987; Acts 1989, 71st Leg., ch. 801, Sec. 35, eff. Aug. 28,
1989; Acts 1993, 73rd Leg., ch. 215, Sec. 2.16, eff. Sept. 1, 1993.

                                   APPENDIX D

                           TRAVIS BOATS & MOTORS, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Richard S. Birnbaum and James P. Karides, each with full power of substitution and resubstitution, attorneys and as proxies to represent the undersigned at the Special Meeting of Shareholders of Travis Boats & Motors, Inc. ("Travis Boats" or the "Company") to be held at ________________ _________________________, on __________________ at ___ a.m.
local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPANY'S PROPOSALS SET FORTH IN ITEMS 1 AND 2 BELOW.

1. The proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 10, 2004, by and between Travis Boats and its controlling Shareholder, TMRC, L.L.P. ("Tracker"), pursuant to which, among other things, Tracker will be merged with and into Travis Boats, resulting in Travis Boats being the surviving corporation of the merger and a wholly-owned subsidiary of Tracker Marine, LLC, the 99% partner of Tracker, upon the terms and subject to the conditions of the merger agreement described in the accompanying proxy statement.

      FOR      |_|                AGAINST      |_|              ABSTAIN      |_|

2. The proposal to approve and authorize the proxies to vote, in their discretion, upon any motion submitted to a vote of the shareholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

      FOR      |_|                AGAINST      |_|              ABSTAIN      |_|

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND FOR GRANTING DISCRETION FOR THE DESIGNATED PROXIES TO VOTE UPON ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES AS DESCRIBED ABOVE.

                                        Dated:                            , 2004
                                               ---------------------------


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature if held jointly

                                        Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears on the proxy.

                 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
               PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   APPENDIX E

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                           AND RESULTS OF OPERATIONS

OVERVIEW

Travis Boats is a multi-state superstore retailer of recreational boats, motors, trailers and related marine accessories in the southern United States. Our Company currently operates 27 stores under the name Travis Boating Center in Texas (8), Arkansas (2), Louisiana (4), Alabama (1), Tennessee (3), Mississippi
(1), Florida (6), Georgia (1) and Oklahoma (1). The Company was incorporated as a Texas corporation in 1979.

Based on sales trends from the cities and states where we operate store locations, we design and pre-package combinations of popular brand-name boats, such as Mako, Cobalt, Ranger, Caravelle, Bayliner, Fisher, ProCraft, Fishmaster, Crownline and Starcraft with outboard motors generally manufactured by Suzuki or Brunswick Corporation, along with trailers and numerous accessories, under our own proprietary Travis Edition label. These signature Travis Edition packages, which account for the vast majority of total new boat sales, have been designed and developed in coordination with the manufacturers to often include distinguishing features/branded models and accessories within the base Travis Edition price. It is the Company's belief that these features/branded models and accessories have historically been unavailable to, or listed as optional, by many of our competitors. We also sell small cruisers, such as Crownline, that range to over 25 feet in length. By providing many different types of boats with many types of standard features, we attempt to offer the customer an exceptional boat at a competitive price that is ready for immediate use and enjoyment. Although we sell pleasure boats at many different retail prices, we attempt to price our product to maintain a consistent gross profit percentage for each of our Travis Edition models. We also sell motors, trailers, accessories and related equipment.

We believe that our Company offers a selection of boat, motor and trailer packages that fall within the price range of the majority of all boats, motors and trailers sold in the United States. Our Travis Edition product line generally consists of boat packages priced from $7,500 to $150,000 with approximate even distribution within this price range. Our management believes that by combining flexible financing arrangements with many types of boats having broad price ranges, we are able to offer boat packages to customers with different purchasing budgets and varying income levels.

The Company seeks to provide customers with a unique superstore shopping experience that showcases a broad selection of high quality boats, motors, trailers and related marine accessories at firm, clearly posted low prices. Each superstore also offers complete customer service and support, including in-house financing programs and full-service repair facilities staffed by factory-trained mechanics.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

      We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported and expected financial results.

      In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

REVENUE RECOGNITION

      We record revenue on sales of boats, motors, trailers, and related watersport parts and accessories upon delivery to or acceptance by the customer at the closing of the transaction. We record revenues from service operations at the time repair or service work is completed.

      To complete the sale of boats to customers, we complete title applications and transfer title of the product to the customer. The Company does not offer cash refunds or allow the return of boats from customers after the delivery to or acceptance by the customer at the closing of the transaction.

      We refer customers to various financial institutions to assist the customers in obtaining financing for their boat purchase. For each loan the financial institutions are able to fund as a result of the referral, we receive a fee. Revenue that we earn for financing referrals is recognized when the related boat sale is recognized. The fee amount is generally based on the loan amount and the term. Generally, we must return a portion of the fee amount received if the customer repays the loan or defaults on the loan within a period of up to 180 days from the initial loan date. We record such refunds, which are not significant, in the month in which they occur.

      Revenues from insurance and extended service agreements are recorded at the time such agreements are executed which generally coincides with the date the boat, motor and trailer is delivered. Such revenues are not deferred and amortized over the life of the insurance or extended service agreement policies, because we sell such policies on behalf of third party vendors or administrators. At the time of sale, we record a fee for insurance and extended service agreements net of the related fee that is paid to the third-party vendors or administrators. Since our inception, we have incurred no additional costs related to insurance or extended service agreements beyond the fees paid to the third party vendors at the time of sale.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

      Accounts receivable consist primarily of amounts due from financial institutions upon sales contract funding, amounts due from manufacturers or vendors under rebate programs, amounts due from manufacturers or vendors under warranty programs and amounts due from customers for services. The Company routinely evaluates the collectibility of accounts receivable focusing on amounts due from manufacturers, vendors and customers. If events occur and market conditions change, causing collectibility of outstanding accounts receivable to become unlikely, the Company records an increase to its allowance for doubtful accounts. The Company evaluates the probability of collection of outstanding accounts receivable based on several factors which include but are not limited to the following: 1) age of the outstanding accounts receivable, 2) financial condition of the manufacturer, vendor or customer, and 3) discussions or correspondence with the manufacturer, vendor or customer. The Company determines the allowance for doubtful accounts based upon both specific identification and a general allowance for accounts outstanding for a specified period of time.

INVENTORY VALUATION

      Our inventories consist of boats, motors, trailers and related watersport parts and accessories. Inventories are carried at the lower of cost or market. Cost for boats, motors and trailers is determined using the specific identification method. Cost for parts and accessories is determined using the first-in, first-out method. If the carrying amount of our inventory exceeds its fair value, we write down our inventory to its fair value. We utilize our historical experience and current sales trends as the basis for our lower of cost or market analysis. Changes in market conditions, lower than expected customer demand, closing of additional store locations and changing technology or features could result in additional obsolete inventory that is unsaleable or only saleable at reduced prices, which could require additional inventory reserve provisions.

      Additional events and market conditions include but are not limited to the following: 1) deteriorating financial condition of the manufacturer resulting in discontinuance and lack of manufacturer's warranty for certain boats, motors or other products, 2) introduction of new models or product lines by manufacturers resulting in less demand for previous models or product lines, 3) Company initiatives to promote unit sales and reduce inventory levels for new and/or used inventory by reducing sales prices, and 4) Competing boat retailers in various markets in which the Company operates may offer sales incentives such as price reductions.


      We typically purchase inventory from our manufacturers pursuant to non-exclusive dealer agreements. These dealer agreements are generally renewable annually. The agreements provide discount schedules of wholesale prices available based upon the dollar volume of product purchased. The discount levels generally range up to 33% off of the base wholesale price, are specific to the types of units purchased and typically reflected on the purchase invoice. In instances that the discount is not reflected on the purchase invoice, the Company receives the discount based upon the submission of reporting forms to the manufacturer. The Company applies the discounts directly against the product receiving such and reduces the cost basis of the inventory held for sale. Accordingly, the discounts are not subject to contingencies beyond the purchase of product and the Company does not use estimates with respect to volume discounts.

INCOME TAXES

      In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting purposes and for income tax return purposes. The Company routinely evaluates its recorded deferred tax assets to determine whether it is more likely than not that such deferred tax assets will be realized. During the quarter ended September 30, 2002, the Company determined that for deferred tax assets that could not be realized by carryback to prior tax years it was more likely than not that such deferred tax assets would not be realized and accordingly a full valuation allowance has been recorded for these deferred tax assets since that time.

IMPAIRMENT OF LONG-LIVED ASSETS

      Long-lived assets consist primarily of property and equipment and intangible assets. Property and equipment and other intangible assets are carried on the Company's financial statements based on their cost less accumulated depreciation or amortization. The Company evaluates property and equipment and other intangible assets held and used by the Company for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows of those assets and is recorded in the period in which the determination is made.

OTHER

      For a more comprehensive list of our accounting policies, including those which involve varying degrees of judgment, see Note 1, "Summary of Significant Accounting Policies," in the consolidated audited financial statements of the Company and notes thereto included in this Appendix E to the proxy statement.

RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the consolidated financial statements of our Company and the notes thereto included elsewhere in this Appendix E. The discussion in this section of Appendix E contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein.

      The following table sets forth for the periods indicated certain financial data as a percentage of net sales:



                         FISCAL YEAR ENDED SEPTEMBER 30,

                                                        2004     2003     2002
                                                       -----    -----    -----
Net sales ............................................ 100.0%   100.0%   100.0%
Cost of goods sold ...................................  78.5     80.3     79.0
                                                       -----------------------
Gross profit .........................................  21.5     19.7     21.0
Selling, general and administrative expenses .........  23.4     23.8     22.1
Operating loss .......................................  (3.9)    (5.9)    (2.5)
Interest expense .....................................   2.2      2.3      2.3
                                                       -----------------------
Loss before income taxes and cumulative effect of
   accounting change .................................  (6.5)    (8.1)    (4.8)
Income tax (expense)/benefit .........................    --      1.8     (1.0)
                                                       -----------------------
Loss before cumulative effect of accounting change and
    preferred stock dividends ........................  (6.5%)   (6.3%)   (5.8%)
                                                       =======================
Cumulative effect of accounting change, net ..........   0.0      0.0     (3.7)
Preferred stock dividends ............................   (.4)     (.4)     (.1)
Net loss attributable to common shareholders .........  (6.9%)   (6.7%)   (9.6%)
                                                       =======================

RESULTS OF OPERATIONS

QUALIFIED AUDIT OPINIONS

In fiscal 2001 - 2004, the Company has incurred substantial net losses exceeding a combined total of $38.0 million. These substantial losses and other related factors have resulted in the Company's auditors to note that the conditions raise substantial doubt about the Company's ability to continue as a going concern. As a result, the Company's financial statements as of September 30, 2002, 2003 and 2004 have each included an opinion with a qualification citing "substantial doubt as to the Company's ability to continue as a going-concern".

FISCAL YEAR ENDED SEPTEMBER 30, 2004 COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 2003

Net sales. Net sales for the fiscal year ended September 30, 2004 were $122.0 million, a decrease of approximately $18.7 million or 13.3% from the net sales of $140.7 million for the fiscal year ended September 30, 2003.

The decrease in net sales resulted from a decrease in comparable store sales of 11% (30 stores in base) primarily from the impact of eliminating yacht sales (due primarily to decreases in credit lines necessary to maintain stocking levels) and other brand transition in off-shore fishing boats compared to the prior fiscal year. Net sales from yachts decreased from $6.5 million in fiscal 2003 to zero in fiscal 2004. Additionally, during the fall of 2003, the Company began the introduction of new models of off-shore fishing boats to replace its previously carried comparable product line. The Company's initial stocking requirements contributed to only a limited assortment and selection of the new boats being available during the entire 2004 fiscal year. The impact on net sales of off-shore fishing boats from this change in models was a decrease of $11.8 million in net sales of comparable off-shore fishing boats in fiscal 2004 versus the prior fiscal year.

Included within net sales is revenue that we earn related to F&I Products. The Company, through relationships with various national and local lenders, is able to assist customers in obtaining financing for their boating purchases. These lenders allow us to "sell" the loan at a rate higher than a minimum rate established by each such lender, and the we earn fees based on the percentage increase in the loan rate over the lender's minimum rate (the rate "spread"). We sell these loans without recourse, except that in certain instances we must return the fees earned if the customer repays the loan or defaults in the first 120-180 days. We also sell, as a broker, certain types of insurance (property/casualty, credit life, disability) and extended service contracts. The extended service contracts provide customers with coverage for mechanical engine breakdown for a period (usually 36 or 48 months) beginning after the stated warranty term of the original equipment manufacturer ("OEM") expires. The insurance coverages provide the customer with funds to repay a portion or all of their boat loan in the event of death, disability or other covered event. We sell these products at amounts over a minimum established cost and earn income based upon the profit over the minimum established cost.

Net sales of these products contributed approximately $3.6 million, or 3.0%, compared to $4.7 million, or 3.4%, of net sales for the fiscal year ended September 30, 2004 and 2003, respectively. Management believes that the decrease in net sales of F&I product was primarily the result of several factors including (i) the sale of fewer extended service contracts during the quarter ended March 31, 2004 as a result of certain original equipment manufacturers ("OEM") increasing the terms of original OEM warranty coverage periods as marketing incentives to retail purchasers during the boat show season and (ii) the change in the year to date sales mix resulting in increases in the sale of parts and accessories as a percent of net sales, but in fewer boats sold in the Company's bay boat and off-shore models.

Gross profit. For the fiscal year ended September 30, 2004, gross profit decreased 5.4% to $26.2 million from $27.7 million in the prior fiscal year. Gross profit, as a percent of sales, increased to 21.5% from 19.7% during the same period.

The increase in gross profit as a percent of net sales was primarily related to
(i) increased sales of parts and accessories (which historically yield higher gross margins than boat sales) as a percent of net sales and (ii) improved margins on the sales of our new and used boat, motor, and trailer inventory. The Company's gross profit in fiscal year 2003 was adversely impacted by an aggressive sell-through of inventory at reduced sales prices and margins to eliminate substantial amounts of aged and discontinued inventories from its store locations.

Net sales of F&I Products, which have a significant impact on the gross profit margin, contributed $3.6 million, or 13.8%, of total gross profit in fiscal 2004, as compared to $4.7 million, or 17.0%, of total gross profit for fiscal 2003. Net sales attributable to F&I Products are reported on a net basis and therefore all of such sales contribute directly to our gross profit. The costs associated with the sale of F&I Products are primarily commissions and are included in our selling, general and administrative expenses.

Selling, general and administrative expenses. Selling, general and administrative expenses decreased to $28.6 million in fiscal 2004 from $33.4 million in the prior fiscal year. Selling, general and administrative expenses, as a percent of net sales, were 23.4% in fiscal 2004, compared to 23.8% in fiscal 2003.

The reductions in actual dollars of expenses were generally related to operating fewer store locations and the expense containment strategies adopted in fiscal 2003. Although rent expenses declined in actual dollars, this has been somewhat offset by increased rents resulting from new leases on six stores pursuant to sale/leaseback transactions completed beginning in September 2003 (see "Depreciation and Amortization Expenses").

Depreciation and Amortization Expenses. Depreciation and amortization expenses decreased to $2.38 million in fiscal 2004 from $2.44 million in the prior fiscal year.

The decrease in depreciation and amortization expenses was primarily attributable to reductions in fixed assets (real estate) related to the sale of six stores pursuant to sale/leaseback transactions effective beginning in September 2003 (see "Selling, General and Administrative Expenses").

Interest expense. Interest expense decreased to $2.7 million in fiscal 2004 from $3.3 million in the prior fiscal year. The decreased interest expense was primarily the result of the reduction in long-term debt on real estate (with interest rates ranging to 12%) from six sale/leaseback transactions completed beginning in September 2003. The benefit of the debt repayment of real estate loans was partially offset by increased average balances on the Company's inventory based lines of credit.

We anticipate continuing to utilize significant amounts of third party financing sources to support our inventories and other assets. Accordingly, we are subject to the impact of increases in interest expenses and other costs associated with such borrowings.

Income Taxes. Our federal income tax return for the 12 months ended December 30, 2002 fully exhausted all available refunds of federal income taxes previously paid by our Company. Accordingly, pursuant to SFAS No. 109, the Company has not recognized any income tax benefits on our books from operating losses, due to uncertainties associated with the utilization of the operating loss carry-forwards in future periods. Accordingly, the Company did not record an income tax benefit for the fiscal year ended September 30, 2004.

Net loss. For the fiscal year ended September 30, 2004, the Company, after preferred stock dividends of $480,000, reported a net loss of $8.4 million ($1.96 per basic and diluted share) compared to a net loss for the prior 2003 fiscal year of $9.4 million ($2.17 per basic and diluted share), after preferred stock dividends of $480,000.

FISCAL YEAR ENDED SEPTEMBER 30, 2003 COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 2002

Net sales. Net sales for the fiscal year ended September 30, 2003 were $140.7 million, a decrease of approximately $35.8 million or 20.3% from the net sales of $176.5 million for the fiscal year ended September 30, 2002.

The decrease in net sales resulted from (i) a decrease in comparable store sales, (ii) reduced sales as a result of the impact of fewer stores in operation (30 versus 34) and (iii) a decline in average retail prices based on our aggressive sell-through of non-current inventory. Comparable store sales declined by 15.7% (30 stores in base) for the fiscal year ended September 30, 2003 compared to a decrease of 6.1% (33 stores in base) during the prior fiscal year. The decrease in net sales for the fiscal year ended September 30, 2003 also included $10.7 million in reduced sales as a result of operating fewer store locations. This was the result of our decision to close and consolidate store operations in Englewood, Florida; Knoxville, Tennessee; Pickwick, Tennessee and Little Rock, Arkansas into other Travis Boating Center locations because we believed that store volumes and product assortments could not generate profitable operations or positive cash flows in those markets.

During the fiscal year ended September 30, 2003, the Company implemented a strategy to aggressively accelerate the sale of certain aged and discontinued product during the primary summer boating season. As a result, we sold approximately $20.0 million of non-current and aged inventory at reduced retail sales prices and gross profit margins. While contributing to the decline in net sales and gross margins, offsetting benefits of the strategy included improvement of our inventory turns and product mix refinement. Additionally, since substantially all of the targeted aged inventory was ineligible for borrowing against under our inventory borrowing agreements, the sales proceeds represented incremental working capital. We believe that additional factors contributing to the decline in net sales and the decrease in comparable store sales included, but were not limited to, continued erratic levels of consumer confidence and employment uncertainty.

Included within net sales is revenue that we earn related to F&I Products. The Company, through relationships with various national and local lenders, is able to assist customers in obtaining financing for their boating purchases. These lenders allow us to "sell" the loan at a rate higher than a minimum rate established by each such lender, and the we earn fees based on the percentage increase in the loan rate over the lender's minimum rate (the rate "spread"). We sell these loans without recourse, except that in certain instances we must return the fees earned if the customer repays the loan or defaults in the first 120-180 days. We also sell, as a broker, certain types of insurance (property/casualty, credit life, disability) and extended service contracts. The extended service contracts provide customers with coverage for mechanical engine breakdown for a period (usually 36 or 48 months) beginning after the stated warranty term of the original equipment manufacturer ("OEM") expires. The insurance coverages provide the customer with funds to repay a portion or all of their boat loan in the event of death, disability or other covered event. We sell these products at amounts over a minimum established cost and earn income based upon the profit over the minimum established cost.

Net sales attributable to F&I Products decreased by 7.8% to approximately $4.7 million in fiscal 2003 from $5.1 million in fiscal 2002. However, as a percentage of net sales, F&I income increased to 3.4% in fiscal 2003 from 2.9% in fiscal 2002. Management attributes the improvement in F&I income, as a percentage of net sales, to (i) improved training and (ii) implementing processes that allow for remote handling of F&I functions in several markets. Additionally, in fiscal 2003, our sales of larger, more expensive yachts over 35 feet in length declined and we eliminated yachts from our product offering. We believe this was a benefit to F&I income as a percent of our net sales since the percentage of customers buying F&I products (which is referred to as "penetration"), is historically greater among purchasers of our Travis Edition boats that are less than 25 feet in length.

Gross profit. For the fiscal year ended, September 30, 2003, gross profit decreased 25.4% to $27.7 million from $37.1 million in the prior fiscal year. Gross profit, as a percent of sales, decreased to 19.7% from 21.0% during the same period.

The decrease in total gross profit, both in actual dollars and as a percent of net sales, was primarily related to the overall decline in sales from the factors discussed above in Net Sales. We believe that we will experience less erratic levels of overall gross profit margins during the 2004 fiscal year resulting, in part, to (i) improved days on hand of our inventory and our product mix and (ii) the substantial completion of the sell-through of aged and discontinued inventories discussed above in Net Sales.

Our decline in gross profit margin during fiscal 2003 was partially offset by the increase in our F&I income, as a percentage of net sales. Net sales of F&I Products, which have a significant impact on the gross profit margin, contributed $4.7 million, or 17.0%, of total gross profit in fiscal 2003, as compared to $5.1 million, or 13.9%, of total gross profit for fiscal 2002. Net sales attributable to F&I Products are reported on a net basis and therefore all of such sales contribute directly to our gross profit. The costs associated with the sale of F&I Products are primarily commissions and are included in our selling, general and administrative expenses.

Selling, general and administrative expenses. Selling, general and administrative expenses decreased to $33.5 million in fiscal 2003 from $39.0 million in the prior fiscal year. Selling, general and administrative expenses, as a percent of net sales, were 23.8% in fiscal 2003, compared to 22.1% in fiscal 2002.

The decrease in selling, general and administrative expenses, in actual dollars, for the fiscal year ended September 30, 2003 versus the prior fiscal year was primarily attributable to the reduction in wages, commissions, bad debt expenses and the overall decline in net sales. Commissions are generally variable based on sales volumes. Our "fixed wage" headcount has been managed primarily through attrition, selective position consolidation and adoption of store staffing models intended to reduce employee turnover and staff stores based on a best practices approach. The reduction in overall expenses was partially offset by percentage increases in certain expenses, primarily insurance, rents and taxes since these expenses are generally based on premiums or assessment estimates from prior years in which we had higher levels of net sales and inventories.

A significant component of selling, general and administrative expenses for fiscal years ended September 30, 2003 and 2002 were non-cash, bad debt expenses of approximately $1.3 million and $2.1 million, respectively. Despite our enhanced collection efforts, we have experienced delays in collections from manufacturers, vendors and customers due to both deteriorating financial condition of these parties and a general economic downturn in the marine industry. Also, effective during our 2003 fiscal year, we discontinued purchasing boats from several vendors and believe that collection from discontinued vendors may result in additional delays or possible disputes.

Depreciation and Amortization Expenses. Depreciation and amortization expenses remained flat at approximately $2.5 million in the fiscal years ended September 30, 2003 and 2002.

Interest expense. Interest expense decreased to $3.3 million in fiscal 2003 from $4.0 million in the prior fiscal year. The decreased interest expense, in actual dollars, was primarily the result of significantly lower balances on our inventory based lines of credit due to the significant reductions in the levels of inventory held. We have successfully reduced inventory levels to reflect sales trends and as a result of our sell-through of aged and discontinued inventories discussed above in Net Sales.

Although our strategy is to maintain lower inventory levels and improve inventory turns, we anticipate continuing to utilize significant amounts of third party financing sources to support our inventories and other assets. Accordingly, we are subject to the impact of increases in interest expenses and other costs associated with such borrowings.

Income Taxes. Our effective income tax benefit rate for the year ended September 30, 2003 applicable to the operating loss, was reduced by the creation of a valuation allowance during the fourth quarter of fiscal 2002. The valuation allowances were recorded due to uncertainties surrounding the recovery of income tax assets against taxable income in future periods. Our federal income tax return for the 12 months ended December 30, 2002 fully exhausted all available refunds of federal income taxes previously paid by our Company. Accordingly, beginning with the quarter ending March 31, 2003, we did not recognize income tax benefits on our books from operating losses, due to uncertainties associated with the utilization of the operating loss carry-forwards in future periods.

Net loss. For the fiscal year ended September 30, 2003, the Company, after preferred stock dividends of $480,000, reported a net loss of $9.4 million ($2.17 per basic and diluted share) compared to a net loss for the prior 2002 fiscal year of $10.3 million ($2.41 per basic and diluted share), after preferred stock dividends of $187,000; but prior to the effect of the cumulative accounting change.

The following table sets forth certain unaudited quarterly financial data for each of our last eight quarters and such data expressed as a percentage of our net sales for the respective quarters. The information has been derived from unaudited financial statements that, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such quarterly information. The operating results for any quarter are not necessarily indicative of the results to be expected for any future period.



-------------------------------------------------------------------------------------------------------------
                                                                                FISCAL YEAR 2003
                                                                                ----------------
                                                                           FOR THE THREE MONTHS ENDED
                                                                  DEC 31      MAR 31     JUNE 30     SEPT 30
                                                                  ------      ------     -------     -------
-------------------------------------------------------------------------------------------------------------
Net sales ...................................................... $17,887     $38,132     $53,129     $31,566
Gross profit ...................................................   3,517       7,589      10,993       5,556
Selling, general and administrative expense ....................   7,481       8,497       9,011       8,480
Operating income/(loss) ........................................  (4,621)     (1,516)      1,384      (3,502)
Interest expense ...............................................     812         931         872         667
Income/(loss) before taxes and preferred stock dividends .......  (5,413)     (2,425)        558      (4,154)
Preferred stock dividends ......................................    (120)       (120)       (120)       (120)
Net income/(loss) attributable to common shareholders ..........  (3,703)     (1,841)        438      (4,274)
Basic earnings/(loss) per share before preferred stock dividends    (.83)       (.40)        .13        (.96)
Diluted earnings/(loss) per share before preferred stock
dividends ......................................................    (.83)       (.40)        .07        (.96)
Preferred stock dividends ......................................    (.03)       (.03)       (.03)       (.03)
Basic earnings/(loss) per share attributable to common
shareholders ...................................................    (.86)       (.43)        .10        (.99)
Diluted earnings/(loss)  per share attributable to common
shareholders ...................................................    (.86)       (.43)        .07        (.99)
Weighted avg. common shares outstanding - basic ................   4,330       4,330       4,313       4,308
Weighted avg. common shares outstanding -diluted ...............   4,330       4,330       8,095       4,308


-------------------------------------------------------------------------------------------------------------
                                                                          AS A PERCENTAGE OF NET SALES
                                                                          ----------------------------
-------------------------------------------------------------------------------------------------------------

Net sales ......................................................   100.0%      100.0%      100.0%      100.0%
Gross profit ...................................................    19.7        19.9        20.7        17.6
Selling, general and administrative expense ....................    41.8        22.3        17.0        26.9
Operating income/(loss) ........................................   (25.8)       (4.0)        2.6       (11.1)
Interest expense ...............................................     4.5         2.4         1.6         2.1
Income/(loss) before taxes and preferred stock dividends .......   (30.3)       (6.4)        1.1       (13.2)
Preferred stock dividends ......................................    (.67)       (.31)       (.23)       (.38)
Net income/(loss) attributable to common shareholders ..........   (20.7)       (4.8)        .82       (13.5)

-------------------------------------------------------------------------------------------------------------
                                                                           FISCAL YEAR 2004
                                                                           ----------------
                                                                      FOR THE THREE MONTHS ENDED
                                                                  DEC 31      MAR 31     JUNE 30     SEPT 30
                                                                  ------      ------     -------     -------
-------------------------------------------------------------------------------------------------------------
Net sales ...................................................... $13,275     $32,131     $47,214     $29,375
Gross profit ...................................................   2,650       6,645      10,556       6,328
Selling, general and administrative expense ....................   5,457       6,946       8,058       8,125
Operating income/(loss) ........................................  (3,344)       (833)      2,002      (2,612)
Interest expense ...............................................     678         716         699         558
Loss on sale/leaseback of real estate, net .....................      --        (543)         --          67
Income/(loss) before taxes and preferred stock dividends .......  (3,982)     (2,054)      1,298      (3,205)
Preferred stock dividends ......................................    (120)       (120)       (120)       (120)
Net income/(loss) attributable to common shareholders ..........  (4,102)     (2,174)      1,178      (3,325)
Basic earnings/(loss) per share before preferred stock dividends    (.93)       (.48)        .30        (.74)
Diluted earnings/(loss) per share before preferred stock
dividends ......................................................    (.93)       (.48)        .17        (.74)
Preferred stock dividends ......................................    (.03)       (.03)       (.03)       (.02)
Basic earnings/(loss) per share attributable to common
shareholders ...................................................    (.96)       (.51)        .27        (.76)
Diluted earnings/(loss)  per share attributable to common
shareholders ...................................................    (.96)       (.51)        .17        (.76)
Weighted avg. common shares outstanding - basic ................   4,300       4,300       4,300       4,300
Weighted avg. common shares outstanding -diluted ...............   4,300       4,300       8,081       4,300

-------------------------------------------------------------------------------------------------------------
                                                                        AS A PERCENTAGE OF NET SALES
                                                                        ----------------------------
-------------------------------------------------------------------------------------------------------------

Net sales ......................................................   100.0%      100.0%      100.0%      100.0%
Gross profit ...................................................    20.0        20.7        22.4        21.5
Selling, general and administrative expense ....................    41.1        21.6        17.1        27.7
Operating income/(loss) ........................................   (25.2)       (2.6)        4.2        (8.9)
Interest expense ...............................................     5.1         2.2         1.5         1.9
Income/(loss) before taxes and preferred stock dividends .......   (30.0)       (6.4)        2.7       (10.9)
Preferred stock dividends ......................................    (.90)       (.37)       (.25)       (.41)
Net income/(loss) attributable to common shareholders ..........   (30.9)       (6.8)        2.5       (11.3)

Our business, as well as the sales demand for various types of boats, tends to be highly seasonal. Our strongest sales period begins in January, because many boat and recreation shows are held in that month. Strong sales demand continues from January through the summer months. Of our average annual net sales over the last three fiscal years, over 26% occurred in the quarter ending March 31 and over 38% occurred in the quarter ending June 30. With the exception of our store locations in Florida, our sales are generally significantly lower in the quarter ending December 31. Because the overall sales levels (in most stores) in the December quarter are much less than in the months with warmer weather, we generally have a substantial operating loss in the quarter ending December 31. Because of the difference in sales levels in the warm spring and summer months, versus the cold fall and winter months, if our sales in the months of January through June are weak as a result of lackluster consumer demand, timing of boat shows, bad weather or lack of inventory we will likely suffer significant operating losses.

Our business can be subject to the effects of material trends or uncertainties. For example, the marine industry is going through a period of unit sales growth after several years of declining sales. Manufacturers have had to increase production levels and in many cases hire additional qualified employees. The Company is not currently experiencing delays in the receipt of inventory, however in the event that inventory availability is insufficient to support the Company's order levels our net sales and cash flows may be negatively impacted. Also, the Company's primary selling season, which is generally the months from January through June, can be significantly impacted by weather patterns. Weather conditions that are unseasonable or unusual may adversely affect our results of operations. For example, drought conditions or merely reduced rainfall levels, as well as excessive rain, may affect our sale of boating packages and related products and accessories.

Quarterly results may fluctuate due to many factors. Some of these factors include, weather conditions, timing of special events such as boat shows, availability of product and the opening or closing of store locations. Accordingly, the results for any quarterly period may not be indicative of the expected results for any other quarterly period.

Liquidity and Capital Resources

      Contractual Commitments and Commercial Commitments

      The following table sets forth a summary of our material contractual obligations and commercial commitments as of September 30, 2004:


Year Ended September 30,     Line of             Long-Term          Convertible           Operating          Total
(000's)                      Credit                Debt               Notes                Leases
----------------------------------------------------------------------------------------------------------------------
2005                        $  33,324 (1)        $     833            $ 1,300             $  2,681         $ 38,138
2006                                                   712                                   2,420            3,132
2007                                                 1,190                                   1,680            2,870
2008                                                    49                                   1,409            1,458
2009                                                    49                                   1,169            1,218
Thereafter                                              60                                   3,218            3,278

                            -------------------------------------------------------------------------------------------
Total                       $  33,324            $   2,893            $  1,300            $ 12,577         $ 50,094
                            ===========================================================================================


            (1) Our inventory borrowing agreements matured in October 2004. (see Note 13 "Subsequent Events" included in the consolidated audited financial statements of the Company and Notes thereto included in Appendix E to the proxy statement)

      The summary of our material contractual obligations and commercial commitments as of September 30, 2004 reflects that the Company has substantial debts and commercial commitments. The Company requires a substantial line of credit to purchase its inventory of boats to sell in its store locations. The line of credit had an outstanding balance of $33.3 million as of September 30, 2004 and the Company believes that it will need at least a similar amount of financing throughout its 2005 fiscal year to purchase adequate inventories for re-sale. The Company has also needed to arrange short-term and other borrowings to provide adequate liquidity to conduct its operations. As a result, subsequent to September 30, 2004, the Company's controlling shareholder agreed to refinance a $500,000 loan and increase the loan to a maximum amount of $1.5 million secured by first lien deeds of trust on various real estate owned by the Company. In November 2004, Tracker again amended the loan to provide up to $2.25 million [combined maximum of $3.8 million] of additional secured loans to Travis to help satisfy our anticipated short-term working capital needs prior to a proposed merger with Tracker. The loan has a stated interest rate of 10% per annum and matures on April 1, 2005. As of the date of this Report the Company has an outstanding balance of $3.8 million on the loan and the Company anticipates renewing this loan at or prior to its maturity based upon insufficient cash balances to make repayment. Our failure to comply with these financing arrangements or to obtain sufficient financing on acceptable terms and conditions would have a material adverse effect on our business, financial condition and results of operations and require us to obtain additional equity capitalization or alternate sources of financing. If such additional equity capital or alternative financing cannot be obtained, the ability of the Company to continue as a going concern would be in doubt and the Company would likely be required to seek relief under debtor protection laws.

Our short-term cash needs are primarily for working capital to support operations, including inventory requirements, off-season liquidity and store infrastructure. These short-term cash needs have historically been financed with cash from operations and further supplemented by borrowings under our floor plan and revolving credit lines (collectively the "borrowing agreements"). During the fiscal year ended September 30, 2004, we also obtained working capital from the proceeds of transactions involving the sale/leaseback of several of our store locations and through borrowings from our controlling shareholder.

At September 30, 2004, we had approximately $1.0 million in cash, $4.8 million in accounts receivable (primarily contracts in transit from sales, manufacturer rebates receivable and other amounts due from manufacturers) and $37.1 million in inventories. Contracts in transit are amounts receivable from a customer or a customer's financial institution related to that customer's purchase of a boat. These asset balances were offset by approximately $6.5 million of accounts payable and accrued liabilities, $33.3 million outstanding under our borrowing agreements and $2.1 million in short-term indebtedness including (i) current maturities of long term notes payable of $332,000; (ii) a note payable in the amount of $500,000 to our controlling shareholder and (iii) $1.3 million in convertible notes with a maturity date of December 2004. (see Note 13 "Subsequent Events" included in the consolidated audited financial statements of the Company and Notes thereto included elsewhere in this Appendix E).

Merchandise inventories were $37.1 million and $31.0 million as of September 30, 2004 and 2003, respectively. The increase in inventories was the result of the Company aggressively selling certain aged and discontinued product during fiscal 2003 and replacing inventories with new current models and selections in the 2004 fiscal year.

We had net capital expenditures of approximately $452,000 in fiscal 2004 and approximately $480,000 in fiscal 2003. The capital expenditures were primarily used for the purchase and replacement of assets used in operations of the store locations. These capital expenditures were primarily funded through our internal cash flows.

At September 30, 2004, we had working capital of approximately $1.5 million. Working capital, as of that date, was reduced by our net loss and the aforementioned short term indebtedness.

In fiscal 2004, operating activities used cash flows of $8.7 million due primarily to the net loss and the increase of $6.1 million in inventories. These amounts were partially offset by a net decrease in accounts receivable of $807,000 and a net increase in accounts payable of approximately $2.0 million (as decreased cash balances did allow the Company to use payment discount terms).

In fiscal 2003, operating activities provided cash flows of $23.4 million due primarily to the decrease of $26.0 million in inventories (primarily as a result of our fiscal year 2003 business plan inventory sell-through strategies) and a net decrease in accounts receivable. These amounts were offset partially by the net loss of $8.9 million and a decrease in accounts payable.

Investing activities in fiscal 2004 provided cash flows of $5.3 million due primarily to the sale and leaseback of four store locations. The properties were sold at a collective sales price of approximately $6.1 million and leased back by the Company pursuant to long term operating leases.

Financing activities in fiscal 2004 provided cash flows of approximately $1.0 million primarily from net increases on our borrowing agreements to support the purchase of inventories. That was offset by a net decrease in notes payable of approximately $3.4 million primarily related to repayments of real estate loans with proceeds of the sale/leaseback transactions discussed above.

Investing activities in fiscal 2003 provided cash flows of $2.9 million due primarily to the sale and leaseback of our store locations in Austin, Texas and Dallas, Texas. The two properties were sold at a collective sales price of approximately $3.3 million and leased back by the Company pursuant to long term operating leases.

Financing activities in fiscal 2003 used cash flows of $27.2 million primarily from the repayment of amounts outstanding under our borrowing agreements and other notes payable. The repayments were generally from the proceeds of our (i) net reduction in overall inventory levels during the period and (ii) repayments of real estate loans in conjunction with the sale/leaseback of certain store locations.

The Company finances substantially all of its inventory pursuant to two borrowing agreements (collectively the "Borrowing Agreements") with GE Commercial Distribution Finance Corporation ("GE") (formerly known as Deutsche Financial Services Corporation). The Borrowing Agreements contain substantially similar terms and financial covenants. The Borrowing Agreements are primarily for the purchase of inventories and, to a far lesser extent, provide available amounts for general working capital requirements based upon levels of certain used inventory, parts inventory and accounts receivable. Substantially all inventory, accounts receivable, furniture, fixtures, equipment, real estate (junior liens) and intangible assets collateralize these borrowing agreements. The terms of the borrowing agreements also provide for fees for administrative monitoring and for any unused portions of available credit. Also, various manufacturers provide us or our lenders with interest expense assistance under the inventory borrowing agreements in order to subsidize the carrying cost of inventory. Acquisitions, the payment of common stock dividends or repurchases of our common stock are also substantially limited without prior consent. As of September 30, 2004, the maximum aggregate borrowing availability was limited to a maximum credit limit of $30.0 million at various prime based or LIBOR based interest rates (varying from 4.12% to 4.75%) and approximately $30.3 million was outstanding. Although the Company's loan balance as of September 30, 2004 exceeded its credit limit, GE agreed to provide the Company additional credit in the amount of $1 dollar for each $2 dollars in payments made by the Company on the Borrowing Agreements through the stated maturity date on October 31, 2004.

As of October 31, 2004, the Company also was out of compliance with several financial ratio requirements of the Borrowing Agreements and since October 31, 2004 was the maturity date, all amounts were due and payable to GE.

On November 10, 2004, the Company entered into a forbearance agreement (the "Forbearance Agreement") with GE, whereby GE agreed to extend the maturity date of the Borrowing Agreements until January 15, 2005 and also agreed not to exercise certain default related rights and remedies against Travis Boats until January 15, 2005 provided that the Company committed no additional defaults and the total outstanding loan balance did not exceed $33.0 million (the outstanding balance on November 11, 2004 was approximately $32.4 million).

To provide the Company with sufficient working capital to operate from the date of the Forbearance Agreement through January 15, 2005, the Company and its controlling shareholder entered into a separate agreement by which Tracker agreed to provide up to $2.25 million of additional financing to Travis secured by first liens on certain real estate and buildings owned by the Company.

Concurrent with the execution of the Forbearance Agreement on November 10, 2004, the Company entered into a definitive merger agreement (the "Merger Agreement") with its controlling shareholder, TMRC, LLP, ("Tracker"), a subsidiary of Tracker Marine, L.L.C., ("Tracker Marine"). Pursuant to the Merger Agreement, Tracker will be merged into Travis Boats, and Travis Boats will become a subsidiary of Tracker Marine. Travis Boats will cease to be a publicly traded company.

The Merger Agreement was approved by Travis Boats' Board of Directors in November 2004 based on the unanimous recommendation of a Special Committee of the Board comprised of disinterested directors. As of the record date (which has not yet been set), the shareholders of Travis Boats other than Tracker will receive $.40 per share cash consideration in the merger.

The merger is subject to a number of conditions, including a requirement that the merger be approved by holders of a majority of the voting power of the common stock and preferred stock of Travis Boats voting as separate classes, by a majority of the disinterested common stockholders of Travis Boats, and by GE. It is also subject to SEC review of Travis' proxy statement and shareholder approval.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      At September 30, 2004, approximately 90.2% of the Company's notes payable and other short term obligations bear interest at variable rates, generally tied to a reference rate such as the LIBOR rate or the prime rate of interest of certain banks. During the fiscal year ended September 30, 2004, the average rate of interest of such variable rates was 4.67%. Increases in the variable interest rates would result in increased interest expense and decreased earnings and cashflow. Assuming the same level of borrowings for the year ended September 30, 2004, which averaged approximately $35.9 million, an increase of 2% in the average rate of interest would result in an increase in fiscal 2004 interest expense and net loss of approximately $718,000. Conversely, a decrease in the average rate of interest would result in decreased interest expense and a decrease in net loss and improved cashflow.

                  TRAVIS BOATS & MOTORS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2004, 2003 and 2002

                                    CONTENTS


Reports of Registered Public Accounting Firms ............................   F-1


Audited Consolidated Financial Statements

Consolidated Balance Sheets ..............................................   F-3

Consolidated Statements of Operations ....................................   F-5

Consolidated Statements of Stockholders' Equity ..........................   F-6

Consolidated Statements of Cash Flows ....................................   F-7

Notes to Consolidated Financial Statements ...............................   F-8

Report of Registered Public Accounting Firm

The Board of Directors
Travis Boats & Motors, Inc.  and Subsidiaries

Austin, Texas


We have audited the accompanying consolidated balance sheet of Travis Boats & Motors, Inc. and Subsidiaries (the "Company") as of September 30, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and its current agreements for floor plan and revolving lines of credit have matured. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     /s/ McGladrey & Pullen LLP

Dallas, Texas

November 19, 2004

                   REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Travis Boats & Motors, Inc.  and Subsidiaries


We have audited the accompanying consolidated balance sheet of Travis Boats & Motors, Inc. and Subsidiaries as of September 30, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Travis Boats & Motors, Inc. and Subsidiaries as of September 30, 2003 and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Travis Boats & Motors, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring losses and its current agreements for floor plan and revolving lines of credit have matured. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

As discussed in Note 4 to the financial statements, on October 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to change its method of accounting for goodwill and other intangible assets.


                              /s/ Ernst & Young LLP

Austin, Texas

November 21, 2003

                  TRAVIS BOATS & MOTORS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                               SEPTEMBER 30,
                                                             2004        2003
                                                           --------    --------
Assets
Current assets:
      Cash and cash equivalents                            $    987    $  3,414
      Accounts receivable, net of allowance for doubtful
           accounts of $3,056 in 2004 and $2,100 in 2003      4,848       5,655
      Prepaid expenses                                          637         914
      Inventories                                            37,111      30,970
                                                           --------    --------


Total current assets                                         43,583      40,953

Property and equipment:
      Land                                                    2,753       5,124
      Buildings and improvements                              9,662      13,611
      Furniture, fixtures and equipment                       9,035       9,134
                                                           --------    --------
                                                             21,450      27,869

Less accumulated depreciation                               (11,496)    (10,634)
                                                           --------    --------
                                                              9,954      17,235



Noncompete agreements, net of accumulated amortization of
      $2,851 in 2004 and $2,479 in 2003                         359         731

Other assets                                                    561         203

                                                           --------    --------
Total assets                                               $ 54,457    $ 59,122
                                                           ========    ========

See accompanying notes to consolidated financial statements.

                                                                                SEPTEMBER 30,
                                                                              2004        2003
                                                                            --------    --------
Liabilities
Current liabilities:

      Accounts payable                                                      $  4,227    $  2,258

      Accrued liabilities                                                      2,230       2,001

      Current portion of deferred gain on sale of real property                  191          87

      Floor plan and revolving lines of credit payable                        33,324      28,658

      Current portion of notes payable and other short term obligations          832       4,723
      Convertible notes                                                        1,300          --

                                                                            --------    --------
Total current liabilities                                                     42,104      37,727

      Deferred gain on sale of real property, net of current portion           1,174         963
      Notes payable, less current portion                                      2,061       1,591
      Convertible notes                                                           --       1,300

Stockholders' equity:
   Series A Preferred stock, $100 par value, 1,000,000 shares authorized,
      80,000 shares issued and outstanding                                     8,000       8,000
   Common stock, $.01 par value, 50,000,000 shares authorized, 4,299,727
      shares issued and outstanding                                               43          43

   Paid-in capital                                                            15,094      15,094

Accumulated deficit                                                          (14,019)     (5,596)
                                                                            --------    --------

Total stockholders' equity                                                     9,118      17,541

                                                                            --------    --------
Total liabilities and stockholders' equity                                  $ 54,457    $ 59,122
                                                                            ========    ========

See accompanying notes to consolidated financial statements.

                  TRAVIS BOATS & MOTORS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                      YEAR ENDED SEPTEMBER 30,
                                                                    2004        2003         2002
                                                                 -----------------------------------
Net sales .....................................................  $ 121,995    $ 140,715    $ 176,523

Cost of sales .................................................     95,816      113,059      139,451
                                                                 -----------------------------------

Gross profit ..................................................     26,179       27,656       37,072

Selling, general and administrative expenses ..................     28,586       33,469       38,984
Depreciation and amortization .................................      2,380        2,441        2,474
                                                                 -----------------------------------
                                                                    30,966       35,910       41,458
                                                                 -----------------------------------

Operating loss ................................................     (4,787)      (8,254)      (4,386)

Interest expense ..............................................     (2,651)      (3,281)      (4,018)

Loss on sale/leaseback of real estate, net ....................       (476)          --           --

Other income/(expense) ........................................        (29)         103         (167)
                                                                 -----------------------------------

Loss before income taxes and cumulative effect of
      accounting change .......................................     (7,943)     (11,432)      (8,571)

Income tax (expense)/benefit ..................................         --        2,533       (1,693)
                                                                 -----------------------------------

Loss before cumulative effect of accounting change ............     (7,943)      (8,899)     (10,264)

Cumulative effect of accounting change, net of taxes of $2,281          --           --       (6,528)

                                                                 -----------------------------------
     Net loss .................................................     (7,943)      (8,899)     (16,792)

Preferred stock dividends .....................................       (480)        (480)        (187)
                                                                 -----------------------------------
     Net loss attributable to common shareholders .............  $  (8,423)   $  (9,379)   $ (16,979)
                                                                 ===================================

Basic/Diluted loss per share:
     Loss before cumulative effect of accounting change
         and preferred stock dividends ........................  $   (1.85)   $   (2.05)   $   (2.36)
     Cumulative effect of accounting change, net of taxes .....         --           --        (1.50)
     Preferred stock dividends ................................       (.11)        (.12)        (.05)
                                                                 -----------------------------------
     Net loss attributable to common shareholders .............  $   (1.96)   $   (2.17)   $   (3.91)
                                                                 ===================================

Weighted average basic and diluted common shares used in
         calculating net loss per share .......................      4,300        4,320        4,345



See accompanying notes to consolidated financial statements.

                  TRAVIS BOATS & MOTORS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                                                                              RETAINED
                                                                                                              EARNINGS
                                                            COMMON                PREFERRED        PAID-IN  (ACCUMULATED
                                                       SHARES     AMOUNT       SHARES    AMOUNT    CAPITAL    DEFICIT)      TOTAL
                                                       -----------------------------------------------------------------------------
Balance at October 1, 2001                              4,359    $     44          --   $     --   $ 15,342    $ 20,762    $ 36,148

       Repurchase and cancellation of common stock        (29)         (1)         --         --        (55)         --         (56)
       Issuance of Series A preferred stock                --          --          80      8,000       (178)         --       7,822
       Preferred stock dividends                           --          --          --         --         --        (187)       (187)
       Net loss                                            --          --          --         --         --     (16,792)    (16,792)

                                                       -----------------------------------------------------------------------------
Balance at September 30, 2002                           4,330          43          80      8,000     15,109       3,783      26,935
                                                       -----------------------------------------------------------------------------

       Repurchase and cancellation of common stock        (30)         --          --         --        (15)         --         (15)
       Preferred stock dividends                           --          --          --         --         --        (480)       (480)
       Net loss                                            --          --          --         --         --      (8,899)     (8,899)

                                                       -----------------------------------------------------------------------------
Balance at September 30, 2003                           4,300          43          80      8,000     15,094      (5,596)     17,541
                                                       -----------------------------------------------------------------------------

       Preferred stock dividends                           --          --          --         --         --        (480)       (480)
       Net loss                                            --          --          --         --         --      (7,943)     (7,943)

                                                       -----------------------------------------------------------------------------
Balance at September 30, 2004                           4,300    $     43          80   $  8,000   $ 15,094    $(14,019)   $  9,118
                                                       =============================================================================

See accompanying notes to consolidated financial statements.

                  TRAVIS BOATS & MOTORS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                              YEAR ENDED SEPTEMBER 30,
                                                                            2004        2003       2002
                                                                         ---------------------------------
OPERATING ACTIVITIES
   Net loss                                                              $ (7,943)   $ (8,899)   $(16,792)
   Adjustments to reconcile net loss to net cash
   Provided by (used in) operating activities:
      Depreciation                                                          2,380       2,441       2,474
      Amortization of deferred gain                                          (130)         --          --
      Loss on sales and disposals of assets                                   476         294          --
      Cumulative effect of accounting change, net                              --          --       6,528
      Deferred income taxes                                                    --         401         595
      Changes in operating assets and liabilities:
         Accounts receivable                                                  807       4,027       1,670
         Prepaid expenses                                                     277          95        (230)
         Inventories                                                       (6,141)     25,986       8,208
         Other assets                                                        (368)        182         (64)
         Accounts payable                                                   1,969      (1,865)     (1,753)
         Accrued liabilities                                                  (11)        562         236
         Income taxes recoverable/income tax payable                           --         210       2,995
                                                                         ---------------------------------

Net cash provided by (used in) operating activities                        (8,684)     23,434       3,867

INVESTING ACTIVITIES
   Purchases of property and equipment                                       (452)       (480)     (1,063)
   Proceeds from the sale of property and equipment                         5,704       3,365          --
                                                                         ---------------------------------

   Net cash provided by (used in) investing activities                      5,252       2,885      (1,063)

FINANCING ACTIVITIES
   Net increase (decrease) in floor plan and revolving lines of credit      4,666     (26,663)     (8,818)
   Proceeds from notes payable                                              5,300          --          --
   Repayments of real estate notes                                         (8,721)         --          --
   Proceeds from issuance of convertible subordinated notes                    --          --       4,300
   Repayments of convertible subordinated notes                                --          --      (3,000)
   Net proceeds from issuance of preferred stock                               --          --       7,822
   Net payments for repurchase of common stock                                 --         (15)        (56)
   Preferred stock dividends                                                 (240)       (480)       (187)
                                                                         ---------------------------------

   Net cash provided by (used in) financing activities                      1,005     (27,158)         61
                                                                         ---------------------------------
   Change in cash and cash equivalents                                     (2,427)       (839)      2,865
   Cash and cash equivalents, beginning of year                             3,414       4,253       1,388
                                                                         ---------------------------------

   Cash and cash equivalents, end of year                                $    987    $  3,414    $  4,253
                                                                         =================================

See accompanying notes to consolidated financial statements.

                  TRAVIS BOATS & MOTORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Presentation

MANAGEMENT'S PLANS

      Travis Boats & Motors, Inc (the "Company") finances substantially all of its inventory pursuant to two borrowing agreements (the "Borrowing Agreements") with GE Commercial Distribution Finance Corporation ("GE"). The stated termination date of both Borrowing Agreements was October 31, 2004, at which time all amounts were due and payable to GE. As of October 31, 2004, the Company was out of compliance with several financial ratio requirements of the Borrowing Agreements and also had an unpaid loan balance that exceeded its maximum credit limit.

      In fiscal 2001 - 2004, the Company has incurred operating losses. These operating losses and the maturity of the Company's Borrowing Agreements raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

      On November 10, 2004 the Company entered into an agreement to be acquired by the Company's controlling shareholder, TMRC, LLP. ("Tracker"). Upon consummation of the proposed transaction, which is expected to occur during February 2005, the Company will continue its operations and be a privately-held company, wholly owned by Tracker. The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including the approval of the holders of a majority of the outstanding common stock and of the Series A Preferred Stock, voting as a separate class. The affirmative vote of a majority of shares held by shareholders other than Tracker and its affiliates is also required.

      Based upon the execution of the proposed merger agreement with Tracker and other factors, GE agreed to extend the Borrowing Agreements through January 15, 2005 to allow time for consummation of the merger. Then, in the event that the merger consummates, GE has further agreed to provide the Company with renewal of the borrowing agreements for a period of two years.


      The proposed merger is an integral component in the continuation of the Company's Borrowing Agreements, and providing the Company with sufficient working capital to meet its obligations. However there can be no assurance that the merger will be approved by shareholders, or if approved, completed as expected. Further, there can be no assurance that the Borrowing Agreements will be completed in the event of the failure of the merger to consummate or if completed that they will have terms acceptable to the Company. (see Note 13 - Subsequent Events).

Controlling Shareholder


      As of January 7, 2003, Tracker, pursuant to certain agreements for assistance in financing and other matters (the "Agreements") assumed effective control of the Company. Tracker and affiliated entities have operations in marine and outdoor lifestyle retail and manufacturing. Tracker is the manufacturer of various pleasure boatlines including: Tracker, Mako, Nitro, ProCraft, Fisher and numerous other popular models.



      Prior to the Agreements, pursuant to its holding 80,000 shares of Series A Preferred Stock, Tracker beneficially owned approximately 43% or 3,252,825 shares of the Company's common stock on a fully-diluted, as-converted basis. As a result of the Agreements, Tracker now has voting control of approximately 53% or 4,495,169 shares on a fully-diluted, as-converted basis. Tracker also has the right to designate four of seven members of the Company's Board of Directors. Tracker currently has two representatives on the Board of Directors pursuant to Tracker's ownership of 80,000 shares of the Company's Series A Preferred Stock, and has not yet designated two additional representatives.



      In fiscal 2004, 2003 and 2002, the Company purchased approximately $30.9 million or 37%, $10.9 million or 16%, and $3.8 million or 4% respectively, of its inventory from Tracker.


2.    Summary of Significant Accounting Policies

Description of Business

      Travis Boats & Motors, Inc. (the "Company") based in Austin, Texas, is a retailer of boats, motors, trailers and related watersport accessories. The Company operates, in one reportable segment, at locations in the southern region of the United States.

Description of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

      The Company records revenue on sales of boats, motors, trailers, and related watersport parts and accessories upon delivery to or acceptance by the customer at the closing of the transaction. The Company records revenues from service operations at the time repair or service work is completed.

      The Company refers customers to various financial institutions to assist them in obtaining financing for their boat purchases. For each loan the financial institutions are able to fund as a result of the referral, the Company receives a fee. Revenue earned by the Company for financing referrals is recognized when the related boat sale is recognized. The fee amount is generally based on the loan amount and the term. Generally, the Company must return a portion of the fee amount received if the customer repays the loan or defaults on the loan within a period of up to 180 days from the initial loan date. The Company records such refunds, which are not significant, in the month in which they occur.

      Revenues from insurance and extended service agreements are recorded at the time such agreements are executed which generally coincides with the date the boat, motor and trailer is delivered. Such revenues are not deferred and amortized over the life of the insurance or extended service agreement policies, because the Company sells such policies on behalf of third party vendors or administrators. At the time of sale, the Company records a fee for insurance and extended service agreements net of the related fee that is paid to the third-party vendors or administrators. Since its inception, the Company has incurred no additional costs related to insurance or extended service agreements beyond the fees paid to the third party vendors at the time of sale.

Cash and Cash Equivalents

      The Company considers all investments with maturities of ninety days or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

      The carrying amount of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and notes payable approximates fair value due to either their short-term nature or their variable interest rate.

Accounts Receivable and Allowance for Doubtful Accounts

      Accounts receivable potentially expose the Company to concentrations of credit risk, as defined by the Statement of Financial Accounting Standards No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk.

      Accounts receivables consist primarily of amounts due from financial institutions upon sales contract funding, amounts due from manufacturers or vendors under rebate programs, amounts due from manufacturers or vendors under warranty programs and amounts due from customers for services. The Company routinely evaluates the collectibility of accounts receivable focusing on amounts due from manufacturers, vendors and customers. If events occur and market conditions change, causing collectibility of outstanding accounts receivable to become unlikely, the Company records an increase to its allowance for doubtful accounts. The Company evaluates the probability of collection of outstanding accounts receivable based on several factors which include but are not limited to the following: 1) age of the outstanding accounts receivable, 2) financial condition of the manufacturer, vendor or customer, and 3) discussions or correspondence with the manufacturer, vendor or customer. The Company determines the allowance for doubtful accounts based upon both specific identification and a general allowance for accounts outstanding for a specified period of time. The Company does not require or obtain collateral on its accounts receivable.

      The accounts receivable balances consisted of the following (in thousands):

                                                              SEPTEMBER 30,
                                                           2004           2003
                                                         ----------------------

Trade receivables                                        $ 2,611        $ 3,119
Amounts due from manufacturers/vendors                     4,945          4,065
Other receivables                                            348            571
Allowance for doubtful accounts                           (3,056)        (2,100)
                                                         ----------------------
                                                         $ 4,848        $ 5,655
                                                         ======================

Activity in the Company's allowance for doubtful accounts is as follows (in thousands):

Balance at October 1, 2001                                              $   527
       Additions charged to costs and expenses                            2,030
       Write-offs of uncollectible accounts                                (499)
                                                                        -------

--------------------------------------------------------------------------------

Balance at September 30, 2002                                             2,058
       Additions charged to costs and expenses                            1,301
       Write-offs of uncollectible accounts                              (1,259)
                                                                        -------

--------------------------------------------------------------------------------

Balance at September 30, 2003                                             2,100
       Additions charged to costs and expenses                            1,030
       Write-offs of uncollectible accounts                                 (74)
                                                                        -------
Balance at September 30, 2004                                           $ 3,056
                                                                        =======

Inventories

      Inventories consist of boats, motors, trailers and related watersport parts and accessories. Inventories are carried at the lower of cost or market. Cost for boats, motors and trailers is determined using the specific identification method. Cost for parts and accessories is determined using the first-in, first-out method. If the carrying amount of inventory exceeds its fair value, such inventory is written down to its fair value. The Company utilizes historical experience and current sales trends as the basis for its lower of cost or market analysis. Changes in market conditions, lower than expected customer demand, closing of additional store locations and changing technology or features could result in additional obsolete inventory that is unsaleable or only saleable at reduced prices, which could require additional inventory reserve provisions.


      Additional events and market conditions include but are not limited to the following: 1) deteriorating financial condition of the manufacturer resulting in discontinuance and lack of manufacturer's warranty for certain boats, motors or other products, 2) introduction of new models or product lines by manufacturers resulting in less demand for previous models or product lines, 3) Company initiatives to promote unit sales and reduce inventory levels for new and/or used inventory by reducing sales prices, and 4) competing boat retailers in various markets in which the Company operates may offer sales incentives such as price reductions.

Inventories consisted of the following (in thousands):

                                                            SEPTEMBER 30,
                                                        2004             2003
                                                      --------         --------
New boats, motors and trailers                        $ 29,549         $ 23,227
Used boats, motors and trailers                          2,539            2,892
Parts, accessories and other                             5,448            5,405
Valuation allowance                                       (425)            (554)
                                                      --------         --------
                                                      $ 37,111         $ 30,970
                                                      ========         ========

Activity in the Company's inventory valuation allowance is as follows (in thousands):

Balance at October 1, 2001                                              $   484
      Additions charged to costs and expenses                               956
      Inventory write-offs                                                  (27)
                                                                        -------

Balance at September 30, 2002                                             1,413
      Additions charged to costs and expenses                               189
      Reduction of reserve due to inventory sold                         (1,048)
                                                                        -------

Balance at September 30, 2003                                               554
      Additions charged to costs and expenses                                43
      Reduction of reserve due to inventory sold                           (172)
                                                                        -------
Balance at September 30, 2004                                           $   425
                                                                        =======

Property and Equipment

      Property and equipment are stated at cost. Provisions for depreciation are determined using the straight-line method. The Company uses estimated useful lives of 5 - 20 years for buildings and improvements and 5 - 10 years for furniture, fixtures and equipment.


      During fiscal years 2004 and 2003, the Company consummated the sale and concurrent leaseback ("sale/leasebacks") of the land and buildings of six store locations. The properties were sold at a collective sales price of approximately $9.4 million and leased back by the Company pursuant to various short and long-term operating leases. The transactions have been accounted for as sale/leasebacks. One of the sale/leaseback transactions resulted in a loss of approximately $476,000 in fiscal 2004. The remaining five transactions resulted in a collective gain of approximately $1.5 million, which has been classified as a deferred gain and will be amortized ratably over the lease periods ranging from 2 - 11 years. The Company recognized approximately $130,000 of this gain during fiscal 2004 and zero during fiscal 2003. The estimated amortization of the deferred gain in fiscal 2005 is approximately $210,000.


Income Taxes


      In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting purposes and for income tax return purposes. The Company routinely evaluates its recorded deferred tax assets to determine whether it is more likely than not that such deferred tax assets will be realized.

Impairment of Long-lived Assets

      Long-lived assets consist primarily of property and equipment and intangible assets. Property and equipment and other intangible assets are carried on the Company's financial statements based on their cost less accumulated depreciation or amortization. The Company evaluates property and equipment and other intangible assets held and used by the Company for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows of those assets and is recorded in the period in which the determination is made.

Noncompete Agreements


      Noncompete agreements are amortized over their respective estimated useful lives of seven years using the straight-line method.


Significant Suppliers


      The Company has historically purchased substantially all of its new outboard motors for use on its Travis Edition boat packages from a limited group of manufacturers. During the 2004, 2003 and 2002 fiscal years this included outboard motors purchased from American Suzuki Motor Corporation. Approximately 15%, 12% and 15% of the Company's net purchases in fiscal 2004, 2003 and 2002, respectively were from Suzuki.


      Approximately 11%, 25% and 36% of the Company's net purchases in fiscal 2004, 2003 and 2002, respectively, were manufactured by boat suppliers owned by Genmar Holdings.


      Approximately 37%, 16% and 4% of the Company's net purchases in fiscal 2004, 2003 and 2002, respectively, were from Tracker.


Advertising Costs

      Advertising costs are expensed as incurred and were approximately $1,187,000, $1,494,000 and 1,435,000 during the fiscal years ended September 30, 2004, 2003 and 2002, respectively.

Stock Based Compensation

      The Company accounts for its employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The Company makes disclosures regarding employee stock-based compensation using the fair value method in accordance with Statement of Financial Accounting Standards ("Statement") 123, Accounting for Stock-Based Compensation. The Company has calculated the fair value of options granted in these periods using the Black-Scholes option-pricing model and has determined the pro forma impact on net loss.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of Statement 123 to stock-based compensation for all periods presented (in thousands, except per share data)


                                                              YEAR ENDED SEPTEMBER 30,
                                                            2004        2003        2002
                                                          ---------------------------------
Net loss attributable to common shareholders as
     Reported (000's)                                     $ (8,423)   $ (9,379)   $(16,979)
Less: Total stock based employee compensation                  (68)       (158)       (315)
     expense determined under the fair value
     methods for all awards, net of related tax effects
                                                          ---------------------------------
Proforma net loss attributable to common shareholders     $ (8,491)   $ (9,537)   $(17,294)
                                                          ---------------------------------

Basic and Diluted Loss Per Share
Reported net loss per share attributable to common        $  (1.96)   $  (2.17)   $  (3.91)
     shareholders
Proforma net loss per share attributable to common        $  (1.97)   $  (2.21)   $  (3.98)
     shareholders


Reclassifications

      Certain amounts in the 2003 and 2002 financial statements have been reclassified to conform with the classifications in the 2004 financial statements with no effect on previously reported net loss or stockholders' equity.

New Accounting Standards


      The Financial Accounting Standards Board is preparing a proposed statement that would be effective for all employee awards granted, modified or settled. As of the effective date, compensation expense related to the non-vested portion of awards outstanding as of that date would be based on the grant-date fair value as calculated under the original provision of Statement 123. The Company does not expect the adoption of this standard to have a material impact on our financial position, results of operations or cash flows.

3.    Loss Per Share

                                                                YEAR ENDED SEPTEMBER 30,
                                                              2004        2003        2002
                                                            --------------------------------
                                                          (in thousands, except per share data)
Numerator:
      Net loss before cumulative effect of accounting
          change and preferred stock dividends ............ $ (7,943)   $ (8,899)   $(10,264)
       Cumulative effect of accounting change, net of tax .       --          --      (6,528)
       Preferred stock dividends ..........................     (480)       (480)       (187)
                                                            --------------------------------
       Net loss attributable to common shareholders ....... $ (8,423)   $ (9,379)   $(16,979)
                                                            ================================

Weighted average basic and diluted common shares
        outstanding .......................................    4,300       4,320       4,345
                                                            ================================
Basic and Diluted loss per share before cumulative effect
       of accounting change and preferred stock dividends . $  (1.85)   $  (2.05)   $  (2.36)
       Cumulative effect of accounting change, net of tax .       --          --       (1.50)
       Preferred stock dividends ..........................     (.11)       (.12)       (.05)
                                                            --------------------------------
Basic and Diluted loss per share attributable to
       common shareholders ................................ $  (1.96)   $  (2.17)   $  (3.91)
                                                            ================================


      Options to purchase common stock were excluded from the computation of diluted EPS for all periods presented as such shares would be anti-dilutive since the exercise price of the options was greater than the average market price of the Company's common stock during the respective fiscal year.

The Company has excluded 528,584 shares of common stock subject to issuance pursuant to $1.3 million in outstanding convertible subordinated notes and 3,252,826 shares of common stock subject to issuance pursuant to 80,000 shares of Series A Preferred Stock because they are anti-dilutive for all periods presented.


4.    Goodwill and Other Intangibles

      The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142") effective October 1, 2001. SFAS 142 provides that separable intangible assets that have finite lives will continue to be amortized over their useful lives and that goodwill and indefinite-lived intangible assets will no longer be amortized but will be reviewed for impairment annually, or more frequently if impairment indicators arise. The Company operates as one reporting unit for goodwill impairment testing.

      In accordance with SFAS 142, the Company completed goodwill impairment tests as required. The tests involved the use of estimates related to the fair value of the business with which the goodwill is associated. As a result of the transitional impairment test, which considered factors including the significant negative industry and economic trends impacting current operations and the Company's market capitalization relative to its net book value, the Company recorded a non-cash, after tax charge of $6.5 million (charge of $8.8 million less tax effect of $2.3 million) as a cumulative effect of accounting change as of October 1, 2001. The non-cash, after tax charge resulted in the elimination of the entire goodwill balance from the Company's balance sheet.

      In addition, the intangible asset established for non-compete agreements remains subject to amortization in accordance with SFAS 141. The gross carrying amount related to non-compete agreements was $3,210,000 while the associated accumulated amortization balance at September 30, 2004, 2003 and 2002, respectively, was $2,851,000, $2,479,000 and $2,061,000, respectively. The aggregate amortization expense on non-compete agreements was $372,000, $418,000 and $464,000 for the fiscal years ended September 30, 2004, 2003 and 2002, respectively. Estimated amortization expense for the next two fiscal years is approximately $235,000 and $124,000, in fiscal 2005 and 2006, respectively.

5.    Notes Payable and Other Short-Term Obligations

      The Company finances substantially all of its inventory pursuant to borrowing agreements with two commercial finance companies -- Transamerica Commercial Finance Corporation ("TCFC") and GE Commercial Distribution Finance Corporation ("GE"). During the quarter ended March 31, 2004, TCFC was acquired by GE. The borrowing agreements contain substantially similar terms and financial covenants, however the Company's agreements with GE remain separate.


      As of September 30, 2004, the Company had a funded balance of approximately $33.3 million outstanding on its borrowing agreements at various prime based or LIBOR based interest rates (varying from 4.67% to 4.75%. This funded balance exceeded the maximum aggregate borrowing limit of $33 million. As the Company purchases inventory, we authorize our lenders to remit payment directly to the manufacturers pursuant to the borrowing agreements. Substantially all of the Company's assets collateralize these borrowing agreements. The terms of the borrowing agreements also provide for fees for administrative monitoring and for any unused portions of available credit. Also, various manufacturers provide the Company or its lenders with interest expense assistance under the inventory borrowing agreements in order to subsidize the carrying cost of inventory. The Company had non-interest bearing borrowings of approximately $2.5 million under the borrowing agreements at September 30, 2004 and 2003. Discontinuance of these agreements could result in an increase to interest expense. Acquisitions, the payment of common stock dividends or repurchases of our common stock are also substantially limited without prior consent.


      As of September 30, 2004, the Company was out of compliance with several financial ratio requirements of the borrowing agreements and also had an unpaid loan balance that exceeded its maximum credit limit. The stated termination date of both borrowing agreements was October 31, 2004, at which time all amounts were due and payable to GE.

      On November 10, 2004, GE and Travis finalized and executed a forbearance agreement that while not waiving compliance, provided that GE would continue to provide inventory financing to Travis until January 15, 2005.

      Notes payable and other short-term obligations consist of the following (in thousands, except per share amounts and payment amount/terms in Summary
Data):


                                                                                       SEPTEMBER 30,
                                                                                     2004        2003
                                                                                   --------------------
Short term notes payable to commercial finance companies under revolving and floor plan line of credit agreements with interest ranging from 4.67% to 4.75%,
maturing in October 2004                                                           $ 33,324    $ 28,658

NOTES PAYABLE (SEE SUMMARY DATA BELOW)                                                4,193       7,614

                                                                                   --------------------
Total notes payable and other short-term obligations                                 37,517      36,272

Current portion of notes payable                                                     (2,132)     (4,723)

                                                                                   --------------------
Notes payable, less current portion                                                $  2,061    $  2,891
                                                                                   ====================

NOTES PAYABLE SUMMARY DATA
Mortgage notes payable to various banks, organizations and individuals secured by deeds of trust with interest ranging from 6.0% to 12.0%, due in monthly installments ranging from $1,899 to $6,500, maturing beginning in December 2005
                                                                                   $  2,208    $  6,029

Unsecured note payable to TMRC, LLP with interest payable monthly at 10.0%, maturing in October, 2004. (See Note 13 - Subsequent Events.)

                                                                                        500          --
Convertible notes payable in varying amounts to certain officers, directors and other individuals with interest rates of 10.75%, fixed. Payments are interest only until maturity in December 2004. The notes are subordinated in substantially all respects to the commercial finance companies providing the
Company's revolving and floor plan financing. At any time prior to maturity, the notes may be converted into the Company's common stock at a conversion price of
$2.4594 per share

                                                                                      1,300       1,300

Other notes payable                                                                     185         285

                                                                                   --------------------

TOTAL NOTES PAYABLE                                                                $  4,193    $  7,614
                                                                                   ====================


      At September 30, 2004 and 2003, approximately 90.2% and 80.6% respectively of the Company's notes payable and other short-term obligations bear interest at variable rates, generally tied to a reference rate such as the prime rate of interest of certain banks. Accordingly, the Company believes that the carrying amount of the notes payables and other short term obligations approximates their fair value.

      Interest paid approximates interest expense during 2004, 2003 and 2002.

      Aggregate annual maturities required on notes payable at September 30, 2004 are as follows (in thousands):


Year Ending September 30
-----------------------------------------------------
2005                                                               $2,132
2006                                                                  713
2007                                                                1,190
2008                                                                   49
2009                                                                   49
Thereafter                                                             60
                                                                   ------
                                                                   $4,193
                                                                   ======


6.    Fee on Repayment of Subordinated Debt

      The Company recorded an expense of $206,000, on the June 10, 2002 repayment of the $3.0 million convertible subordinated promissory note originally issued on December 14, 2001 (see Note 9). This expense was the result of a 5% prepayment fee paid on the outstanding principal balance of $3.0 million, plus the expensing of the legal and consulting fees that were attributable to the $3.0 million note.

7.    Leases

      The Company leases various retail facilities, dock space, vehicles, and computer software under third party operating leases. Rent expense was approximately $3,302,000, $3,241,000, $3,441,000 in fiscal 2004, 2003 and 2002, respectively.

      Future minimum payments under non-cancelable operating leases at September 30, 2004 are as follows for each of the years ending September 30 (in thousands):

                        Year Ending September 30
                        ------------------------------------------
                        2005                                        $2,681
                        2006                                         2,420
                        2007                                         1,680
                        2008                                         1,409
                        2009                                         1,169
                        Thereafter                                   3,218

      Generally, the leases for facilities provide for renewals for various periods at stipulated rates.

8.    Income Taxes

      Significant components of the Company's expense/(benefit) for income taxes are as follows (000's):

                                            TAX YEAR ENDED DECEMBER 31,
                                             2004       2003       2002
                                           -----------------------------
                                                  (in thousands)
Current expense/(benefit)
            Federal ....................   $     --   $(2,533)   $(1,087)
            State ......................         --        --        (96)
                                           -----------------------------
Total current expense/(benefit) ........   $     --   $(2,533)   $(1,183)

Deferred expense/(benefit)
            Federal ....................   $     --   $    --    $   547
            State ......................         --        --         48
                                           -----------------------------
Total expense/(benefit) for income taxes   $     --   $(2,533)   $  (588)
                                           =============================

The Company's provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income/(loss) before taxes due to the following:


                                                  YEAR ENDED SEPTEMBER 30,
                                                 2004       2003       2002
                                               -----------------------------
                                                     (in thousands)
Loss at federal statutory rate .............   $(2,701)   $(3,887)   $(5,909)
State taxes, net of federal benefit ........        --        (--)      (454)
Refund of previously unbenefitted tax losses       (--)      (703)        --
Other ......................................     1,482       (395)     1,176
Increase in valuation allowance ............     1,219      2,452      4,599
                                               -----------------------------
                                               $    --    $(2,533)   $  (588)
                                               =============================

                                                     SEPTEMBER 30,
                                                    2004       2003
                                                  -------------------
Deferred tax assets:
     Property and equipment                       $ 3,745    $ 3,334
     Reserve and allowances                         1,360      2,517
     Tax carryforwards                              3,502      1,200
                                                  -------------------
Net deferred tax assets                             8,607      7,051
Valuation allowance for deferred tax assets        (8,270)    (7,051)
Deferred tax liability
     Partnership basis                               (337)        --
                                                  -------------------
     Net deferred taxes                           $    --    $    --
                                                  ===================

The Company has established a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of deferred tax assets against future taxable income.

Income taxes received were approximately ($0), ($3,000,000) and ($1,500,000) in the fiscal years ended September 30, 2004, 2003, and 2002, respectively.

As of September 31, 2004, the Company had federal net operating loss carryforwards of approximately $10.3 million, which will expire in varying amounts between 2005 and 2025 if not utilized.


The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change" or change in control of a corporation. The Company had a change of control in 2003 and as such benefits of these tax attributes in future periods may be limited and the carryforwards may expire prior to full utilization.


During the quarter ended September 30, 2002, the Company determined that for deferred tax assets that could not be realized by carryback to prior tax years it was more likely than not that any remaining deferred tax assets would not be realized and accordingly a full valuation allowance has been recorded for all net deferred tax assets since that time.


9.    Stockholders' Equity

      CONVERTIBLE SUBORDINATED NOTES


      Effective December 14, 2001, the Company issued Convertible Subordinated Notes (the "Notes") in an aggregate amount of $4,300,000 issued in the form of a $3.0 million Note plus other Notes in the aggregate amount of $1.3 million. The Notes are unsecured with a term of 36 months and have rates ranging from prime + 2%, adjusted quarterly to 10.75%, fixed. The principal and interest amounts payable pursuant to the Notes are subordinated, in substantially all respects, to the Company's borrowing agreements with the commercial finance companies. The Notes are redeemable by the Company, and if not redeemed the principal amount of the Notes may be converted by the holders into the Company's common stock at a conversion price of approximately $2.46 per share.


      On June 10, 2002, the Company, prepaid in full, the principal balance, accrued interest and the required 5% prepayment fee to the holder of the $3.0 million Note. The proceeds for repayment of the $3.0 million Note were received pursuant to the preferred stock transaction described below.

SERIES A PREFERRED STOCK


      On June 13, 2002, the Company entered into an agreement with Tracker, a wholly-owned subsidiary of Tracker Marine, L.L.C., to issue Tracker 50,000 shares of newly created 6% Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") in the Company. The Company also granted Tracker a warrant (the "Warrant") to acquire 30,000 additional shares of the Preferred Stock. The issue price of the Preferred Stock was $100 per share. Each share may be converted into the Company's common stock at a conversion price of approximately $2.46 per share. (See Note 13 - "Subsequent Events").


      Prior to June 30, 2002, Tracker purchased 50,000 shares of the Preferred Stock for $5.0 million. Tracker also exercised the Warrant and purchased 30,000 shares issued thereto for an additional $3,000,000. Pursuant to the requirements of the Warrant, the proceeds from the exercise ($3.0 million) were used to pay off the $3.0 million Note described above.

INCENTIVE STOCK OPTION PLAN

      The Company has an Incentive Stock Option Plan (the "Plan") which originally provided for the issuance of up to 200,000 shares of the Company's common stock. The Plan provides for the granting of options (incentive stock options or non-statutory), stock appreciation rights and restricted shares to officers, key employees, non-employee directors and consultants to purchase shares of the Company's common stock. No stock appreciation rights or restricted shares have been issued under the Plan. Options vest generally over a five year period and expire in ten years from the date of grant.

      In March 1998, the Company amended the Plan to provide that the aggregate number of shares of common stock that may be issued or transferred pursuant to awards under the Plan shall increase automatically effective on April 1 of each calendar year for the duration of the Plan so that the aggregate number of shares of common stock that may be issued or transferred pursuant to awards under the Plan is equal to 10% of the total number of shares of common stock issued and outstanding on April 1 of that year.

      Notwithstanding this provision, the amendment provides that (i) the aggregate number of shares of common stock that may be issued or transferred pursuant to awards under the Plan shall not be reduced in the event the total number of shares issued and outstanding decreases in any year, or (ii) the aggregate number of shares of common stock that may be issued or transferred pursuant to awards under the Plan shall not exceed 1,000,000 shares of common stock over the life of the Plan.

Total option activity for the years ended September 30, 2004, 2003 and 2002:

                                         NUMBER OF SHARES    RANGE OF EXERCISE PRICES         WTD AVG EXERCISE PRICE
                                      ------------------------------------------------------------------------------
Outstanding at October 1, 2001                    404,964             $2.70 - $22.375                          $6.80
                                      ---------------------
      Granted                                      40,000             $2.45 - $2.50                            $2.49
      Exercised                                        --                   --                                    --
      Forfeited/Cancelled                        (133,666)            $2.70 - $20.00                           $9.38
Outstanding at September 30, 2002                 311,298             $2.45 - $22.375                          $5.14
                                      ---------------------
      Granted                                          --                   --                                    --
      Exercised                                        --                   --                                    --
      Forfeited/Cancelled                        (250,198)            $2.50 - $15.00                           $4.82
                                      ---------------------
Outstanding at September 30, 2003                  61,100             $2.45 - $22.375                          $6.47
      Granted                                       3,000                 $1.15                                $1.15
      Exercised                                        --                   --                                    --
      Forfeited/Cancelled                         (14,000)            $3.10 - $9.00                            $5.62
                                      ---------------------
Outstanding at September 30, 2004                  50,100             $1.15 - $22.375                          $6.39
                                      =====================

                                      ---------------------
Exercisable at September 30, 2004                  41,900             $1.15 - $22.375                          $6.96
                                      =====================
Options available for grant at
September 30, 2004                                379,873
                                        ===================
Common stock reserved for issuance
At September 30, 2004                             429,973
                                        ===================

      The weighted-average remaining contractual life of options at September 30, 2004 and 2003 is approximately 5.98 years and 6.59 years, respectively.

Options outstanding at September 30, 2004, are comprised of the following:


                       OUTSTANDING                                                EXERCISABLE
-----------------------------------------------------------------------------------------------------------
                                     WEIGHTED          WEIGHTED
                                     AVERAGE            AVERAGE                                WEIGHTED
   RANGE OF                          EXERCISE         CONTRACTUAL                              AVERAGE
EXERCISE PRICES         OPTIONS       PRICES         LIFE IN YEARS          OPTIONS         EXERCISE PRICE
-----------------------------------------------------------------------------------------------------------
 $1.15 - $4.00           19,000        $2.73             7.54                11,800                  $2.75
 $5.75 - $5.75           17,000        $5.75             5.55                17,000                  $5.75
$8.875 - $10.00          10,100        $9.11             4.77                 9,100                  $9.13
$15.00 - $22.375          4,000       $19.61             3.47                 4,000                 $19.61
-----------------------------------------------------------------------------------------------------------
 $1.15 - $22.375         50,100        $6.39             5.98                41,900                  $6.96


      The assumptions used by the Company to determine the pro forma information regarding net loss and loss per share required by Statement No. 123 are as follows using the Black-Scholes model:

                                               YEAR ENDED SEPTEMBER 30,
                                       2004            2003               2002
                                     -------------------------------------------
Risk-free interest rate                3.00%           3.00%              3.00%
Dividend yield                            0%              0%                 0%
Expected life                        5 years         5 years            5 years
Volatility                             94.7%           94.7%              67.7%

10.   Common Stock Repurchase Program

      During fiscal 2000, the Company established a program to repurchase outstanding shares of its common stock in the open market from time to time. The Company has made purchases of its common stock pursuant to this program and has retired all such common shares repurchased. Repurchased shares of common stock consisted of the following:


                                                       YEAR ENDED SEPTEMBER 30,
                                                      2004        2003      2002
                                                      --------------------------

Shares Repurchased (000's)                              --          30        29
Total Purchase Price (000's)                            --         $15       $56
Average Price per Share                                 --       $0.50     $1.90

11.   Commitments and Contingencies

      There are various outstanding claims against the Company arising in the normal course of business. The Company believes the claims are without merit and that any losses which might ultimately be sustained by the Company would not be material to the financial position, results of operations or cash flows of the Company.


12.   Benefit Plan

      The Company has a 401(k) retirement plan which is available to all full-time employees. The Company may, in its discretion, make matching contributions into the plan. The Company did not make matching contributions to the plan in the years ended September 30, 2004, 2003 and 2002 and plan expenses during the same period were not significant.

13.   Subsequent Events


      Proposed Merger. On November 10, 2004 the Company entered into an agreement to be acquired by its controlling shareholder, TMRC, LLP. ("Tracker") to be consummated through a merger of Tracker into Travis Boats & Motors, Inc.


      Under the terms of the merger agreement, which was approved by Travis' Board of Directors based on the unanimous recommendation of a Special Committee of the Board comprised solely of independent directors, Travis will be acquired by Tracker, in a one-step merger transaction, for $0.40 per share of common stock, in cash. The consideration for the purchase of the common stock will be paid out of the cash on hand of Tracker and will not require financing.

      As a condition to the merger, each of those individuals or creditors holding the $1.3 million of unsecured, subordinated notes in Travis Boats has agreed, effective only as of the closing date and subject to the closing having occurred, to discharge all of the indebtedness (including, without limitation, accrued interest, principal and costs, if any) evidenced by the subordinated note held by such creditor in exchange for an amount equal to 70% of the original face value of such subordinated note.

      Upon consummation of the proposed merger, which is expected to occur during January 2005, Travis Boats will continue its operations, but will be a privately-held company, wholly owned by Tracker and its common stock will no longer be publicly traded. The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including the approval of the holders of a majority of the outstanding common stock and of the Series A Preferred Stock, voting as a separate class. The affirmative vote of a majority of shares held by shareholders other than Tracker and its affiliates is also required.

      Inventory Borrowing Agreements. Travis finances substantially all of its inventory pursuant to two borrowing agreements (the "Borrowing Agreements") with GE Commercial Distribution Finance Corporation ("GE"). The stated termination date of both Borrowing Agreements was October 31, 2004, at which time all amounts were due and payable to GE. As of October 31, 2004, the Company was out of compliance with several financial ratio requirements of the Borrowing Agreements and also had an unpaid loan balance that exceeded its maximum credit limit.

      Concurrent with the execution of the merger agreement [subject to shareholder approval] on November 10, 2004, GE and Travis finalized and executed a forbearance agreement which provided that GE would continue to provide inventory financing to Travis until January 15, 2005, assuming no defaults by Travis during the forbearance period and also that the total outstanding loan balance did not exceed $33.0 million. GE further implemented a formula requiring payments of $2 for each additional $1 of new loan advances requested by the Company under the borrowing agreements Additionally, Tracker and GE agreed on the salient terms of the inventory financing arrangement GE would provide to Tracker and Travis subsequent to the completion of the proposed merger.


      Although the forbearance agreement expired on January 15, 2005, the Company and GE are negotiating the extension of the agreement.

      Secured Working Capital Loans. As of September 30, 2004, Travis had a $500,000 unsecured loan payable to Tracker on or before October 6, 2004. In October, 2004 Tracker agreed to refinance the loan and increase the loan to a maximum amount of $1.5 million secured by first lien deeds of trust on various real estate owned by the Company. In November 2004, Tracker again amended the loan to provide up to $2.25 million [combined maximum of $3.8 million] of additional secured loans to Travis to help satisfy our anticipated short-term working capital needs prior to the proposed merger. The loan has a stated interest rate of 10% per annum and matures on April 1, 2005.

      Legal Settlement. As of September 30, 2004 the Company was a defendant in a lawsuit filed in the U.S. Bankruptcy Court for the Northern District of Illinois on behalf of the bankruptcy estate for Outboard Marine Corporation ("OMC"). OMC was a primary supplier of outboard engines to our Company prior to OMC's bankruptcy in December of 2000. The suit alleged that the Company received in excess of $700,000 in payments from OMC that were deemed to be preferential payments under applicable bankruptcy law, and demanded the repayment thereof. The Company has reached a settlement in the lawsuit for an amount not material to its overall operations. The amount of the settlement has been accrued as a liability at September 30, 2004.

                                   APPENDIX F

       NONPUBLIC FINANCIAL INFORMATION AND FINANCIAL FORECAST INFORMATION
                              REVIEWED BY DAVENPORT

The following projections were not prepared with a view to public disclosure or compliance with published guidelines of the SEC and other applicable accounting guidelines. The projections are included in this Proxy Statement solely because such information was provided to Davenport and the prospective acquirers in connection with an evaluation of the Company. As a matter of course, the Company does not make public projections or forecasts of its anticipated financial position or results of operations. The projections should be evaluated in conjunction with the historical financial statements and other information regarding the Company contained elsewhere herein. In light of the foregoing factors and risks inherent in these projections, the Travis Boats shareholders are cautioned not to place undue or significant reliance thereon.

                         BOAT AND MOTOR SALES BY SEGMENT

                                 9 Months Ended June 30,                          Month Ended June 30,
                      ---------------------------------------------   ----------------------------------------------
                           2004                 2003                        2004                2003
                      --------------      ---------------     % Chg.  ----------------    ----------------     % Chg.
  Segment             Units     000s      Units      000s      in $   Units      $000s    Units      $000s      in $
-------------------   -----     ----      -----      ----      ----   -----      -----    -----      -----      ----

Transformed:
 Runabout/Deck         914     23,345       851     20,485      14%    218     $ 5,503     167     $ 3,951      39%
 Bass                  469     11,395       459     10,258      11%     65       1,566      61       1,302      20%
 Pontoon               463      7,324       318      5,053      45%    126       2,014      77       1,239      63%
 Outboard Motors       861      6,787       849      5,376      26%    129       1,104     123         706      56%
 Aluminum              441      4,906       409      4,010      22%     47         527      41         399      32%
 Cruiser                35      2,305        40      2,804     -18%      4         230       5         406     -43%
                     -----     ------     -----     ------     ----    ---     -------     ---     -------      ---
 Subtotal            3,183     56,062     2,926     47,987      17%    589     $10,944     474     $ 8,003      37%

Non-Transformed:
 Bay                   475     11,308       698     14,938     -24%     79     $ 1,838      97     $ 2,085     -12%
 Offshore              163      6,013       321     13,869     -57%     24         840      43       2,004     -58%
 Used Boats            795      6,895     1,048      9,077     -24%    134       1,201     177       1,795     -33%
                     -----     ------     -----     ------     ----    ---     -------     ---     -------      ---
 Subtotal            1,433     24,217     2,067     37,884     -36%    237     $ 3,879     317     $ 5,884     -34%

Discontinued:
 Seadoo                 29        348        82        813     -57%      3     $    28      24     $   259     -89%
 Yacht                   0          0        21      7,373    -100%      0           0       3         768    -100%
                     -----     ------     -----     ------     ----    ---     -------     ---     -------      ---
 Subtotal               29        348       103      8,185     -96%      3     $    28      27     $ 1,027     -97%
                     -----     ------     -----     ------     ----    ---     -------     ---     -------      ---
 Total               4,645     80,626     5,096     94,056     -14%    829     $14,851     818     $14,914       0%
                     =====     ======     =====     ======     ====    ===     =======     ===     =======      ===

         SUMMARY OF PRO FORMA HISTORICAL AND PROJECTED FINANCIAL RESULTS
                              (Dollars in Millions)

                                      Years Ended Sept. 30                 9 Mos. Ended       LTM        YE Sept. 30,
                         -------------------------------------------      --------------     ----      ---------------
                         1999      2000     2001      2002      2003      6/03      6/04     6/04      2005P     2006P
                         ----      ----     ----      ----      ----      ----      ----     ----      -----     -----
Net sales               $182.3    $217.7   $198.5    $176.5    $140.7    $109.1    $92.6    $124.2    $146.5    $164.2
Cost of sales            135.6     164.4    152.2     139.5     113.1      87.1     72.8      98.8     113.4     126.4
                        ---------------------------------------------    ---------------    ------    ----------------
  Gross profit            46.6      53.3     46.4      37.1      27.7      22.0     19.8      25.4      33.1      37.8
Store expenses            25.5      36.0     35.1      32.6      27.7      20.6     17.0      24.1      23.3      26.0
                        ---------------------------------------------    ---------------    ------    ----------------
  Store EBITDA            21.2      17.3     11.3       4.5      (0.1)      1.4      2.8       1.3       9.7      11.8
Corporate exp.(1)          5.5       6.3      6.7       6.4       5.8       4.1      3.5       5.2       3.9       4.3
Adjustments                 --        --       --       3.4       7.3       4.6      3.5       6.1        --        --
                        ---------------------------------------------    ---------------    ------    ----------------
  EBITDA                  15.7      11.0      4.6       1.5       1.4       1.9      2.8       2.2       5.8       7.5
Interest expense           3.8       6.8      6.5       4.0       3.3       2.6      2.1       2.8       2.8       3.2
Deprec. & amort            2.0       2.6      2.9       2.5       2.4       1.9      1.6       2.1       1.6       1.8
Other exp.(inc.)(2)       (0.5)      0.0      0.0       0.2      (0.1)     (0.2)     0.0       0.1      (0.0)     (0.1)
                        ---------------------------------------------    ---------------    ------    ----------------
  EBT                    $10.4      $1.5    ($4.8)    ($5.2)    ($4.2)    ($2.4)   ($1.0)    ($2.8)     $1.5      $2.6
                        =============================================    ===============    ======    ================

(1)   Estimated at 3% of sales for 1999.
(2)   Excludes $.5 from real estate impairment charge in 2004.


                    PROJECTED INCOME STATEMENTS - ALL STORES

                           Years Ending September 30,
                             (Dollars in Thousands)

                                 2005                  2006                  2007                  2008                  2009
                         ------------------    ------------------    ------------------    ------------------    ------------------
                             $          %          $          %          $          %          $          %          $          %
                         ---------    -----    ---------    -----    ---------    -----    ---------    -----    ---------    -----
Net sales                $ 146,468    100.0    $ 164,154    100.0    $ 182,361    100.0    $ 201,479    100.0    $ 221,553    100.0
  Cost of sales            113,410     77.4      126,398     77.0      140,145     76.9      154,635     76.8      169,488     76.5
                         ---------    -----    ---------    -----    ---------    -----    ---------    -----    ---------    -----
Gross profit                33,058     22.6       37,755     23.0       42,217     23.2       46,844     23.3       52,065     23.5
Store operating exp.:
  Gross wages                6,595      4.5        7,196      4.4        7,709      4.2        8,388      4.2        9,109      4.1
  Commissions                4,323      3.0        4,843      3.0        5,380      3.0        5,944      3.0        6,536      3.0
  Insurance                  2,094      1.4        2,347      1.4        2,607      1.4        2,880      1.4        3,167      1.4
  Rent & facilities          4,170      2.8        4,759      2.9        5,263      2.9        5,810      2.9        6,161      2.8
  Promotion & advertising    2,179      1.5        2,442      1.5        2,713      1.5        2,997      1.5        3,296      1.5
  Public comp. &
     prof. svcs              1,050      0.7        1,100      0.7        1,157      0.6        1,210      0.6        1,125      0.5
  Other SG&A                 2,928      2.0        3,281      2.0        3,645      2.0        4,028      2.0        4,429      2.0
                         ---------    -----    ---------    -----    ---------    -----    ---------    -----    ---------    -----
Total store operating exp   23,339     15.9       25,968     15.8       28,474     15.6       31,258     15.5       33,823     15.3
                         ---------    -----    ---------    -----    ---------    -----    ---------    -----    ---------    -----
Store EBITDA                 9,719      6.6       11,788      7.2       13,742      7.5       15,586      7.7       18,242      8.2
  Corporate overhead         3,900      2.7        4,250      2.6        4,500      2.5        4,750      2.4        5,000      2.3
                         ---------    -----    ---------    -----    ---------    -----    ---------    -----    ---------    -----
EBITDA                       5,819      4.0        7,538      4.6        9,242      5.1       10,836      5.4       13,242      6.0
  Interest expense           2,775      1.9        3,168      1.9        3,672      2.0        3,944      2.0        4,233      1.9
  Depreciation and amort     1,611      1.1        1,806      1.1        2,006      1.1        2,216      1.1        2,437      1.1
  Other expense (income)       (28)    (0.0)         (82)    (0.1)         (91)    (0.1)        (101)    (0.1)        (111)    (0.1)
                         ---------    -----    ---------    -----    ---------    -----    ---------    -----    ---------    -----
Earnings before taxes    $   1,460      1.0    $   2,646      1.6    $   3,656      2.0    $   4,776      2.4    $   6,683      3.0
                         =========    =====    =========    =====    =========    =====    =========    =====    =========    =====

                                        2005       2006              2007              2008             2009
                          ------------------------------------------------------------------------------------------
                               $        %          $        %          $        %         $         %         $         %
==========================------------------------------------------------------------------------------------------------
Net sales                  $ 94,741   100.0   $ 109,840   100.0   $ 125,332   100.0   $ 141,599   100.0   $ 158,679   100.0
  Cost of sales              73,093    77.2      84,577    77.0      96,318    76.9     108,677    76.8     121,389    76.5
                           --------   -----   ---------   -----   ---------   -----   ---------   -----   ---------   -----
Gross profit                 21,648    22.9      25,263    23.0      29,014    23.2      32,922    23.3      37,290    23.5

Store operating exp.:

  Gross wages                 4,124     4.4       4,650     4.2       5,110     4.1       5,683     4.0       6,286     4.0
  Commissions                 2,803     3.0       3,250     3.0       3,708     3.0       4,189     3.0       4,695     3.0
  Insurance                   1,353     1.4       1,569     1.4       1,790     1.4       2,023     1.4       2,267     1.4
  Rent & facilities           2,633     2.8       3,107     2.8       3,532     2.8       3,995     2.8       4,474     2.8
  Promotion & advertising     1,250     1.3       1,449     1.3       1,654     1.3       1,868     1.3       2,094     1.3
  Public comp. & prof svcs
                                700     0.7         750     0.7         807     0.6         860     0.6         890     0.6
  Other SG&A                  1,676     1.8       1,975     1.8       2,217     1.8       2,505     1.8       2,807     1.8
                           --------   -----   ---------   -----   ---------   -----   ---------   -----   ---------   -----
Total store operating exp    14,539    15.3      16,750    15.2      18,818    15.0      21,124    14.9      23,512    14.8
                           --------   -----   ---------   -----   ---------   -----   ---------   -----   ---------   -----
Store EBITDA                  7,109     7.5       8,513     7.8      10,196     8.1      11,798     8.3      13,778     8.7
  Corporate overhead          3,350     3.5       3,675     3.3       3,900     3.1       4,275     3.0       4,500     2.8
                           --------   -----   ---------   -----   ---------   -----   ---------   -----   ---------   -----
EBITDA                        3,759     4.0       4,838     4.4       6,296     5.0       7,523     5.3       9,278     5.8

  Interest expense            1,918     2.0       2,361     2.1       2,762     2.2       3,003     2.1       3,260     2.1
  Depreciation and amort      1,117     1.2       1,318     1.2       1,504     1.2       1,699     1.2       1,904     1.2
  Other exp. (inc.) (1)         (28)   (0.0)        (55)   (0.1)        (63)   (0.1)        (71)   (0.1)        (79)   (0.1)
                           --------   -----   ---------   -----   ---------   -----   ---------   -----   ---------   -----
Earnings before taxes      $    752     0.8   $   1,214     1.1   $   2,093     1.7   $   2,891     2.0   $   4,193     2.6
                           ========   =====   =========   =====   =========   =====   =========   =====   =========   =====

(1) Other expense in 2005 excludes $1.5 million of cash exit costs in Florida; no sale or associated gains, losses, or cash flows have been included for the Florida property or equipment.

                      Projected Balance Sheets - All Stores

                               As of September 30,
                             (Dollars in Thousands)

                                            2005      2006      2007      2008      2009
                                            ----      ----      ----      ----      ----
Current assets:                               $         $         $         $         $
                                           -------   -------   -------   -------   -------
  Cash & cash equivalents                  $ 1,193   $ 2,725   $ 5,421   $ 9,432   $15,513
  Accounts receivable                        8,026     8,995     9,992    11,040    12,140
  Inventories                               38,625    42,436    46,441    50,648    55,066
  Other current assets                         979     1,097     1,219     1,346     1,480
                                           -------   -------   -------   -------   -------
Total current assets                        48,822    55,253    63,073    72,466    84,199
  Net property & equipment                  10,506    10,800    10,894    10,778    10,441
  Other assets                               1,000     1,121     1,245     1,376     1,513
                                           -------   -------   -------   -------   -------
Total assets                               $60,328   $67,174   $75,212   $84,620   $96,153
                                           =======   =======   =======   =======   =======
Current liabilities:

  Accounts payable                         $ 4,013   $ 4,497   $ 4,996   $ 5,520   $ 6,070
  Accrued liabilities                        1,918     2,134     2,340     2,569     2,780
  Floor plan                                37,321    41,145    45,147    49,350    53,764
  Notes payable, net                           325       325       325       325       325
  Other                                         87        87        87        87        87
                                           -------   -------   -------   -------   -------
Total current liabilities                   43,664    48,188    52,895    57,851    63,026
  Notes payable, net                         2,601     2,276     1,951     1,626     1,301
  Convertible notes                          1,300     1,300     1,300     1,300     1,300
  Other liabilities                            963       963       963       963       963
                                           -------   -------   -------   -------   -------
Total liabilities                           48,528    52,727    57,109    61,740    66,590
  Shareholders' equity                      11,801    14,447    18,103    22,879    29,563
                                           -------   -------   -------   -------   -------
Total liabilities & shareholders' equity   $60,328   $67,174   $75,212   $84,620   $96,153
                                           =======   =======   =======   =======   =======

                Projected Balance Sheets - Without Florida Stores
                               As of September 30,
                             (Dollars in Thousands)

                                            2005      2006      2007      2008      2009
                                           -------   -------   -------   -------   -------
Current assets:                               $         $         $         $         $
                                           -------   -------   -------   -------   -------
  Cash & cash equivalents                  $   450   $   567   $ 1,701   $ 3,811   $ 7,396
  Accounts receivable                        5,191     6,019     6,868     7,759     8,695
  Inventories                               27,038    30,501    34,148    37,986    42,024
  Other current assets                         743       861       983     1,110     1,244
                                           -------   -------   -------   -------   -------
Total current assets                        33,422    37,948    43,699    50,666    59,359
  Net property & equipment                  10,500    10,782    10,878    10,779    10,475
  Other assets                                 683       792       904     1,021     1,144
                                           -------   -------   -------   -------   -------
Total assets                               $44,605   $49,522   $55,481   $62,466   $70,978
                                           =======   =======   =======   =======   =======
Current liabilities:

  Accounts payable                         $ 2,596   $ 3,009   $ 3,434   $ 3,879   $ 4,347
  Accrued liabilities                        1,195     1,377     1,547     1,736     1,932
  Floor plan                                25,783    29,216    32,812    36,596    40,575
  Notes payable, net                           325       325       325       325       325
  Other                                        250       250       250       250       250
                                           -------   -------   -------   -------   -------
Total current liabilities                   30,149    34,177    38,368    42,786    47,430
  Notes payable, net                         2,601     2,276     1,951     1,626     1,301
  Convertible notes                          1,300     1,300     1,300     1,300     1,300
  Other liabilities                            963       963       963       963       963
                                           -------   -------   -------   -------   -------
Total liabilities                           35,013    38,716    42,582    46,675    50,994
  Shareholders' equity                       9,592    10,806    12,899    15,791    19,984
                                           -------   -------   -------   -------   -------
Total liabilities & shareholders' equity   $44,605   $49,522   $55,481   $62,466   $70,978
                                           =======   =======   =======   =======   =======

                              Travis Product Lines

-----------------------------------------------------------------------------------------------------------
                                                      Typical        Typical         Approx.        % of
      Segment       Brands           Manufacturer     Size           Usage            Price        Sales(1)
-----------------------------------------------------------------------------------------------------------
                    Fisher           Tracker                         Lakes or        $7,500 -
      Aluminum                                        15'- 20'                                          6%
                    Tracker          Tracker                         Rivers         $12,000
-----------------------------------------------------------------------------------------------------------
                    Nitro            Tracker                         Lakes or       $20,000 -
        Bass        Procraft         Tracker          17'- 23'                                         14%
                                                                     Rivers         $30,000
                    Ranger           Genmar
-----------------------------------------------------------------------------------------------------------
                    Fishmaster       Tracker                         Lakes or       $20,000 -
        Bay         Ranger           Genmar           18'- 23'                                         20%
                                                                     Gulf           $40,000
                    Sea Pro          Sea Pro
-----------------------------------------------------------------------------------------------------------
                                                                                    $25,000 -
      Cruiser       Crownline        Crownline        22'- 36' All                                      5%
                                                                                   $150,000
-----------------------------------------------------------------------------------------------------------
      Offshore      Cape Horn        Cape Horn
                    Fishmaster       Tracker                         Ocean or       $25,000 -
                    Mako             Tracker          16'- 45'                                         15%
                                                                     Gulf           $50,000
                    Sea Pro          Sea Pro
                    SeaCraft         Tracker
-----------------------------------------------------------------------------------------------------------
                    Fisher           Tracker                         Lakes or       $15,000 -
      Pontoon                                         20'- 24'                                         10%
                    Tracker          Tracker                         Rivers         $20,000
-----------------------------------------------------------------------------------------------------------
                    Bayliner         Brunswick
                    Caravelle        Caravelle
     Runabout/                                                       Lakes or       $15,000 -
                    Cobalt           Cobalt           17'- 23'                                         30%
        Deck                                                         Rivers         $50,000
                    Crownline        Crownline
                    Stardeck         Starcraft
-----------------------------------------------------------------------------------------------------------

(1) Based on general breakout of sales; actual data may vary slightly.


                   Pro Forma Historical Financial Performance
                             (Dollars in Thousands)

                                       Years Ended Sept. 30                      9 Mos. Ended         LTM
                       ----------------------------------------------------  ---------------------  --------
                          1999       2000      2001       2002       2003       6/03       6/04       6/04
                          ----       ----      ----       ----       ----       ----       ----       ----
Net sales               $ 182.3    $ 217.7   $ 198.5    $ 176.5    $ 140.7    $ 109.1    $  92.6    $ 124.2

Cost of sales             135.6      164.4     152.2      139.5      113.1       87.1       72.8       98.8
                       ----------------------------------------------------  ---------------------  --------
    Gross profit           46.6       53.3      46.4       37.1       27.7       22.0       19.8       25.4

Store expenses             25.5       36.0      35.1       32.6       27.7       20.6       17.0       24.1
                       ----------------------------------------------------  ---------------------  --------
    Store EBITDA           21.2       17.3      11.3        4.5       (0.1)       1.4        2.8        1.3

 Corporate exp. (1)         5.5        6.3       6.7        6.4        5.8        4.1        3.5        5.2
Adjustments                  --         --        --        3.4        7.3        4.6        3.5        6.1

       EBITDA              15.7       11.0       4.6        1.5        1.4        1.9        2.8        2.3

Interest expense            3.8        6.8       6.5        4.0        3.3        2.6        2.1        2.8
  Deprec. & amort           2.0        2.6       2.9        2.5        2.4        1.9        1.6        2.1
 Other exp. (inc.)(2)      (0.5)       0.0       0.0        0.2       (0.1)      (0.2)       0.0        0.1
                       ----------------------------------------------------  ---------------------  --------
        EBT                10.4    $   1.5   ($  4.8)   ($  5.2)   ($  4.2)   ($  2.4)   ($  1.0)   ($  2.7)
                       ====================================================  =====================  ========

----------

(1)   Estimated at 3% of sales for 1999.
(2)   Excludes $.5 from real estate impairment charge in 2004.

                        Summary of Pro Forma Adjustments
                             (Dollars in Thousands)

                                                       Year Ended Sept. 30       9 Months Ended         LTM
                                                       ------------------     -------------------      ------
Restructuring opportunity costs:                        2002        2003      June 03     June 04      June 04
                                                       ------      ------     -------      ------      ------
  Impact of sell-through inventory (less reserve)      $    0      $3,552      $2,487      $    0      $1,065

  Pre-tax loss of stores closed                             0       1,895       1,693           0         202
  Gross profit impact of brand change (1)                   0           0           0       1,200       1,200
  Gross profit impact of transformation
    delay (1)                                               0           0           0         500         500
  Gross profit impact of yacht
     elimination (1)                                        0           0           0         780         780
  Parts/F&I revenue from lost sales                         0           0           0         580         580
                                                       ------      ------      ------      ------      ------
Total restructuring opportunity costs                       0       5,447       4,180       3,060       4,328
Other adjustments:

  Accounts receivable valuation reserve                 2,135       1,301         135         137       1,303
  Inventory valuation reserve                             956         189           0           0         189
  Board restructuring expenses                              0         145         145           0           0
  Debt related expenses                                   130           0           0          88          88
  Public company expenses                                 224         224         168         168         224
                                                       ------      ------      ------      ------      ------
Total Adjustments                                      $3,446      $7,306      $4,628      $3,453      $6,132
                                                       ======      ======      ======      ======      ======

----------
(1) Net of SG&A and commissions.